Filed Pursuant to Rule 424(b)(5)

Registration No. 333-275929 and 333-275929-01

PROSPECTUS

$911,000,000

Porsche Financial Auto Securitization Trust 2026-1
Issuing Entity
Central Index Key Number: 0002149768

Porsche Auto Funding LLC	Porsche Funding Limited Partnership
Depositor	Seller
Central Index Key Number: 0001541507

Porsche Financial Services, Inc.
Sponsor, Originator and Servicer

Central Index Key Number: 0002003320

Porsche Financial Auto Securitization Trust 2026-1 will issue the following asset-backed notes:

You should carefully read the risk factors set forth under “Risk Factors” beginning on page 14 of this prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Porsche Financial Services, Inc., Porsche Funding Limited Partnership, Porsche Auto Funding LLC, the underwriters or any of their affiliates.

	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$200,000,000	4.345%	October 22, 2027
Class A-2a Notes	$225,500,000	4.79%	June 24, 2030
Class A-2b Notes	$100,000,000	SOFR Rate + 0.31%(1)(2)	June 24, 2030
Class A-3 Notes	$325,500,000	5.19%	April 22, 2032
Class A-4 Notes	$60,000,000	5.23%	July 24, 2034
Total	$911,000,000
	Price to Public(3)	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	100.00000%	0.170%	99.83000%
Per Class A-2a Note	99.99905%	0.170%	99.82905%
Per Class A-2b Note	100.00000%	0.170%	99.83000%
Per Class A-3 Note	99.99313%	0.170%	99.82313%
Per Class A-4 Note	99.97599%	0.170%	99.80599%
Total	$910,961,089.90	$1,548,700.00	$909,412,389.90

(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark plus a spread. The benchmark initially will be the “SOFR Rate”. However, the benchmark may change in certain situations. For more information on how interest will be calculated on the Class A-2b notes and the circumstances under which the benchmark may change, see “The Notes—Payments of Interest” in this prospectus.

(2)	If the sum of SOFR Rate + 0.31% is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2b notes, see “The Notes—Calculation of Floating Rate Interest” in this prospectus.

(3)	Plus accrued interest, if any, from the closing date.

•	The notes are payable solely from the assets of the issuing entity, which consist primarily of motor vehicle retail installment sale contracts that are secured by new, certified pre-owned and used automobiles and sport utility vehicles and funds on deposit in the reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 22nd day of each month, or, if the 22nd day is not a business day, the next business day, starting on November 23, 2026.

•	Credit enhancement for the notes offered hereby will consist of a reserve account funded with an initial deposit of not less than 0.25% of the adjusted pool balance as of the cut-off date, excess interest, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount.

•	The issuing entity will also issue a non-interest bearing certificate representing an equity interest in the issuing entity, which is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JOINT BOOKRUNNERS
Wells Fargo Securities	RBC Capital Markets	SOCIETE GENERALE	Truist Securities
Co-Managers
DZ Financial Markets		Scotiabank

The date of this prospectus is September 23, 2026.

i

(continued)

ii

(continued)

iii

(continued)

iv

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Porsche Financial Auto Securitization Trust 2026-1, including terms and conditions that apply to the notes offered by this prospectus.

You should rely only on the information provided in this prospectus, including the information incorporated by reference. If you receive any other information, you should not rely on it. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•	Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page I-1 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Porsche Auto Funding LLC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Porsche Auto Funding LLC, as the depositor of the issuing entity, has filed a registration statement with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

The SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Porsche Financial Services, Inc. (“PFS”), and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its website, which is presently located at https://pivot.usbank.com. Assistance in using this website may be obtained by calling the indenture trustee’s bondholder services group at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the website where the reports are accessible.

v

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. PFS, the seller, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity

The issuing entity will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Porsche Financial Auto Securitization Trust 2026-1” and file number 333-275929-01. Such reports will not be made available on a website by the depositor, the servicer or any other party as these reports can be viewed electronically through the EDGAR system at the SEC’s website described below.

The Depositor

The depositor has filed with the SEC a registration statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein.  This prospectus does not contain all of the information in the registration statement.  The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the dates of filing of the documents. Such information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus. Any information that has been so updated by more recent information shall not, except as so updated, constitute part of this prospectus. We incorporate by reference any current reports on Form 8-K subsequently filed by or on behalf of the issuing entity prior to the termination of the offering.

vi

NOTICE TO INVESTORS: UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM (THE “UK”) TO PERSONS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (II) WHO FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE FINANCIAL PROMOTION ORDER OR (III) TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK (EACH SUCH PERSON BEING REFERRED TO AS A “RELEVANT PERSON”). IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. IN THE UK, THIS PROSPECTUS MUST NOT BE ACTED OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN RELEVANT PERSONS IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024, AS AMENDED (THE “POATRs”) OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY (THE “FCA HANDBOOK”).

The Notes are not intended to be offered, sold, distributed or otherwise made available to (and should not be offered, sold, distributed or otherwise made available to) any uk retail investor in the UK. For these purposes, a “uk retail investor” means a person who IS either one (or both) of the following: (i) not a PROFESSIONAL client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law, and as amended; or (ii) not a qualified investor, as defined in PARAGRAPH 15 OF SCHEDULE 1 TO THE POATRs. Consequently, no DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (the “DISC”) OF THE FCA HANDBOOK for offering, selling or distributing the Notes or otherwise making them available to UK retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any UK retail investor in the UK may be unlawful UNDER THE DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF Regulation (EU) 2017/1129, AS AMENDED (THE “EU PROSPECTUS REGULATION”).

THE NOTES are not intended to be offered, sold, DISTRIBUTED or otherwise made available to (and should not be offered, sold, DISTRIBUTED or otherwise made available to) any EU retail investor in the European Economic Area (THE “EEA”). For these purposes, an “EU retail investor” means a person who is one (or more) of THE FOLLOWING: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, AS AMENDED (“MiFID II”); or (ii) a customer within the meaning of Directive (eu) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in ARTICLE 2 OF the EU prospectus regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014, AS AMENDED (the “EU PRIIPs Regulation”) for offering, selling or

vii

distributing the NOTES or otherwise making them available to eu retail investors in the EEA has been prepared and therefore offering, selling or distributing the NOTES or otherwise making them available to any eu retail investor in the EEA may be unlawful under the EU PRIIPS Regulation.

viii

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

(1)	The certificate, which represents an equity interest in the issuing entity, will initially be issued to the depositor and is not being offered hereby.

ix

Flow of Funds(1)
(Prior to an Acceleration after an Event of Default)

Available Funds

↓

To the servicer, for reimbursement of outstanding advances

↓

↓

Pro rata, (i) to the indenture trustee and the owner trustee, for accrued and unpaid fees, indemnities and expenses up to (A) for the indenture trustee, up to $100,000 per annum in the aggregate, (B) for the owner trustee, up to $75,000 per annum in the aggregate and (ii) to the asset representations reviewer, for accrued and unpaid fees, indemnities and expenses not previously paid by the sponsor up to $50,000 per annum in the aggregate; *provided* that to the extent such cap is exceeded, each party may receive any unused amount of the other parties' cap up to $225,000 per annum in the aggregate

↓

To the noteholders, interest on the notes

↓

↓

To the reserve account,
the amount necessary to increase balance to the required amount

↓

Pro rata, to the indenture trustee, the owner trustee and the asset representations reviewer, for unpaid fees, indemnities and expenses

↓

(1)	For more information regarding priority of payments, see “The Transfer Agreements and the Administration Agreement—Priority of Payments”.

x

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity

Porsche Financial Auto Securitization Trust 2026-1, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sale contracts (“contracts”) that are secured by new, certified pre-owned (“CPO”) and used automobiles and sport utility vehicles.

Depositor

Porsche Auto Funding LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Porsche Funding Limited Partnership, is the “depositor” of the issuing entity. The depositor will sell the receivables to the issuing entity. The depositor or an affiliate of the depositor will be the initial holder of the issuing entity’s certificate.

You may contact the depositor by mail at One Porsche Drive, Atlanta, Georgia 30354.

Servicer and Sponsor

Porsche Financial Services, Inc., a Delaware corporation, which we refer to as “PFS” or the “servicer”, will service the receivables held by the issuing entity and is the “sponsor” of the transaction described in this prospectus.

PFS, as servicer, will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%; (2) one-twelfth (or, in the case of the first payment date, a fraction, the numerator of which is the number of days from but not including the cut-off date to and including the last day of the first collection period and the denominator of which is 360); and (3) the net pool balance of the receivables as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment earnings (net of investment losses and expenses) from the investment of amounts on deposit in the collection account, the principal distribution account and the reserve account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

The servicer, in its sole discretion, may elect to make a payment with respect to the aggregate amount of interest and/or principal to be paid by obligors, with respect to the receivables, for which the original scheduled due date occurred prior to or during the related collection period that remained unpaid at the end of such collection period. We refer to each such payment herein as an “advance”. The transaction documents will prohibit the servicer from making an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable will be repaid, if not otherwise reimbursed, from available funds in the collection account and any amounts available from the reserve account. The servicer will not charge interest on amounts so advanced. For more information about the circumstances where the servicer may elect to make an advance, see “The Transfer Agreements and the Administration Agreement—Advances” in this prospectus.

Originator

PFS will purchase the contracts that will be included in the receivables pool from motor vehicle centers or dealers in the Porsche network (“Centers”). We refer to PFS in such capacity as the “originator”. On or prior to the closing date, PFS will sell all of the receivables to be included in the receivables pool to the seller.

Seller

On the closing date, Porsche Funding Limited Partnership, a Delaware limited partnership, which we refer to as the “seller”, will sell the receivables to

1

be included in the receivables pool to the depositor, and the depositor will sell those receivables to the issuing entity.

Administrator

PFS will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

U.S. Bank Trust Company, National Association, a national banking association, will be the “indenture trustee.”

Wilmington Trust, National Association, a national banking association, will be the “owner trustee.”

Calculation Agent

U.S. Bank Trust Company, National Association, a national banking association, will be the “calculation agent.” The calculation agent will obtain the SOFR Rate and calculate the interest rate for the Class A-2b notes using the method described in the definition of “SOFR Rate” set forth under “The Notes—Payments of Interest.” If the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the administrator will determine an alternative benchmark in accordance with the benchmark replacement provisions described under “The Notes—Calculation of Floating Rate Interest—Effect of Benchmark Transition Event”. The Class A-2b noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

Account Bank

U.S. Bank National Association, a national banking association, will act as the “account bank”. The trust accounts will initially be established and maintained with the account bank.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer.”

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Initial Note Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$200,000,000	4.345%	October 22, 2027
Class A-2a Notes	$225,500,000	4.79%	June 24, 2030
Class A-2b Notes	$100,000,000	SOFR Rate + 0.31%(1)(2)	June 24, 2030
Class A-3 Notes	$325,500,000	5.19%	April 22, 2032
Class A-4 Notes	$60,000,000	5.23%	July 24, 2034

(1)	The Class A-2b notes will accrue interest at a floating rate based on a benchmark plus a spread. The benchmark initially will be the “SOFR Rate”. However, the benchmark may change in certain situations. For more information on how interest will be calculated on the Class A-2b notes and the circumstances under which the benchmark may change, see “The Notes—Payments of Interest” and “—Calculation of Floating Rate Interest” in this prospectus.

(2)	If the sum of SOFR Rate + 0.31% is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2b notes, see “The Notes—Calculation of Floating Rate Interest” in this prospectus.

The Class A-2a notes and the Class A-2b notes are sometimes referred to as the “Class A-2 notes.” The Class A-2a notes rank pari passu with the Class A-2b notes.

The interest rate for each class of notes will be a fixed rate, a floating rate or a combination of a fixed and floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 notes are divided into fixed and floating rate tranches, and the Class A-2a notes are the fixed rate notes and the Class A-2b notes are the floating rate notes. We refer in this prospectus to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

For a description of how interest will be calculated on the floating rate notes, see “The Notes—Calculation of Floating Rate Interest” in this prospectus.

We refer to the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes collectively as the “offered notes” or the “notes”.

The offered notes are issuable in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof, subject to certain exceptions set forth in the indenture. See “The Notes — Delivery of Notes” in this prospectus.

The issuing entity expects to issue the notes on or about September 30, 2026, which we refer to as the “closing date.”

2

THE CERTIFICATE

On the closing date, the issuing entity will also issue a subordinated and non-interest bearing “certificate”, which represents the equity interest in the issuing entity and is not offered hereby. The holder of the certificate, or “certificateholder”, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificate will initially be held by the depositor or an affiliate of the depositor, but the depositor may transfer all or a portion of the certificate to one of its affiliates or sell all or a portion of the certificate on or after the closing date. However, the portion of the certificate retained by the depositor or another majority-owned affiliate of PFS to satisfy U.S. credit risk retention rules will not be sold, transferred subjected to any credit mitigation or hedged except as permitted under, or in accordance with, those rules. See “—Credit Risk Retention” below.

INTEREST AND PRINCIPAL

To the extent of funds available, the issuing entity will pay interest and principal on the notes monthly, on the 22nd day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is November 23, 2026. On each payment date or redemption date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date or redemption date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the Class A-1 notes and the Class A-2b notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

Interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 22nd day of the calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 22nd day of the month in which such payment date occurs and will be due and payable on each payment date.

Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes and the Class A-2b notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2b notes, as applicable will be the product of: (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

The calculation agent will obtain the SOFR Rate for the Class A-2b notes using the method as described under “The Notes—Calculation of Floating Rate Interest”. If the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the administrator will determine an alternative benchmark in accordance with the benchmark replacement provisions described under “The Notes—Calculation of Floating Rate Interest—Effect of Benchmark Transition Event”.

If the sum of the SOFR Rate and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be deemed to be 0.00%. See “The Notes—Payments of Interest” in this prospectus.

The issuing entity will pay interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2a notes, the Class A-3 notes and the Class A-4 notes, as applicable, will be the product of: (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 22nd day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided

3

by 360. Interest payments on all classes of notes will have the same priority.

Principal Payments

The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments of the notes on each payment date based on the amount of collections and defaults on the receivables during the related collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date, except after acceleration of the notes after an event of default, the issuing entity will distribute funds on deposit in the principal distribution account to pay principal of the notes in the following order of priority:

(1)	first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2a noteholders and the Class A-2b noteholders, ratably, until the Class A-2a notes and the Class A-2b notes are paid in full;

(3)	third, to the Class A-3 noteholders, until the Class A-3 notes are paid in full; and

(4)	fourth, to the Class A-4 noteholders, until the Class A-4 notes are paid in full.

For a description of how principal will be distributed following acceleration of the notes after an event of default, see “—Interest and Principal Payments after an Event of Default” below.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Interest and Principal Payments after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal will change from the description in “—Principal Payments” above and “—Priority of Payments” below.

On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the indenture trustee, the owner trustee, the servicer and the asset representations reviewer, interest on the notes will be paid ratably to each class of notes. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes (to be paid pro rata to the Class A-2a notes and the Class A-2b notes), the Class A-3 notes and the Class A-4 notes will receive principal payments, ratably, based on the outstanding principal amount of the Class A-2 notes (to be paid pro rata to the Class A-2a notes and the Class A-2b notes), the Class A-3 notes and the Class A-4 notes until each such class is paid in full. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth under “—Priority of Payments” below and “—Principal Payments” above.

Optional Redemption of the Notes

The depositor will have the right at its option to exercise a “clean-up call” and to purchase (and/or designate one or more other persons to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the net pool balance as of the last day of the related collection period is less than or equal to 10% of the net pool balance as of the cut-off date. We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than liquidated receivables) of the issuing entity on such date. If the depositor purchases the receivables and other issuing entity property (other than the reserve account) the purchase price will equal the unpaid principal amount on the notes plus accrued and unpaid interest thereon up to but excluding that payment date (after giving effect to all distributions made on that payment date) (the “redemption price”) plus accrued and unpaid amounts due to the owner trustee, the indenture trustee and the asset representations reviewer. For the avoidance of doubt, amounts on deposit in the reserve account may be applied by the depositor toward the purchase price. It is expected that at the time this option becomes

4

available to the depositor, only the Class A-4 notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and the remaining available funds after the payments under clauses first through fifth set forth in “—Priority of Payments” below (without regard to any caps set forth therein) would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the indenture trustee, upon written direction from the servicer, will transfer all amounts on deposit in the reserve account to the collection account and (b) the outstanding notes will be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable, that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence and continuation of any one of the following events will constitute an “event of default” under the indenture:

•	default in the payment of any interest on any note when the same becomes due and payable, and such default continues for a period of five (5) business days or more;

•	default in the payment of principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the interests of the noteholders, and such failure continues unremedied for a period of ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and such failure continues unremedied for a period of ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed and in effect for a period of more than ninety (90) consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts secured by a combination of new, CPO and used automobiles and sport utility vehicles. We refer to these contracts as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts as “obligors.”

5

The receivables identified on the schedule of receivables delivered by the seller on the closing date will be transferred by the seller to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables received after the close of business on August 31, 2026, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts evidencing the receivables;

•	any other property securing the receivables;

•	all rights of the originator under agreements with the dealers relating to the receivables;

•	rights to any proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	amounts on deposit in the accounts owned by the issuing entity and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including any investment earnings on amounts on deposit therein);

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

RECEIVABLE REPRESENTATIONS AND WARRANTIES

The seller will make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. A breach of these representations may, subject to certain conditions, result in the seller being obligated to repurchase the related receivable. See “The Transfer Agreements and the Administration Agreement—Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the seller of those representations and warranties.

If the depositor, the issuing entity, the owner trustee (acting at the written direction of the certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) requests that the seller repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the seller, the requesting party will have the right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements and the Administration Agreement—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus, if the aggregate amount of 60-day or more delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by the seller. See “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables as of the cut-off date.

As of the cut-off date, the receivables in the pool had:

•	an aggregate outstanding principal balance of $960,680,871.23;

6

•	a weighted average APR of 7.355%;

•	a weighted average original term to maturity of 71 months; and

•	a weighted average remaining term to maturity of 63 months.

For more information about the characteristics of the receivables in the pool as of the cut-off date, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus.

In addition to the purchase of receivables from the issuing entity in connection with the depositor’s exercise of its “clean-up call” option as described above under “—Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the seller, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” in this prospectus.

PRIORITY OF PAYMENTS

On each payment date, except after acceleration of the notes after an event of default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements and the Administration Agreement—Reserve Account” in this prospectus) in the following amounts and order of priority:

•	first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances, if any;

•	second, to the servicer, the servicing fee, together with any unpaid servicing fees in respect of one or more prior collection periods, and any investment earnings (net of investment losses and expenses);

•	third, pro rata, (i) to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior collection periods), in each case, due and payable under the transaction documents and (ii) to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior collection periods) to the extent not previously paid by the sponsor; provided, that such accrued and unpaid fees, expenses and indemnification amounts payable (A) to the indenture trustee pursuant to this clause third may not exceed, in the aggregate, $100,000 per annum, (B) to the owner trustee pursuant to this clause third may not exceed, in the aggregate, $75,000 per annum and (C) to the asset representations reviewer pursuant to this clause third may not exceed, in the aggregate, $50,000 per annum; provided further that if the accrued and unpaid fees, expenses and indemnification amounts payable to any of the indenture trustee, the owner trustee or the asset representations reviewer exceeds such cap, such party will receive any unused amount of the other parties’ cap up to an amount not to exceed, in the aggregate, $225,000 per annum on the payment date occurring in December of each calendar year;

•	fourth, pro rata, to the noteholders, the accrued interest (as further described under “The Transfer Agreements and the Administration Agreement—Priority of Payments”); provided, that if there are not sufficient funds available to pay the entire amount of accrued interest on the notes, the amounts available will be applied to the payment of such interest on a pro rata basis based on the amount of interest payable to each class of notes;

•	fifth, to the principal distribution account, the principal distribution amounts, if any;

•	sixth, to the reserve account, any additional amount required to increase the amount in the reserve account up to the specified reserve account balance;

•	seventh, pro rata, to the owner trustee, the indenture trustee and the asset representations reviewer, accrued and unpaid fees, expenses and indemnification amounts due and payable under

7

the transaction documents which have not been previously paid pursuant to clause third due solely to the per annum limitation set forth therein; and

•	eighth, any remaining funds will be distributed to or at the direction of the certificateholder.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payments of Principal” in this prospectus.

For a description of the priority of payments after an event of default under the indenture occurs and the notes are accelerated, see “The Indenture—Priority of Payments May Change Upon an Event of Default.”

CREDIT ENHANCEMENT

The credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, excess interest, overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “Risk Factors—The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses and be affected by conflicts of interest between classes—Subordination of certain classes of notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional” and “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

Reserve Account

On the closing date, the depositor will deposit from the proceeds of the sale of the notes an amount equal to at least 0.25% of the adjusted pool balance as of the cut-off date. We use the term “adjusted pool balance” to mean, (i) as of the closing date or the cut-off date, the net pool balance as of the cut-off date minus the yield supplement overcollateralization amount (as described below) for the closing date and (ii) for any payment date, the net pool balance at the end of the related collection period, minus the yield supplement overcollateralization amount (as described below) for that payment date. Collections on the receivables and other available funds, to the extent available after payments and deposits of higher priority are made, will be added to the reserve account on each payment date until the amount on deposit in the reserve account is equal to the specified reserve account balance (as described below).

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount on deposit in the reserve account is less than the specified reserve account balance (as described below), the deficiency will be funded by the deposit of available funds in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. The “specified reserve account balance” will be, on any payment date, at least 0.25% of the adjusted pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through fifth under “—Priority of Payments” above.

Overcollateralization

Overcollateralization represents the amount by which the adjusted pool balance of the receivables exceeds the aggregate outstanding principal amount of the notes.  Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. The initial amount of overcollateralization will be approximately 2.50% of the adjusted pool balance as of the cut-off date (the “overcollateralization amount”). See “The Transfer Agreements and the Administration Agreement—Overcollateralization” in this prospectus.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, indenture trustee and owner trustee fees, expenses and indemnification amounts, asset representations reviewer fees, expenses and indemnification amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and

8

interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of available funds as described under “—Priority of Payments” above.

Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount for any payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and 8.45%.

As of the closing date, the yield supplement overcollateralization amount will be approximately 2.82% of the adjusted pool balance as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to above.

See “The Transfer Agreements and the Administration Agreement—Yield Supplement Overcollateralization Amount” in this prospectus for more detailed information about the yield supplement overcollateralization amount.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, (a) the issuing entity will not be classified as an association or a publicly traded partnership, in each case, taxable as a corporation, and (b) the offered notes (other than notes, if any, owned by: (i) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (iii) a “controlled partnership”

(as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in the preceding clauses (ii) or (iii)) will be treated as debt for United States federal income tax purposes.

Each noteholder of an offered note, by acceptance of such offered note, will agree to treat such offered note as debt for United States federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity or account deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its legal and financial advisors before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

9

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), PFS, as the sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate.  PFS intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest ” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and the certificate to be issued by the issuing entity on the closing date.

The retained eligible horizontal residual interest will take the form of the issuing entity’s certificate. PFS expects the issuing entity’s certificate and the notes to have a fair value of approximately $969,216,765 and the issuing entity’s certificate to have a fair value of approximately $58,216,765, which is 6.01% of the fair value, as of the closing date, of all of the notes and certificate to be issued by the issuing entity on the closing date. The certificate represents 100% of the beneficial interest in the issuing entity. PFS will recalculate the fair value of the notes and the issuing entity’s certificate following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described below under “The Sponsor—Credit Risk Retention.” For a description of the valuation methodology used to calculate the fair values of the notes and the certificate and of the eligible horizontal residual interest set forth in the second preceding sentence, see “The Sponsor—Credit Risk Retention” in this prospectus.  The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificate are described in this prospectus under “The Sponsor—Credit Risk Retention.”

In addition, the depositor or an affiliate thereof may retain some or all of one or more classes of notes.

Either PFS or the depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of PFS on or after the closing date.

The portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR will not be transferred or hedged except as permitted by applicable law.

See “The Sponsor—Credit Risk Retention” in this prospectus.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

None of PFS, the seller, the depositor, the servicer, the sponsor, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the requirements of (i) Regulation (EU) 2017/2402, as amended (the “EU Securitization Regulation”) or (ii) the framework for the regulation of securitization in the United Kingdom (the “UK”) set out in (A) the Securitisation Regulations (B) the Securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, (C) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England and (D) relevant provisions of the Financial Services and Markets Act 2000, each as amended, supplemented or replaced, (collectively, the “UK Securitization Framework”). Furthermore, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action to facilitate or enable compliance by any investor with the requirements of the EU Securitization Regulation or the UK Securitization Framework, or by any person with the requirements of any other law or regulation now or hereafter in effect in the European Union (the “EU”), any member state of the European Economic Area (the “EEA”) or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions.

The arrangements described under “The Sponsor—Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person.

Failure by an investor that is subject to the due diligence requirements of the EU Securitization Regulation or the UK Securitization Framework to comply with such requirements, in either case with respect to an investment in the notes, may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s relevant regulatory authority, including, in the case of an investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by such investor.

10

Consequently, the notes may not be a suitable investment for investors that are subject to the EU Securitization Regulation or the UK Securitization Framework. As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the scope and application of, and compliance with, the EU Securitization Regulation, the UK Securitization Framework and other applicable regulations and the suitability of the notes for investment.

For further information, see “Legal Investment—Requirements for Certain EEA Regulated Investors, UK Regulated Investors and Affiliates”.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the offered notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the offered notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

Registration under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

11

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the potential risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” beginning on page 14.

Risks Relating to the Characteristics, Servicing and Performance of the Receivables Pool Could Result in Delays in Payment or Losses on your Notes.

•	The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

•	The impact of climate change-related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

•	You may suffer losses due to receivables with low contract rates or excessive prepayments.

•	The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the related receivables, which may result in losses on your notes.

•	Vehicle recalls and other quality issues may have an adverse effect on the receivables and the payments and timing of returns on your investment in the notes.

•	The concentration of financed vehicles to particular models could negatively affect your notes.

•	Prepayments on contracts may affect the average life of the notes.

•	CPO, used and electric vehicles included in the receivables pool may incur higher losses than new vehicles, and market factors may reduce the value of CPO, used and electric vehicles, which could result in losses on your notes.

•	The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

•	Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.

•	Because the notes are in book-entry form, your rights can only be exercised indirectly.

•	The notes may not be a suitable investment for you.

•	The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes.

•	Returns on your investments in the notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

Risks Relating to the Limited Nature of the Issuing Entity’s Assets.

•	You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes.

•	You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement or cash flow enhancement.

•	You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.

•	Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.

•	Your notes may not be repaid on their final scheduled payment date, and failure to pay principal on your notes will not constitute an event of default until the final scheduled payment date.

•	Interests of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, which may result in losses on the receivables and reduced payments on your notes.

Risks Relating to PFS or its affiliates and Other Transaction Parties.

•	Adverse legal or regulatory developments with respect to PFS or its affiliates could have an adverse effect on your notes.

•	Adverse events with respect to PFS, its affiliates or third party providers to whom PFS outsources its activities could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes.

12

•	A security breach or a cyber-attack affecting PFS could adversely affect PFS’ business, results of operations and financial condition, which could have an adverse effect on your notes.

•	PFS’ data practices, including the collection, use, sharing, and security of personal and financial information of PFS’ customers, employees, and third-party individuals, are subject to increasingly complex, restrictive, and punitive laws and regulations.

•	Commingling of assets by the servicer could reduce or delay payments on the notes.

•	You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer.

Risks Relating to Macroeconomic, Regulatory or Other External Factors.

•	Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.

•	Failure to comply with consumer protection laws may result in losses on your investment in the notes.

•	The application of the Servicemembers Civil Relief Act and similar state laws may lead to delays in payment or losses on your notes.

•	Federal or state bankruptcy or debtor relief laws as they affect obligors may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

•	Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

•	Bankruptcy of PFS, the seller or the depositor could result in delays in payments or losses on your notes.

•	Bankruptcy of the issuing entity could result in delays in payments or losses on your notes.

•	Financial market disruptions, including as a result of global events, and the absence of a secondary market for the notes could limit your ability to resell your notes.

Risks Relating to the Issuance of Multiple Class of Notes.

•	Subordination of certain classes of notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional.

Risks Relating to the Issuance of a Floating Rate Class of Notes and the Uncertainty Regarding the SOFR Rate.

•	SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR.

•	Any failure of SOFR to gain market acceptance could adversely affect the Class A-2b notes.

•	A decrease in SOFR, including a negative SOFR Rate, would reduce the rate of interest on the Class A-2b notes.

•	The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps or interest rate caps and you may suffer losses on your notes if interest rates rise.

•	Risks related to Compounded SOFR.

•	Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2b notes.

Risks Relating to Certain Tax Aspects relating to the Issuing Entity and the Notes.

•	There is a risk of a taxable deemed exchange of notes if the transaction documents are amended.

•	One or more classes of notes may be issued with original issue discount for federal tax purposes.

•	Non-U.S. persons investing in notes could be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes on account of their own activities.

13

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES POOL COULD RESULT IN DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, a natural or manmade disaster, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), public health concerns (including pandemics), the impact of tariffs or civil unrest in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.” As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Returns on your investments in the notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

As of the cut-off date, based on the billing address of the obligor of the contract, approximately 22.21%, 19.78% and 11.17% of the aggregate outstanding principal balance of the receivables were located in California, Florida and Texas, respectively. No other state accounts for more than 5.00% of the aggregate outstanding principal balance of the receivables as of the cut-off date. Because of the concentration of the obligors in certain states, any adverse economic factors, natural or manmade disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), public health emergencies (including pandemics) or civil unrest in those states may have a greater effect on the performance of the receivables than if the concentration did not exist, which may result in a greater risk of loss on your notes. In particular, climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the risks related to geographic concentration of receivables in the pool.

The impact of climate change-related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

The effects of climate change such as natural disasters or extreme weather conditions (including any predicted increase in the frequency and range of natural disasters and extreme weather conditions as a result of climate change) in the locations where obligors work or reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables in such states. See “—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.”  Further, the pricing of CPO and used vehicles is affected by, among other factors, consumer preferences, which may be impacted by consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity) or legislation relating to emissions and fuel efficiency. An increase in the supply or a decrease in the demand for CPO and used vehicles may impact the resale value of the financed vehicles securing the receivables. See “—CPO, used and electric vehicles included in the receivables pool may incur higher losses than new vehicles and vehicles with internal combustion engines, and market factors may reduce the value of CPO, used and electric vehicles, which could result in losses on your notes.”

14

Further, the implementation of new or revised laws or regulations designed to address or mitigate the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have a significant impact on the servicer, the sponsor, the depositor and the issuing entity (including as a result of an adverse impact generally on the auto finance and resale markets) and could adversely affect the timing and amount of payments on your notes. See “—Adverse events affecting the servicer, its affiliates or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes—Adverse legal or regulatory developments with respect to PFS or its affiliates could have an adverse effect on your notes” and “—Adverse events with respect to PFS, its affiliates or third party providers to whom PFS outsources its activities could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes.”

Consequently, the impact of climate change-related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

You may suffer losses due to receivables with low contract rates or excessive prepayments.

The receivables pool includes receivables that have contract rates that are lower than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the amount of funds available to make payments on the notes.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the related receivables, which may result in losses on your notes.

There can be no assurance at any time that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable. Further, the rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered to be new. In addition, if an obligor receives a deferral of all or part of a payment, it would slow the amortization of the outstanding principal balance of the related receivable and could cause the outstanding principal balance of the receivable to exceed the value of the financed vehicle. As a result, it is likely that the principal balance of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. If an obligor has not made significant payments on their contract and thus lacks any significant equity in their vehicle, such obligor may be more likely to default in their payment obligations and surrender their vehicle if their personal financial conditions change. A default during the earlier years of a receivable’s term is more likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on that receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables can have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Although the frequency of delinquencies and defaults can be greater for receivables secured by CPO and used vehicles, loss severity can be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above particularly when there is also a decline in CPO and used vehicle prices. Furthermore, specific models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in CPO and used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer, the termination of dealer franchises by a manufacturer or a vehicle recall.

The pricing of CPO and used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer preferences (including preferences that may change quickly based on factors such as technological improvements, fuel costs, legislation relating to emissions and fuel efficiency, the availability of charging stations for electric vehicles, an actual or perceived increase in extreme weather or consumer perceptions of climate change, consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity) and consumer trends), economic factors, fuel costs, marketing incentives, the introduction and pricing of new vehicle models,

15

vehicle recalls or other potential defects, service campaigns and other factors, including concerns about the viability of the related vehicle manufacturer, an actual failure or bankruptcy of the related vehicle manufacturer and/or other factors, including the certain vehicle quality issues or the discontinuation of vehicle models or brands. Significant increases in the inventory of CPO and used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect CPO and used vehicle prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of CPO and used vehicles, resulting in increased losses upon disposition of returned or repossessed vehicles that may result in losses on your notes. Further, the insolvency of a manufacturer or ratings downgrade of a manufacturer may negatively affect CPO and used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for CPO and used vehicles may impact the resale value of the financed vehicles related to the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles.

Vehicle recalls and other quality issues may have an adverse effect on the receivables and the payments and timing of returns on your investment in the notes.

From time to time, vehicle manufacturers or their suppliers may discover that the manufacture, design or performance of a vehicle system or component might affect the safety or other features of the vehicle, including compliance with applicable safety or emissions regulations and standards or applicable U.S. customs rules. In such cases, the manufacturer, in consultation with the National Highway Traffic Safety Administration (“NHTSA”), the U.S. Environmental Protection Agency (the “EPA”), the California Air Resources Board (the “CARB”) and/or U.S. Customs and Border Protection (the “CBP”), as applicable, may recall the affected vehicles to perform a remedy addressing the identified concern. In certain limited cases, such recalls may give rise to the obligor having the right to rescind or terminate its contract or an obligation of the related vehicle manufacturer to repurchase the related recalled vehicle.

In addition, recalls or other service campaigns could cause a temporary suspension of sales of the affected vehicles until completion of any necessary repairs, which may cause a delay of the timing of the sales of returned or repossessed vehicles in the used car markets. Recalls or other quality issues may also cause a decrease in demand for the affected vehicles in the CPO and used vehicle market, which may cause a decline in values of those vehicles. Declines in values of CPO and used vehicles could cause an increase in credit losses. If any of these events materially affect collections on the receivables securing your notes, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Further, many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  A successful claim under a lemon law could result in, among other things, the termination of the receivable and/or the requirement that a portion of payment previously paid by the obligor be refunded. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

In August 2024, NHTSA published a supplemental initial decision that could result in a future recall of vehicles equipped with certain frontal driver and/or passenger air bag inflators manufactured by ARC Automotive Inc. and Delphi Automotive Systems LLC. The supplemental initial decision reiterated NHTSA’s preliminary conclusion that those airbag inflators, and vehicles in which those inflators were installed, contain a defect related to motor vehicle safety. Following submission of written comments by PCNA and other motor vehicle and motor vehicle equipment manufacturers, in December 2024, NHTSA announced that it would conduct additional investigation of the issues analyzed in the supplemental initial decision. That additional investigation is ongoing as of this date. If, following this investigation, NHTSA decides to proceed to a final decision ordering a recall of vehicles containing these inflators, certain of the financed vehicles securing the receivables may be subject to such recall (depending on the final parameters of the potential recall and depending on the outcome of judicial challenges to the decision, if any). Investors should monitor news reports for further developments.

16

Further, vehicle recalls or other quality issues may affect the brand recognition and brand reputation of Porsche, which can cause a decrease in demand for Porsche vehicles in the CPO and used vehicle market, which may cause a decline in values of those vehicles. Obligors selling their vehicles as a result of a decline in the brand reputation of Porsche could lead to early prepayments of the receivables, and you may receive payments on your notes earlier than expected. See “—Returns on your investments in the notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.” A decline in the resale value of CPO and used vehicles could cause an increase in credit losses if such vehicles are repossessed. See “—CPO, used and electric vehicles included in the receivables pool may incur higher losses than new vehicles and vehicles with internal combustion engines, and market factors may reduce the value of CPO, used and electric vehicles, which could result in losses on your notes.”

The vehicles securing the receivables in the pool may be the subject of existing or future vehicle recalls, service campaigns or warranty extensions. Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of CPO and used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes. In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected.

The concentration of financed vehicles to particular models could negatively affect your notes.

As of the cut-off date, the 911 GTX and 911 GTS models represent approximately 20.08% and 13.73%, respectively, of the aggregate outstanding principal balance of the receivables in the pool. No other model line accounts for more than 10.00% of the aggregate outstanding principal balance of the receivables in the pool as of the cut-off date. Any adverse change in the value of a specific model type (including due to a vehicle recall or other quality issues) would reduce the prices at which recalled or repossessed motor vehicles may be sold or delay the timing of those sales. As a result, you may incur a loss on your investment in the notes. See “—Vehicle recalls and other quality issues may have an adverse effect on the receivables and the payments and timing of returns on your investment in the notes.”

Prepayments on contracts may affect the average life of the notes.

If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepayment period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent. While the servicer may elect to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the prepaid principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid contract is not amortizing as described above, the weighted average life of the notes may be extended.

17

CPO, used and electric vehicles included in the receivables pool may incur higher losses than new vehicles and vehicles with internal combustion engines, and market factors may reduce the value of CPO, used and electric vehicles, which could result in losses on your notes.

Some of the receivables are secured by financed vehicles that were CPO or used vehicles at the time of purchase by the applicable obligor. Because the value of a CPO or used vehicle may be more difficult to determine than that of a new vehicle, a greater loss may be incurred if a CPO or used vehicle must be repossessed and sold. See “The Receivables Pool—Composition of the Receivables in the Pool as of the Cut-Off Date.”

Vehicles that are repossessed are typically sold to the Centers or at vehicle auctions as CPO or used vehicles pursuant to customary servicing practices.  The pricing of CPO and used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives, legislation relating to emissions and fuel efficiency, the possibility of vehicle recalls or other quality issues affecting the related vehicle models or brands and other factors that are beyond the control of the issuing entity, the depositor or the servicer.  Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect CPO and used vehicle prices, particularly those for the same or similar models.  Adverse conditions affecting one or more automotive manufacturers, including any that could result from vehicle recalls or other quality issues, may negatively affect CPO and used vehicle prices for vehicles manufactured by that company, as described under “—Vehicle recalls and other quality issues may have an adverse effect on the receivables and the payments and timing of returns on your investment in the notes” above. In addition, the introduction of discount pricing incentives or other marketing incentive programs to encourage the purchase of new vehicles could result in reducing the demand for, and value of, CPO and used vehicles.

Consumer preferences relating to CPO and used vehicles can change rapidly and can be influenced by a variety of economic and social factors, such as the current or anticipated future costs of gasoline.  An actual or perceived increase in extreme weather or consumer perceptions of climate change, particularly when combined with predictions that those effects may continue to grow and intensify in both the short and long term, could influence consumer efforts to mitigate or reduce climate change-related events by purchasing or leasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity). See “—The impact of climate change-related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.”

A decrease in demand for CPO and used vehicles may adversely affect the resale value of repossessed vehicles, which in turn could result in increased losses on the related receivables.

Additionally, some of the receivables in the receivables pool are electric vehicles. A confluence of geopolitical and economic factors could further decrease consumer demand and could disproportionately reduce the resale value of electric vehicles. More specifically, slower-than-expected adoption of electric vehicles, including as a result of increasing consumer preferences for hybrid vehicles, could have an adverse effect on the wholesale value of electric vehicles, which also could result in the resale value of vehicles that are electric vehicles being lower than expected. Further, electric vehicles have limited performance history and their vehicle values may experience greater volatility, which may adversely affect vehicle values and increase losses, especially if electric vehicle supply outpaces consumer and business demand. Receivables where the underlying vehicle is an electric vehicle may be negatively impacted if such vehicles were to contain defects in design or manufacture that would cause them not to perform as expected or to require repair. The value of an electric vehicle is largely based on the value of the related battery. If the battery is not functioning at an optimal level (due to age or other reasons), the actual or perceived useful life of the battery is limited or there are perceived risks associated with the battery, there could be a significant adverse effect on the value of the vehicle. A decrease in the demand for electric vehicles or a decline in the price at which an electric vehicle may be sold may adversely affect the resale value of the financed vehicles securing the receivables. A decline in the resale value of electric vehicles could cause an increase in credit losses if such vehicles are repossessed and you may suffer a loss on your investment in the notes. Additionally, decreases in the value of such vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. See “—The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the related receivables, which may result in losses on your notes.”

18

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

Although the servicer is obligated to service the receivables in accordance with its customary servicing practices, the servicer has broad discretion in servicing the receivables, including the ability to grant payment extensions and deferrals and to determine the timing and method of collection (including whether or not to repossess the related financed vehicle) and liquidation procedures. The servicer, in its own discretion, may permit an extension on, or a deferral of, payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. See “Origination and Servicing Procedures” in this prospectus. Payment deferrals, extensions or other modifications to the receivables or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of any class of notes and reduce the yield on your notes.

In addition, the customary servicing practices may change from time to time and those changes could reduce collections on the receivables. Although the customary servicing practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been transferred to the issuing entity, the servicer is not obligated to maximize collections from the receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary servicing practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

In addition, supply chain issues related to the availability of new, CPO and used vehicles and the related fluctuating consumer demand for new, CPO and used vehicles may impact the resale value for repossessed vehicles. If, for any reason, the servicer is (i) delayed in repossessing a vehicle, (ii) unable to sell repossessed vehicles in a timely manner or (iii) unable to sell repossessed vehicles for an amount greater than the aggregate outstanding principal amount of the related receivables, you could experience increased losses on the related receivable and your notes.

Credit scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.

A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default on its payment obligations than a borrower with a lower score. Credit scores, including the credit score data presented in this prospectus, reflects credit scores for obligors obtained at the time of acquisition from the originating Center of their contracts, and do not account for changes in obligors’ credit profiles subsequent to the date as of which such scores are obtained or calculated. Consequently, information regarding credit scores for the receivables in the pool of receivables as of the cut-off date presented in “The Receivables Pool—Composition of the Receivables in the Pool as of the Cut-Off Date” should not be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool—Delinquencies, Net Credit Loss and Repossession Experience” was affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to the servicer’s managed portfolio of contracts may not reflect actual experience with respect to the receivables in the receivables pool. The servicer has experienced variability (including increases) in delinquencies and repossessions on its motor vehicle retail installment sale contract portfolio, which variability may continue. Further, the prices of CPO and used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable, and declines in CPO and used vehicle prices will result in increased credit losses on defaulted receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables may be better or worse than that set forth in this prospectus with respect to the servicer’s managed portfolio.

19

In addition, the customary servicing practices have changed over time and may change from time to time in the future, and those changes could reduce collections on the receivables. As a result, the delinquency and credit loss experience presented in this prospectus with respect to the servicer’s managed portfolio of motor vehicle retail installment sale contracts or the static pool information may not reflect actual experience with respect to the receivables in the receivables pool. If the performance of the receivables in the receivables pool is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Because the notes are in book-entry form, your rights can only be exercised indirectly.

Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States or Clearstream Banking société anonyme (in Europe or Asia). Transfers of interests in the notes within The Depository Trust Company or Clearstream Banking société anonyme must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder,” as such term is used in the indenture and the trust agreement except in the limited circumstances relating to an investor vote with respect to an asset representations review. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company or Clearstream Banking société anonyme and to take other actions that require a physical certificate representing the note.

The notes may not be a suitable investment for you.

The notes are not a suitable investment for you if you require a regular or predictable schedule of payments. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, residual value, default and market risk, the tax consequences of an investment in the notes or payment on any specific date and the interaction of these factors.

The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes.

Ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by the final scheduled payment date for that class of notes. A rating agency may revise or withdraw its ratings at any time in its sole discretion, and the ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes, including as a result of losses on the receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis or due to general adverse trends in the economy. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to take any action to maintain any ratings of the notes. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected. Notes issued in connection with an asset-backed securitization program sponsored by the sponsor may be placed under review for downgrade or may be downgraded at any time by certain or all of the rating agencies hired to rate those notes.

It is possible that, on, prior to or after the closing date, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. None of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued before or after the date of this prospectus and you should consult with your financial and legal advisors regarding the impact of an unsolicited rating on any class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your notes may be adversely affected.

20

Further, it may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the Hired Agencies for their rating services. The perceived conflict of interest may have an adverse effect on the market value of your notes and the ability to resell your notes.

Returns on your investments in the notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

You may receive payments on your notes earlier or later than you expected, which may adversely affect your ability to reinvest amounts paid to you at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date.

The amount of distributions of principal of your notes and the time when you receive those distributions depend in part on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments (including as a result of refinancing) or defaults of the receivables. Additionally, if the seller or the servicer is required to repurchase or purchase, as applicable, receivables from the issuing entity because of a breach of an applicable representation, warranty or covenant as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” and “The Transfer Agreements and the Administration Agreement—Representations and Warranties,” payment of principal on the notes will be accelerated.

Additionally, the occurrence of an optional redemption event or events of default resulting in acceleration of the notes may result in repayment of the notes prior to the final scheduled payment date for one or more classes of notes. If the receivables are sold upon exercise of a “clean-up call” by the depositor, the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

THE ISSUING ENTITY HAS LIMITED ASSETS, AND DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES COULD ARISE FROM SHORTFALLS OR DELAYS IN AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes.

Your notes are secured solely by the assets of the issuing entity. Your notes will not represent an interest in or obligation of the seller, the sponsor, the servicer, the depositor or any of their respective affiliates. None of the seller, the sponsor, the servicer or the depositor are obligated to make any payments to you on your notes or guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and any credit enhancement or cash flow enhancement for the notes specified in this prospectus. These amounts, together with other payments and collections in respect of the receivables, may not be sufficient to make full and timely distributions on your notes. If delinquencies and losses create shortfalls which exceed the available credit enhancement or cash flow enhancement, you may experience delays or reductions in payments on your notes and you could suffer a loss.

21

You may experience a loss if defaults on the receivables and related losses exceed the available credit enhancement or cash flow enhancement.

The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with its right to payments under any credit enhancement and available funds in certain accounts. The notes represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity unless otherwise indicated in this prospectus. Accordingly, you will rely primarily upon collections on the receivables owned by the issuing entity for and, to the extent available, any credit enhancement for the issuing entity, including amounts on deposit in the reserve account or similar account. Funds on deposit in the reserve account or similar account will cover shortfalls due to delinquencies and losses on the receivables up to a certain level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your notes, you may experience delays in payments due to you and you could suffer a loss on your notes.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.

If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity. As a result:

•	you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

•	your notes may be repaid earlier than scheduled, which will involve the prepayment risks described under “—Returns on your investments in the notes may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal amount of the notes to be paid before the related final scheduled payment date will involve the prepayment risks described above.

Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.

The seller will make limited representations and warranties under the purchase agreement regarding the characteristics of the receivables to be transferred to the issuing entity. The seller will be obligated to repurchase from the issuing entity (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interests of the depositor, the issuing entity or the noteholders in such receivable). For example, a repurchase obligation could arise if fraud by an obligor were to result in a breach of a representation. Additionally, PFS, as servicer, will be obligated to purchase a receivable from the issuing entity if the servicer makes certain modifications to the receivable or if the servicer breaches certain servicing covenants (and such breach is not cured and materially and adversely affects the interests of the issuing entity or the noteholders in such receivable). However, the representations and warranties made by the seller and the covenants made by PFS are not a guarantee of performance and do not protect the issuing entity from all risks that could impact the performance of the receivables, including risks related to adverse economic developments. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the seller or PFS will be obligated to repurchase a receivable under such circumstances, the seller or PFS may not be financially in a position to fund its repurchase obligation and you could suffer a loss.

22

Your notes may not be repaid on their final scheduled payment date, and failure to pay principal on your notes will not constitute an event of default until the final scheduled payment date.

It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled payment dates, but the amount of principal required to be paid to the noteholders will be limited to cash available in the collection account and the reserve account, and no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled payment date. Therefore, the failure to pay principal of your notes on any payment date will not result in the occurrence of an event of default until the stated maturity date for your notes. See “The Indenture—Rights Upon Event of Default”. Under certain circumstances, including when required by applicable law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance or in accordance with its customary servicing practices, the servicer may accept a payment in full and waive any deficiency. As a result, there may not be sufficient collections to make payments on the notes. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled payment date for that class.

Interests of other persons in the receivables and financed vehicles could be superior to the interests of the issuing entity, which may result in losses on the receivables and reduced payments on your notes.

Each receivable is secured at origination by the related financed vehicle. Although the receivables will be transferred to the issuing entity and pledged to the indenture trustee, the lien certificates or certificates of title relating to the financed vehicles securing the receivables will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. Additionally, the issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor the seller will have any obligation to purchase or repurchase, respectively, a receivable if liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor result in the loss of the priority of the security interest in the financed vehicle.

If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The servicer may not be able to repossess and liquidate a financed vehicle if the security interest in that vehicle created by the receivable is not perfected at the time of repossession, which could result in higher losses on defaulted receivables and reduced collections available to make payments on your notes. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The servicer, as custodian of the receivables, will maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. The servicer could also lose possession or control of the contracts through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). As a result, the issuing entity’s interest in the receivable could be subordinate to that of another person or the authoritative copy of the contract may be modified or duplicated. Furthermore, if the servicer, as custodian of the receivables, becomes the subject of a bankruptcy, insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payments to you or an acceleration of the repayment of the notes.

23

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles or in the receivables may affect the issuing entity’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your notes.

ADVERSE EVENTS AFFECTING THE SERVICER, ITS AFFILIATES OR OTHER TRANSACTION PARTIES COULD RESULT IN LOSSES ON YOUR NOTES OR REDUCE THE MARKET VALUE OR LIQUIDITY OF YOUR NOTES.

Adverse legal or regulatory developments with respect to PFS or its affiliates could have an adverse effect on your notes.

PFS and its affiliates (including Dr. Ing. h.c. F. Porsche Aktiengesellschaft (“Porsche AG”), the sponsor’s ultimate parent) are parties to, or are periodically otherwise involved in, reviews, investigations and proceedings (both formal and informal), and information-gathering requests, by government agencies, including the U.S. Department of Justice (the “DOJ”), and various state authorities and are from time to time subject to class action litigation or similar legal proceedings.

Porsche AG is party to other legal actions and investigations in and outside the United States, and further regulatory proceedings, environmental, consumer, product-related and investor claims could be raised against Porsche AG in the future in various jurisdictions worldwide. These proceedings and actions and the publicity surrounding them could have an adverse effect on your notes, even in circumstances where neither we nor the sponsor is a party to or otherwise involved in the proceedings or other actions. For example, regulatory and legal actions against Porsche AG, Porsche Cars North America, Inc. (“PCNA”), the sponsor or other affiliates of the sponsor related to the manufacture and sale of affected vehicles may result in reputational damage to Porsche AG and PCNA, as well as to the “Porsche” brand.  The pricing of CPO and used vehicles is affected by the supply and demand for those vehicles. If the demand for CPO and used Porsche vehicles decreases as a result of the issues arising after any regulatory or legal actions or other factors, the resale value of the financed vehicles may also decrease. Further, these and any other reviews, investigations, examinations and proceedings (whether formal or informal) and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, may result in adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor or any of its subsidiaries or affiliates to perform its duties under the transaction documents.

Adverse events with respect to PFS, its affiliates or third party providers to whom PFS outsources its activities could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes.

Adverse events with respect to PFS or any of its affiliates or third party providers to whom it outsources its activities could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the servicer’s control, such as natural disasters, civil unrest, labor strikes, cyber-attacks, political instability, armed conflict, military conflict, public health emergencies, tariffs, and economic disruptions, particularly to the extent such events affect the servicer’s business or operations. Further, the failure of certain third parties that the servicer and sponsor rely on to deliver products and services to support their business to fully perform their obligations in a timely manner could adversely impact the servicer’s or sponsor’s ability to operate its business or perform their respective obligations under the transaction documents or could cause a disruption in collection activities with respect to the receivables owned by the issuing entity. In addition, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

Similarly, if the seller, becomes unable to repurchase any receivables which do not comply with representations and warranties about the receivables made by the seller (for example, representations relating to the compliance of the receivables with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction

24

in the market value of the related asset-backed securities. For example, PFS is an indirect subsidiary of Porsche AG. Although Porsche AG is not guaranteeing the obligations of the issuing entity, if Porsche AG ceased to manufacture vehicles or support the sale of vehicles or if Porsche AG faced financial or operational difficulties, such events may reduce the market value of Porsche brand vehicles, and ultimately the amount realized on any Porsche vehicle repossessed following an obligor’s default under the related receivable.

The sponsor relies upon its ability to sell securities in the asset-backed securities market and upon its ability to access various credit facilities to fund its operations. As discussed under “—Macroeconomic, regulatory and other external factors could result in losses on your notes or reduce the market value or liquidity of your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes,” the global credit and financial markets have recently experienced, and may continue to experience, significant disruption and volatility. If the sponsor’s access to funding is reduced or if the sponsor’s costs to obtain such funding significantly increases, the sponsor’s business, financial condition and results of operations could be materially and adversely affected which could adversely affect the sponsor’s ability to perform its obligations under the transaction documents, including as servicer.

Additionally, the ability of the servicer to perform its obligations under the transaction documents will depend, in part, on its ability to store, retrieve, process and manage substantial amounts of information. Any failure or interruption of the servicer’s information systems or any third party information systems on which it relies as a result of inadequate or failed processes or systems, human errors, employee negligence or misconduct, catastrophic events, network outages, utility outages, electronic or physical infrastructure outages, external or internal security breaches, acts of vandalism, hardware or software failures, computer viruses, malware, ransomware, misplaced or lost data or other events could disrupt the servicer’s normal operating procedures, could damage its reputation, could lead to significant costs to remediate and could have an adverse effect on its business, results of operations and financial condition.

From time to time, the servicer may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with any updates or transitions, the servicer has experienced, and in the future may experience, disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training. These and other implementation-related difficulties may contribute to higher delinquencies, servicing inefficiencies, data processing issues, manual intervention to supplement or correct systems issues and the need for further updates to the servicing systems. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced in connection with a failure or interruption of information systems, and any disruptions in servicing activities may have an adverse effect on your notes.

For example, PFS’ servicing systems are fully hosted, end-to-end, with one service provider, defi AUTO, LLC (“defi”), which provides a software solution to PFS to carry out loan originations, funding and back-office and customer facing services. While defi has a multi-layered business continuity plan and PFS participates in yearly disaster recovery testing, due to PFS’ reliance on defi, the adverse events described above relating to third party providers could impact defi and materially and adversely affect the servicer’s business, financial condition and results of operation, as well as the servicer’s ability to service the receivables, resulting in an increased risk of loss on the notes.

Further, many companies (including the servicer) have seen an increase in the number and range of cyber-attacks, which, if successful, could give rise to the loss of significant amounts of sensitive information and the disablement of the information technology systems used to service obligors on the receivables and other obligors. The servicer may incur significant costs in attempting to protect against such attacks or remediate any vulnerability or resulting breach. If the servicer fails to effectively manage cyber-security risk or is required to devote significant resources towards doing so, this could materially and adversely affect its business, financial condition and results of operation, as well as the servicer’s ability to service the receivables, resulting in an increased risk of loss on the notes.

Furthermore, if the seller or the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an

25

acceleration of the repayment of the notes. See “—Macroeconomic, regulatory and other external factors could result in losses on your notes or reduce the market value or liquidity of your notes—Bankruptcy of PFS, the seller or the depositor could result in delays in payments or losses on your notes” below.

A security breach or a cyber-attack affecting PFS could adversely affect PFS’ business, results of operations and financial condition, which could have an adverse effect on your notes.

PFS collects and stores certain personal and financial information from customers, employees, and other third parties.  Security breaches or cyber-attacks involving PFS’ systems or facilities, or the systems or facilities of third party providers, could expose PFS to a risk of loss of personal information of customers, employees and third parties or other confidential, proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-financial costs, all of which could potentially have an adverse impact on PFS’ future business with current and potential customers, results of operations and financial condition.

PFS relies on encryption and other information security technologies licensed from third parties to provide security controls necessary to help in securing online transmission of confidential information pertaining to customers, employees, and other aspects of PFS’ business.  Advances in information system capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology that PFS uses to protect sensitive data.  A party who can circumvent PFS’ security measures by methods such as hacking, fraud, trickery, or other forms of deception could misappropriate proprietary information or cause interruption in PFS’ operations.  PFS may be required to expend capital and other resources to protect against such security breaches or cyber-attacks or to remediate problems caused by such breaches or attacks.  PFS’ security measures are designed to protect against security breaches and cyber-attacks, but PFS’ failure to prevent such security breaches and cyber-attacks could subject PFS to liability, decrease PFS’ profitability and damage PFS’ reputation.  Even if a failure of, or interruption in, PFS’ systems or facilities is resolved timely or an attempted cyber incident or other security breach is avoided or thwarted, it may require PFS to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose PFS to reputational harm. See also “—Adverse events with respect to PFS, its affiliates or third party providers to whom PFS outsources its activities could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes”.

PFS could also be subjected to cyber-attacks that could result in slow performance and loss or temporary unavailability of PFS’ information systems.  Information security risks have increased because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions, and the increased sophistication and activities of state-sponsored actors, organized crime, perpetrators of fraud, terrorists, and others.  In addition, PFS may have increased cyber-security risks and increased vulnerability to security breaches and other information technology disruptions because of increased remote or hybrid work arrangements. PFS may not be able to anticipate or implement effective preventative measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources.  The occurrence of any of these events could have a material adverse effect on PFS’ business, results of operations and financial condition, could adversely affect PFS’ ability to service the receivables and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.

PFS’ data practices, including the collection, use, sharing, and security of personal and financial information of PFS’ customers, employees, and third party individuals, are subject to increasingly complex, restrictive, and punitive laws and regulations.

Under current laws, the failure to maintain compliant data practices could result in consumer complaints and regulatory inquiry, resulting in civil or criminal penalties, as well as brand impact or other harm to PFS’ business.  In addition, increased consumer sensitivity to real or perceived failures in maintaining acceptable data practices could damage PFS’ reputation and deter current and potential customers from using PFS’ products and services. For example, well-publicized allegations involving the misuse or inappropriate sharing of personal information have led to expanded governmental scrutiny of practices relating to the safeguarding of personal information and the use or sharing of personal data by companies in the U.S. and other countries.  That scrutiny has

26

in some cases resulted in, and could in the future lead to, the adoption of stricter laws and regulations relating to the use and sharing of personal information. For example, some states have enacted, and others are considering enacting data protection regimes that grant consumers broad new rights including access to, deletion of, and limiting the sharing of personal information that is collected by businesses and requiring regulated entities to establish measures to identify, manage, secure, track, produce, update, and delete personal information. In some jurisdictions, these laws and regulations provide a private right of action that would allow customers to bring suit directly against PFS for certain violations of these laws and regulations. These types of laws and regulations could prohibit or significantly restrict financial services providers such as PFS from sharing information among affiliates or with third parties such as vendors, and thereby increase compliance costs, or could restrict PFS’ use of personal data when developing or offering products or services to customers.  These restrictions could inhibit PFS’ development or marketing of certain products or services or increase the costs of offering them to customers.  In addition, these laws are state specific and have specific details that are not uniform state-to-state. The cost of compliance with these laws and regulations will likely increase in the future.  Any failure to comply with applicable privacy or data protection laws and regulations could result in requirements to modify or cease certain operations or practices, significant liabilities or fines, penalties, or other sanctions, which could adversely affect PFS’ ability to service the receivables and perform its other obligations under the transaction agreements and could have an adverse effect on your notes.

Commingling of assets by the servicer could reduce or delay payments on the notes.

Subject to the satisfaction of certain conditions set forth in this prospectus, the servicer may be able to commingle funds relating to the transaction such as collections from the contracts and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on the business day prior to the day on which the funds are needed to make the required distributions to noteholders as further described under “The Transfer Agreements and the Administration Agreement—The Accounts” in this prospectus. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds or if the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer.

Upon the occurrence of a servicer replacement event, the indenture trustee, at the direction of holders of notes evidencing not less than 66⅔% of the aggregate outstanding principal amount of the outstanding notes, will terminate the servicer. It may be expensive to transfer servicing to a successor servicer and a successor servicer may not be able to service the receivables with the same degree of skill as the servicer. In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in losses or delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer and it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or the inability to locate a replacement servicer may result in the disruption of normal servicing activities, increased delinquencies and defaults on the receivables and delays or reductions in payments on your notes.

27

MACROECONOMIC, REGULATORY AND OTHER EXTERNAL FACTORS COULD RESULT IN LOSSES ON YOUR NOTES OR REDUCE THE MARKET VALUE OR LIQUIDITY OF YOUR NOTES.

Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline and high energy prices), increased consumer indebtedness (including of obligors on the receivables), lack of available credit, increased state, local or federal taxation, the rate of inflation (such as the recent increase in inflation), consumer perceptions of the economy, tariffs, as well as other factors, such as terrorist events, civil unrest, armed conflicts, military conflicts, cyber-attacks, public health emergencies, extreme weather conditions or significant changes in the political environment and/or public policy could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables.  The issuing entity’s ability to make payments on the notes could be adversely affected if obligors were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs for obligors.

The United States has in the past experienced, and may in the future experience, a recession or period of economic contraction or volatility. The outlook for the U.S. economy remains uncertain, and there could be increases in the level of unemployment claims, economic contraction or volatility and the rate of inflation and declines in consumer confidence and spending. Rising inflation and related economic policies have caused periods of economic contraction that may be prolonged, or economic conditions may worsen. Changes in international trade policy, especially related to additional or new tariffs or retaliatory tariffs, have the potential to disrupt existing supply chains, impose additional costs on businesses and adversely affect consumer spending. Periods of economic slowdown or recession are often characterized by high unemployment and diminished availability of credit, generally resulting in increases in delinquencies, defaults, repossessions and losses on automobile loans.

Further, periods of economic slowdown may also be accompanied by temporary or prolonged decreased consumer demand for motor vehicles and declining CPO and used vehicle prices. Significant increases in the inventory of CPO and used vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

All of these factors could result in reduced or delayed payments on your notes. If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies will increase and losses on the receivables could increase, which could result in losses on your notes.

An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the financed vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your notes earlier than anticipated, which could reduce the return on your notes.

Further, changes in international trade policy can also have a substantial adverse effect on PFS’ financial condition, results of operations, or business in general. Steps taken by governments to apply or consider applying additional or new tariffs on automobiles, automobile parts, and other products and materials have the potential to disrupt existing supply chains and impose additional costs on PFS’ business, which could make Porsche vehicles more expensive for customers, and, in turn, could make its vehicles less competitive in the U.S. market. The ultimate impact of any tariffs is uncertain and will depend on various factors, including whether the tariffs are maintained and/or implemented, the duration of the tariffs and the timing of their implementation, the amount, scope and nature of the tariffs, and the related responses from other countries, manufacturers, and/or consumers.

28

Failure to comply with consumer protection laws may result in losses on your investment in the notes.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender or may affect the issuing entity’s ability to enforce its rights to collect under the receivable or to repossess the related financed vehicle. The seller may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that the seller fails to make (or is not required to make) such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity, including as described in “—Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.” For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The application of the Servicemembers Civil Relief Act and similar state laws may lead to delays in payment or losses on your notes.

The Federal Servicemembers Civil Relief Act and similar state laws may limit the interest payable on a receivable during an obligor’s period of active military duty, including reservists or national guard members. These laws, together with the servicer’s policies developed to comply with such legislation, could adversely affect the ability of the servicer to collect full amounts of interest on a receivable, as well as limit the ability of the servicer to repossess the financed vehicle related to an affected receivable during and, for a certain time after, the obligor’s period of active military duty. These laws and the servicer’s policies may result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Federal or state bankruptcy or debtor relief laws as they affect obligors may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

If any obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act is extensive and significant legislation that, among other things, created a framework for the liquidation of certain bank holding companies and other nonbank financial companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus. The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule.  PFS is subject to the CFPB’s supervision with respect to PFS’

29

compliance with applicable consumer protection laws. Expanded CFPB jurisdiction over PFS’ business may increase compliance costs and regulatory risks. There is considerable uncertainty as to the operating status of federal agencies and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership (including the Director of the CFPB) remain open, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions in personnel are occurring across federal agencies (including the CFPB). Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases. The outlook is similarly uncertain as to pending enforcement cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, CFPB or other government entities, as applicable, has imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to finance companies such as the sponsor. Therefore, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the receivables, or on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization special purpose entities. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by securitization trusts by holding that the trusts are “covered persons” under the Dodd-Frank Act because they engage in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On March 19, 2024, the Third Circuit Court of Appeals issued its decision on the interlocutory appeal holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to the CFPB’s enforcement authority. On August 16, 2024, the defendant trusts filed a petition for a writ of certiorari to the U.S. Supreme Court, which was denied on December 16, 2024. On January 16, 2025, the CFPB announced a proposed settlement of the action with the defendant trusts, but it was not entered by the district court. On April 25, 2025, the CFPB and the defendant trusts filed a joint notice of dismissal and the district court dismissed the case with prejudice on April 28, 2025.

In addition, on May 6, 2024, the CFPB filed a separate complaint against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB alleged multi-year servicing failures by the defendants, including failure to respond to borrower requests, failure to provide accurate information to borrowers and incorrectly denied forbearance requests. The CFPB also filed proposed final judgments, to which the NCSL Trusts and PHEAA agreed, that, once entered by the court, would require the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively, and to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts. Additionally, under the proposed final judgements and orders, the defendant trusts agreed to correct outstanding requests by borrowers and the NCSL Trusts agreed to modify their servicing guidelines to address the CFPB’s allegations. On June 21, 2024, a third party, on behalf of the investment vehicle that holds notes issued by the NCSL Trusts, filed a proposed objection to the proposed consent orders and a motion to intervene.  This motion to intervene was granted on September 19, 2024, but the court overruled the objection on October 1, 2024.  On January 3, 2025, the court agreed to stay the effectiveness of the settlement pending an appeal of its objection.  The Third Circuit referred the appeal to the circuit mediator on January 29, 2025, and on August 12, 2025, the parties filed a motion for partial remand.  In that motion, the parties stated that, after participation in the Third Circuit’s mediation program, they had agreed to the terms of a proposed settlement and that a condition of that settlement is that the District Court grant a motion to partially vacate or modify the stipulated judgments previously entered by the District Court. Despite these outcomes, the CFPB and state regulators and attorneys general, who have independent authority to enforce the Dodd-Frank Act, may rely on

30

the decision of the Third Circuit Court of Appeals as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity, in the future.

In February 2022, the CFPB also issued a compliance bulletin stating its position that automobile loan and lease holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate applicable law, and the CFPB also described its intention to hold automobile loan and lease holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. This compliance bulletin was subsequently withdrawn by the CFPB on May 12, 2025. In the Fall of 2024, the CFPB issued a special edition of Supervisory Highlights focused on auto finance concerns, including deceptive advertising related to available loan terms, misapplied payments or incorrect information about payment history reported to credit reporting agencies, unlawful repossession and the handling of add-on product and refunds after events such as repossession or early payoff of the account. The CFPB entered into consent orders with a large national bank and a finance company related to certain servicing practices. Among other things, the CFPB determined that such large national bank engaged in unfair auto loan servicing acts and practices by incorrectly applying consumer payments, charging borrowers incorrect fees, interest or other amounts, wrongly repossessing borrowers’ automobiles and failing to ensure consumers received refunds for certain premiums the consumers paid dealers at origination relating to retail installment contracts purchased by such large national bank. In particular, the consent order stated that such large national bank did not ensure that unearned guaranteed asset protection (“GAP”) contract premiums were refunded to all borrowers who paid off their accounts early. It is possible that the CFPB may bring enforcement actions against securitization trusts holding motor vehicle retail installment sale contracts, such as the issuing entity, and servicers in the future.

In addition, the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” may apply to the sponsor or its nonbank affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

In particular, the Federal Trade Commission (the “FTC”) and state attorneys general have over the past several years increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of, and fees charged in connection with, automobile financing, including add-on products such as GAP insurance and extended warranties. For example, in March 2026, the FTC issued letters to 97 dealer groups across the U.S. warning that dealers must disclose all mandatory fees when advertising the total price of motor vehicles. Also, California has enacted a law governing the sale, offering and administration of GAP contracts in connection with retail installment sale contracts. Furthermore, in July 2023, the New York Department of Financial Services issued a letter to regulated automobile lenders and servicers reminding them to credit certain rebates to consumers for ancillary products when automobiles are repossessed or declared a total loss. Finally, on December 12, 2023, the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions. The final rule had an effective date of July 30, 2024, but the FTC subsequently issued an order postponing the effective date while a legal challenge against the final rule was pending. On January 27, 2025, the Fifth Circuit Court of Appeals held that the final rule was invalid on procedural grounds and vacated the final rule. At this stage, it is unknown whether the final rule will be reproposed.

Further, changes to the regulatory framework in which PFS operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) or laws, regulations, executive orders or other guidance enacted in response to a public health emergency, increased inflation or periods of economic contraction or volatility could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

31

Bankruptcy of PFS, the seller or the depositor could result in delays in payments or losses on your notes.

Following a bankruptcy or insolvency of PFS, the seller or the depositor, a court could conclude that the receivables are owned by PFS, the seller or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the seller, the depositor or the issuing entity should be treated as the same entity as PFS, the seller or the depositor, respectively, for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•	the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the Bankruptcy Code that permit substitution of collateral in limited circumstances;

•	tax or government liens on PFS’, the seller’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•	the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

Bankruptcy of the issuing entity could result in delays in payments or losses on your notes.

If the issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the Bankruptcy Code that permit substitution of collateral in limited circumstances.

Financial market disruptions, including as a result of global events, and the absence of a secondary market for the notes could limit your ability to resell your notes.

The securities will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes or otherwise make a market for any class of notes, and may stop making offers at any time. Further, the underwriters and other broker-dealers may be unable, unwilling or restricted from making a market in the notes due to regulatory requirements or otherwise. A market for the offered notes may not develop, or if one does develop, it may not continue or provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. In addition, because the offered notes will be in book-entry form, this may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets (including inflationary pressures, uncertainty regarding trade policy and potential instability and volatility as a result of global political and economic events) could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may again cause, a significant reduction in liquidity in the secondary market for asset-backed securities, which may occur rapidly and persist for extended periods of time. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

32

YOUR NOTES MAY BE MORE SENSITIVE TO LOSSES THAN NOTES WITH AN EARLIER FINAL SCHEDULED PAYMENT DATE.

Subordination of certain classes of notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional.

As described under “The Notes—Payments of Principal”, principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. Additionally, after an event of default and acceleration of the notes, principal on the Class A-1 notes will be paid in full prior to principal payments being made on the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes. As a result, a class of notes having a later final scheduled payment date is more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having earlier final scheduled payment dates.

Further, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the outstanding class or classes of notes with higher numerical designations even as payment is made in full to classes of notes with lower numerical designations.

RISKS RELATED TO THE ISSUANCE OF A FLOATING RATE CLASS OF NOTES AND THE UNCERTAINTY REGARDING THE SOFR RATE COULD ADVERSELY AFFECT THE ABILITY OF THE ISSUING ENTITY TO MAKE PAYMENTS AND THE RETURN ON YOUR NOTES.

SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR.

The secured overnight financing rate published for any day by the Federal Reserve Bank of New York (“FRBNY”) (or a successor administrator), as the administrator of the benchmark, on the FRBNY’s website (or such successor administrator’s website) (such rate, “SOFR”) is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. Further, the way that SOFR, including any market accepted adjustments to SOFR, are determined may change over time.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the sponsor and the issuing entity’s control or direction and neither the sponsor nor the issuing entity has control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders in the Class A-2b notes. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2b notes.

The FRBNY began to publish SOFR in April 2018. The FRBNY has also been publishing historical indicative secured overnight financing rates going back to 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. As an overnight lending rate, SOFR may be subject to higher levels of volatility relative to other interest rate benchmarks. Also, since SOFR is a relatively new market index, the Class A-2b notes may not have an established trading market when issued, and an established trading

33

market may not develop or may not provide significant liquidity. Market terms for the Class A-2b notes, such as the spread over the SOFR Rate, may evolve over time, and trading prices of the Class A-2b notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Similarly, if SOFR does not become widely adopted for securities like the Class A-2b notes, the trading prices of the Class A-2b notes may be lower than those of securities like the Class A-2b notes linked to indices that are more widely used. Investors in the Class A-2b notes may not be able to sell the Class A-2b notes at all or may not be able to sell the Class A-2b notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-2b notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-2b notes.

The use of SOFR may present additional risks that could adversely affect the value of and return on the Class A-2b notes. In contrast to other indices, SOFR may be subject to direct influence by activities of the FRBNY, which activities may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict.

The composition and characteristics of SOFR are not the same as those of London interbank offered rate (“LIBOR”) and other floating interest benchmark rates. SOFR is different from LIBOR as: first, SOFR is a secured rate, while LIBOR is an unsecured rate, and second, SOFR is an overnight rate, while LIBOR is a synthetic rate determined by using a methodology intended to approximate the rate that would have been calculated by reference to interbank submissions of different maturities (e.g., three months). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in compounded SOFR, which is used to determine the SOFR Rate, generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Class A-2b notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2b notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain wide market acceptance could adversely affect the return on and value of the Class A-2b notes and the price at which investors can sell the Class A-2b notes in the secondary market.

Since SOFR is a relatively new market index, the Class A-2b notes may not have an established trading market when issued, and an established trading market may not develop or may not provide significant liquidity. Market terms for the Class A-2b notes, such as the spread over the SOFR Rate, may evolve over time, and trading prices of the Class A-2b notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Relatively limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Similarly, if SOFR does not become widely adopted for securities like the Class A-2b notes or the specific formula for the compounded SOFR rate used in the Class A-2b notes may not be widely adopted by other market participants, the trading prices of the Class A-2b notes may be lower than those of securities like the Class A-2b notes linked to indices that are more widely used. Investors in the Class A-2b notes may not be able to sell the Class A-2b notes at all or may not be able to sell the Class A-2b notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

34

A decrease in SOFR, including a negative SOFR Rate, would reduce the rate of interest on the Class A-2b notes.

The interest rate to be borne by the Class A-2b notes is based on a spread over the SOFR Rate, which is based on compounded SOFR or, if the administrator determines prior to the relevant reference time that a benchmark transition event and its related benchmark replacement event have occurred, upon the applicable benchmark replacement.

Changes in SOFR or such benchmark replacement will affect the rate at which the Class A-2b notes accrue interest and the amount of interest payments on the Class A-2b notes. Any decrease in the SOFR Rate or such benchmark replacement will lead to a decrease in the Class A-2b notes interest rate. To the extent that the SOFR Rate decreases below 0.00% for any interest period, the rate at which the Class A-2b notes accrue interest for such interest period will be reduced by the amount by which the SOFR Rate is negative; provided that the interest rate on the Class A-2b notes for any interest period will not be less than 0.00%. A negative SOFR Rate could result in the interest rate applied to the Class A-2b notes decreasing to 0.00% for the related interest period.

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps or interest rate caps and you may suffer losses on your notes if interest rates rise.

The receivables transferred to the issuing entity on the closing date will bear interest at a fixed rate, while the floating rate notes will bear interest at a floating rate, initially, based on the SOFR Rate plus an applicable spread. Even though the issuing entity will issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the interest rate payable on the Class A-2b notes increases due to an increase in the SOFR Rate to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make such payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificate, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all notes.

Risks related to compounded SOFR.

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. It is possible that there will be limited interest in securities products based on compounded SOFR, or in the implementations of compounded SOFR with respect to the Class A-2b notes. As a result, you should consider whether any future reliance on compounded SOFR may adversely affect the market values and yields of the Class A-2b notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

The interest rate on the Class A-2b notes will be based on the SOFR Rate. The SOFR Rate will be based on compounded SOFR. The administrator may, from time to time, in its sole discretion, make conforming changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine the SOFR Rate. The issuing entity can provide no assurance that the methodology to calculate compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the Class A-2b notes relative to the results that would have occurred had the interest rates been based on compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. The

35

administrator will have significant discretion in making SOFR adjustment conforming changes. Holders of Class A-2b notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

You should carefully consider the foregoing uncertainties prior to investing in the notes. In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your Class A-2b notes.

Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2b notes.

The FRBNY publishes SOFR based on data received by it from sources other than the calculation agent or the sponsor, and neither the calculation agent nor the sponsor has control over its calculation methods, publication schedule, rate revision practices or availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Class A-2b notes. If the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Class A-2b notes and the trading prices of the Class A-2b notes.

In certain circumstances, as described under “The Notes—Calculation of Floating Rate Interest—Effect of Benchmark Transition Event”, if the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the interest rate of the Class A-2b notes may cease to be based upon SOFR and instead be based upon the benchmark replacement.

If the administrator determines that a benchmark transition event and its related benchmark replacement date have occurred in respect of SOFR, then the interest rate of the Class A-2b notes will no longer be determined by reference to SOFR, but instead will be determined by reference to the benchmark replacement. The alternative rate of interest on the Class A-2b notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA fallback rate and (c) based on an alternative rate selected by the administrator, in each case, together with any benchmark replacement adjustment. In addition, the terms of the Class A-2b notes expressly authorize the administrator to make benchmark replacement conforming changes. If a particular benchmark replacement or related benchmark replacement adjustment cannot, in the sole discretion of the administrator, be determined (including because such benchmark replacement or related benchmark replacement adjustment is deemed not to be administratively feasible), then the next-available benchmark replacement or related benchmark replacement adjustment will apply.

The determination of a benchmark replacement, the calculation of the interest rate on the Class A-2b notes by reference to a benchmark replacement (including the application of a benchmark replacement adjustment), any implementation of benchmark replacement conforming changes and any other determinations, decisions or elections that may be made under the terms of the Class A-2b notes in connection with a benchmark transition event, could adversely affect the value of the Class A-2b notes, the return on the Class A-2b notes and the price at which Class A-2b noteholders can sell such Class A-2b notes.

Additionally, the issuing entity cannot anticipate how long it will take the calculation agent to develop the systems and processes necessary to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

The administrator will have significant discretion with respect to certain elements of the related benchmark replacement process, including determining whether a benchmark transition event and its related benchmark replacement date have occurred, determining which related benchmark replacement is available, determining the earliest practicable index determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and index determination date). Holders of Class A-2b notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. If the administrator, in its sole discretion, determines that an alternative index is not

36

administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date. The administrator may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on the Class A-2b notes, the trading market and the value of the Class A-2b notes.

If an alternative method or index is designated in place of SOFR for the Class A-2b notes, the U.S. federal income tax consequences of such a benchmark replacement are uncertain. If such a replacement constituted a “significant modification” of the Class A-2b notes under Treasury Regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the Class A-2b notes and the realization of gain or loss, as well as other corollary tax consequences.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes. In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur. If SOFR in its current form does not survive or if an alternative index is chosen, the market value and/or liquidity of the Class A-2b notes could be adversely affected.

CERTAIN TAX ASPECTS RELATING TO THE ISSUING ENTITY AND THE NOTES MAY ADVERSELY AFFECT THE RETURN ON YOUR NOTES AND THE MARKET VALUE AND LIQUIDITY OF YOUR NOTES.

There is a risk of a taxable deemed exchange of notes if the transaction documents are amended.

The transaction documents, under certain circumstances, allow for supplemental indentures and amendments. It is possible that such supplemental indentures or amendments, if they were treated as “significant modifications” under Treasury Regulation section 1.1001-3, could result in a taxable deemed exchange of the notes for U.S. federal income tax purposes. This could result in gain or loss recognition for noteholders and could potentially result in original issue discount (“OID”) with respect to the offered notes following such modification.

One or more classes of notes may be issued with original issue discount for federal tax purposes.

One or more classes of notes may be issued with OID for U.S. federal income tax purposes. A U.S. noteholder (as defined under “Material Federal Income Tax Consequences”) generally will be required to accrue OID for U.S. federal income tax purposes on a current basis as ordinary income and pay tax accordingly, even before such U.S. noteholder receives cash attributable to that income and regardless of such U.S. noteholder’s usual method of accounting for such purposes. In addition, if the issuing entity was to become subject to a bankruptcy, holders of any offered note issued with OID may receive a lesser amount for their claim than they would have been entitled to receive under the indenture. Any such claim by the holder of such offered note may be limited to an amount equal to the sum of (i) the original issue price for such offered note and (ii) that portion of the OID that does not constitute “unmatured interest” for purposes of the Bankruptcy Code. As such, any OID that was not amortized as of the date of such bankruptcy filing may constitute unmatured interest that is not available for payment to the holder of such offered note. Additionally, it is unclear whether the rules of Section 1272(a)(6) of the Internal Revenue Code of 1986, as amended (the “Code”) would apply to offered notes that were issued with OID, and it is possible that the issuing entity may use these rules in constructing an OID schedule. See “Material Federal Income Tax Consequences—Tax Consequences to U.S. Noteholders—Treatment of OID.”

A Non-U.S. Person’s investment in the notes could result in such Non-U.S. Person being treated as being engaged in a U.S. trade or business on account of their own activities.

As discussed under “Material U.S. Federal Income Tax Consequences” in this prospectus, the U.S. federal income tax treatment of the offered notes to a beneficial owner that is a Non-U.S. Person turns on a number of facts, including whether interest on the offered notes paid to or accrued by the Non-U.S. Person is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  The determination of whether a Non-U.S. Person is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such Non-U.S. Person, which are necessarily unique to that Non-U.S. Person.  No direct guidance expressly addresses which

37

activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a Non-U.S. Person through agents and other third parties could be attributed to the Non-U.S. Person in determining whether the Non-U.S. Person is engaged in a trade or business within the United States.  Furthermore, the precise contours of the so-called “securities trading safe harbor” under Section 864(b)(2) of the Code are similarly unclear.  Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires an offered note.  Therefore, prospective investors that are Non-U.S. Persons are urged to consult their own tax advisors to determine their treatment under these rules in respect of the acquisition of a note and taking into account their own particular facts relating to such acquisition.

38

USE OF PROCEEDS

The net proceeds from the offering of the notes will be paid to the depositor. The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from the seller;

•	make the initial deposit into the reserve account; and

•	pay other expenses in connection with the issuance of the notes.

The depositor or its affiliates will also use a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt, secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any such debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay debt may be paid to one or more of the underwriters, the indenture trustee, the owner trustee, and/or their respective affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Porsche Financial Auto Securitization Trust 2026-1 (the “issuing entity”) is a statutory trust formed on November 10, 2025, under the laws of the State of Delaware by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. PFS will be the “administrator” of the issuing entity. The issuing entity will also issue a non-interest bearing certificate, which represents the beneficial interest in the issuing entity and is not offered hereby. Only the notes are being offered hereby, but the depositor may transfer all or a portion of the certificate to an affiliate or sell all or a portion of the certificate on or after the closing date. However, the portion of the certificate retained by the depositor or another majority-owned affiliate of PFS to satisfy U.S. credit risk retention rules will not be sold, transferred, subjected to any credit mitigation or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—Credit Risk Retention”. On each payment date, the holder of the certificate (the “certificateholder”) will be entitled to any Available Funds remaining on that payment date after all deposits and distributions of a higher priority have been made, as described in “The Transfer Agreements and Administration Agreement—Priority of Payments” in this prospectus. The depositor or an affiliate of the depositor will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

•	selling, transferring and exchanging the notes and the certificate to the depositor;

•	acquiring and holding the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals, directly or indirectly, from the collection account, the reserve account and the principal distribution account (the “trust accounts”);

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	assigning, granting, transferring, pledging, mortgaging and conveying the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transaction documents to which it is a party; and

39

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or are incidental thereto or connected therewith or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.

The issuing entity’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables(1)	$934,358,975.71
Reserve Account – Initial Balance(2)	$2,335,897.44
Total	$936,694,873.15

(1)	Adjusted Pool Balance as of the cut-off date.
(2)	To be an amount not less than 0.25% of the Adjusted Pool Balance as of the cut-off date.

The following table illustrates the expected capitalization and liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$200,000,000.00
Class A-2a Notes	$225,500,000.00
Class A-2b Notes	$100,000,000.00
Class A-3 Notes	$325,500,000.00
Class A-4 Notes	$60,000,000.00
Yield Supplement Overcollateralization Amount	$26,321,895.52
Overcollateralization(1)	$23,358,975.71
Total	$960,680,871.23

(1)	In addition to the Yield Supplement Overcollateralization Amount.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts with respect to new, CPO or used automobiles or sport utility vehicles originated by motor vehicle dealers and purchased by PFS directly from such motor vehicle dealers. We refer to PFS as the “originator”.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the close of business on the cut-off date;

•	the security interests in the financed vehicles;

•	all receivable files relating to the motor vehicle retail installment sale contracts evidencing the receivables;

•	any other property securing the receivables;

40

•	all rights of the originator under agreements with dealers relating to the receivables;

•	rights to any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) claims on any credit life or credit disability insurance payable in connection with any receivable (if such receivable became a Defaulted Receivable after the close of business on the cut-off date);

•	amounts on deposit in the accounts owned by the issuing entity and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including any investment earnings on amounts on deposit therein);

•	rights of the issuing entity under the sale and servicing agreement and the administration agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity, see “The Transfer Agreements and the Administration Agreement—Sale and Assignment of Receivables and Related Security Interests.”

The trust accounts will be initially established with and maintained by U.S. Bank National Association, an affiliate of the indenture trustee, as the securities intermediary (the “account bank”) and will be subject to a securities account control agreement, to be dated as of the closing date (the “securities account control agreement”), among the account bank, the issuing entity, the servicer and the indenture trustee.

The issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement of the issuing entity. The issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) – also referred to herein as the “owner trustee” – is a national banking association with trust powers incorporated under the federal laws of the United States. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 2012, WTNA has served as trustee in numerous asset-backed securities transactions involving auto loans and auto leases.

On February 3, 2026, certain investors served WTNA with a civil complaint, filed in the Supreme Court of the State of New York, County of New York, for an unspecified amount of damages arising from alleged breaches of contract and duties related to WTNA’s roles as custodian and indenture trustee for certain Tricolor Holdings, LLC asset-backed securitization transactions. The plaintiffs generally assert causes of action related to WTNA’s purported failure to comply with certain provisions related to waterfall payments, servicing transition costs and post-event of default duties and related to WTNA’s purported failure to perform certain actions as custodian with respect to the related receivables. WTNA intends to vigorously defend itself against this legal action. WTNA is subject to various other legal proceedings that arise from time to time in the ordinary course of business, and WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

41

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The owner trustee is not affiliated with PFS or any of its affiliates. The servicer, the seller, the depositor and their affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates in the ordinary course of business. The owner trustee will be paid a fee for its services as described under “The Transfer Agreements and the Administration Agreement—Fees and Expenses” and will be indemnified against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents, in each case by the issuing entity to the extent of Available Funds available therefor, as described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by the servicer.

For a description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and the Indenture Trustee” below.

Resignation or Removal of the Owner Trustee

The owner trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee within thirty (30) days. The depositor or the administrator will remove the owner trustee if the owner trustee ceases to be eligible to continue as such under the trust agreement or if the owner trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee does not become effective until acceptance of the appointment by the successor owner trustee for such issuing entity and payment of all fees, expenses and indemnities (including any attorneys’ fees and other legal costs and expenses incurred in connection with any petition for appointment of a successor owner trustee) owed to the outgoing owner trustee.

For a further description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and the Indenture Trustee” below. For a description of provisions governing the limitation of liability and indemnity provisions applicable to the owner trustee, see “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

The Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as indenture trustee (the “indenture trustee”) and as paying agent (the “paying agent”). U.S. Bank National Association (“U.S. Bank N.A.”) has made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it has become a wholly-owned subsidiary of U.S. Bank N.A. The indenture trustee will maintain the accounts of the issuing entity in the name of the indenture trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $725 billion as of June 30, 2026, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of June 30, 2026, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with a network of more than 50 domestic offices and international locations in London, England and Dublin, Ireland. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2026, U.S. Bank was acting as trustee with respect to over 166,000 issuances of securities with an aggregate outstanding principal balance of over

42

$7.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s internet website at https://pivot.usbank.com. For assistance with regard to this service, investors may call the indenture trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2026, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 225 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $96,113,500,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

U.S. Bank Trust Co. will also act as the calculation agent. The calculation agent will obtain the SOFR Rate and calculate the interest rate for the Class A-2b notes as described under “The Notes—Calculation of Floating Rate Interest”. If the administrator has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the administrator will determine an alternative Benchmark in accordance with the Benchmark Replacement provisions described under “The Notes—Calculation of Floating Rate Interest—Effect of Benchmark Transition Event”.

43

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. U.S. Bank N.A. is not affiliated with PFS or any of its affiliates. The servicer, the seller, the depositor and their affiliates may maintain normal commercial and investment banking relations with the indenture trustee and its affiliates in the ordinary course of business. The indenture trustee will be paid a fee for its services as described under “The Transfer Agreements and the Administration Agreement—Fees and Expenses” and will be indemnified against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents, in each case by the issuing entity to the extent of Available Funds available therefor, as described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by the servicer.

For a description of the provisions governing resignation and removal of the indenture trustee, see “The Indenture—Resignation or Removal of the Indenture Trustee” in this prospectus. For a description of provisions governing the limitation of liability and indemnity provisions applicable to the indenture trustee, see “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

For a further description of the roles and responsibilities of the indenture trustee, see “—Role of the Owner Trustee and the Indenture Trustee”, “The Indenture” and “The Transfer Agreements and the Administration Agreement” in this prospectus.

Role of the Owner Trustee and the Indenture Trustee

Neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the sale and servicing agreement, trust agreement, administration agreement, indenture, asset representations review agreement, the securities or any receivables or related documents. As of the closing date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of them under the sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the sale and servicing agreement, trust agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders and the certificateholder in the amounts specified in certificates provided by the servicer.

The owner trustee will be under no obligation to exercise any of its rights or powers vested in it by the sale and servicing agreement, trust agreement or indenture, or other related documents as applicable, at the request or direction of the certificateholder, unless the certificateholder shall have offered to the owner trustee security or indemnity (satisfactory to the owner trustee in its sole and absolute discretion) against the costs, expenses and liability which may be incurred by it in compliance with such request or direction. The owner trustee will be under no obligation to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of the certificateholder, unless the certificateholder has offered to the owner trustee security or indemnity satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby. Under no circumstances will the owner trustee be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Under no circumstances will the owner trustee be required to take any action at the direction of the noteholders or the certificateholder if it will determine or be advised by counsel that such action is contrary to the transaction documents or applicable law.

The indenture trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale and servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture—Noteholder Communication; List of

44

Noteholders”), unless those noteholders have offered to the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the reasonable costs, expenses and liabilities which may be incurred by it, its agents and its counsel in compliance with such request or direction. Under no circumstances will the indenture trustee be required to take, expend or risk its own funds or to take any action at the direction of the noteholders or certificateholder if it will determine or be advised by counsel that such action is contrary to the transaction documents or applicable law.

The owner trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of a co-trustee, any rights, powers, duties and obligations of the owner trustee or indenture trustee under the transaction documents that are conferred upon the co-trustee will be exercised or performed singly by the co-trustee subject to applicable direction.

The servicer, the seller and the depositor and their affiliates may maintain other banking relationships with the owner trustee and indenture trustee in the ordinary course of business.

The owner trustee and indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements and the Administration Agreement—Fees and Expenses” and “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

THE DEPOSITOR

The “depositor”, Porsche Auto Funding LLC, a Delaware limited liability company, was formed on April 20, 2011. The depositor is a wholly-owned special purpose subsidiary of the seller. The principal place of business of the depositor is at One Porsche Drive, Atlanta, Georgia 30354.

The depositor was organized solely for the limited purposes of acquiring beneficial interests in portfolios of motor vehicle leases and the related leased vehicles, acquiring motor vehicle loans and motor vehicle installment sale contracts and associated rights, issuing or selling securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles from the seller pursuant to purchase agreements, (ii) the depositor of beneficial interests in portfolios of motor vehicle leases and the related leased vehicles pursuant to sale agreements, (iii) the purchaser of receivables from the seller pursuant to purchase agreements, (iv) the transferor of motor vehicle loans and motor vehicle installment sale contracts to securitization trusts pursuant to sale and servicing agreements, (v) the depositor that formed various securitization trusts pursuant to trust agreements and (vi) the entity that executes note purchase agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Porsche Financial Services, Inc. (“PFS”) was incorporated in the State of Delaware in 1991 and is an affiliate of Porsche Cars North America, Inc. (“PCNA”). The principal activity of PFS is acting as a U.S. finance source for PCNA’s franchised Centers, including purchasing retail installment sales contracts and leases originated by such Centers. Both PFS and PCNA are indirect, wholly-owned subsidiaries of Dr. Ing. h.c. F. Porsche Aktiengesellschaft (“Porsche AG”). The principal place of business of PFS is at One Porsche Drive, Atlanta, Georgia 30354.

PFS’ experience in and overall procedures for originating or acquiring receivables is described in “Origination and Servicing Procedures” in this prospectus. PFS has been engaged in the securitization of motor vehicle retail installment sales contracts since 2011. The securitization transaction contemplated by this prospectus is the seventh term securitization of motor vehicle retail installment sale contracts sponsored by PFS.

45

PFS has participated in the structuring of the transaction described in this prospectus and has originated the receivables to be assigned to the issuing entity. PFS is responsible for servicing the receivables included in the receivables pool as described below under “The Servicer”. PFS is also the administrator of the issuing entity.

Credit Risk Retention

Pursuant to the credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), PFS, as the sponsor, is required to retain an economic interest in the credit risk of the securitized receivables, either directly or through one or more majority-owned affiliates. PFS intends to satisfy this obligation with an “eligible horizontal residual interest” in the form of its retention by the depositor of an amount equal to at least 5% of the fair value of the notes and the certificate on the closing date.

Pursuant to Regulation RR, the depositor or any other holder is required to retain the “eligible horizontal residual interest” and may not transfer (except to PFS or another majority-owned affiliate of PFS) such interest until the latest of two years after the closing date, the date the Net Pool Balance is 33% or less of the initial Net Pool Balance, or the date the aggregate principal amount of the notes is 33% or less of the initial principal amount of the notes. PFS, the depositor and their affiliates may not hedge or finance the “eligible horizontal residual interest” during this period except as permitted under applicable law. The depositor may transfer all or any portion of the “eligible horizontal residual interest” to PFS or another majority-owned affiliate of PFS on or after the closing date.

The residual interest retained by the depositor is structured to be an “eligible horizontal residual interest” and will take the form of retaining the issuing entity’s certificate.

PFS expects the certificate to have an approximate fair value, as of the closing date, of $58,216,765, which is 6.01% of the fair value, as of the closing date, of all of the notes and the certificate issued by the issuing entity on the closing date.

The certificate represents a 100% beneficial interest in the issuing entity.

The expected fair value of the notes and the certificate is summarized below:

Class of Notes	Expected Fair Value (in dollars)	Expected Fair Value (as a percentage of total)(1)
Class A-1 Notes	$200,000,000	20.64%
Class A-2a Notes	$225,500,000	23.27%
Class A-2b Notes	$100,000,000	10.32%
Class A-3 Notes	$325,500,000	33.58%
Class A-4 Notes	$60,000,000	6.19%
Certificate	$58,216,765	6.01%
Total	$969,216,765	100.00%

(1)	Percentages may not add to total due to rounding.

PFS and the depositor will use a fair value measurement framework under generally accepted accounting principles to calculate the fair value of the notes and the certificate. The fair value of the notes will be assumed to be equal to the initial principal amount of the notes, or par. An internal valuation model using discounted cash flow analysis will be used to calculate fair value of the certificate.

The fair value measurement framework will consider various inputs including (i) quoted prices for identical instruments, (ii) quoted prices for similar instruments, (iii) current economic conditions, including interest rates and yield curves, (iv) experience with similar receivables in PFS’ managed retail portfolio and prior securitized portfolios, including prepayments, delinquencies, repossessions and net losses and recoveries based on information for receivables similar to the receivables transferred to the issuing entity on the closing date, and (v) management judgment about the assumptions market participants would use in pricing the instrument.

46

The expected fair value of the notes is assumed to be equal to the initial principal amount of the notes, or par.  Interest is assumed to accrue on each class of notes consistent with the per annum interest rates set forth in the table below:

Class of Notes	Interest Rate
Class A-1 Notes	4.345%
Class A-2a Notes	4.79%
Class A-2b Notes	SOFR + 0.31%
Class A-3 Notes	5.19%
Class A-4 Notes	5.23%

To calculate the expected fair value of the certificate, PFS used an internal valuation model.  This model projects future interest and principal payments of the pool of receivables, the interest and principal payments on the notes, and any other fees and expenses payable by the issuing entity. The resulting cash flows to the certificate are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, PFS made the following assumptions:

•	interest accrues on the notes at the per annum rates described above;

•	except as otherwise described in this section, principal and interest cash flows for the receivables are calculated using the assumptions as described in “Weighted Average Life of the Notes;”

•	a Benchmark Transition Event will not occur prior to payment in full of the Class A-2b notes;

•	in determining the interest payments on the floating rate Class A-2b notes, the SOFR Rate is assumed to be Compounded SOFR and is assumed to reset consistent with the applicable forward rate curve as of September 23, 2026;

•	receivables prepay at a 1.70% ABS rate based on amortization resulting from voluntary prepayments;

•	cumulative net losses on the receivables, as a percentage of the initial Net Pool Balance will be approximately 0.55% and the losses will be incurred based on the following timing curve:

Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	19	63.33%
2	0.00%	20	66.67%
3	0.00%	21	70.00%
4	4.44%	22	73.33%
5	8.89%	23	76.67%
6	13.33%	24	80.00%
7	17.78%	25	81.67%
8	22.22%	26	83.33%
9	26.67%	27	85.00%
10	31.11%	28	86.67%
11	35.56%	29	88.33%
12	40.00%	30	90.00%
13	43.33%	31	91.67%
14	46.67%	32	93.33%
15	50.00%	33	95.00%
16	53.33%	34	96.67%
17	56.67%	35	98.33%
18	60.00%	36	100.00%

47

•	certificate cash flows are discounted at 12.00%; and

•	the depositor will exercise its option to purchase the receivables on the earliest payment date it is permitted to do so.

PFS developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the receivables, the performance of PFS’ prior securitized pools and more recent originations,

•	Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption was developed considering the composition of the receivables, the performance of PFS’ prior securitized pools and more recent originations, trends in CPO and used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. Default and recovery rate estimates are included in the cumulative net loss assumption, and

•	Discount rate applicable to the residual cash flows – estimated to reflect the credit exposure to the residual cash flows. Due to the lack of an actively traded market in residual interests, the discount rate was derived from both quantitative factors, such as prevailing market rates of return for similar instruments, and qualitative factors that consider the subordinate nature of the first-loss exposure.

PFS believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or a prospective noteholder’s ability to evaluate the fair value calculation.  The expected fair value of the notes and the certificate was calculated based on the assumptions described above.  You should be sure you understand these assumptions when considering the fair value calculation.

The methodology described above was used to determine the estimated fair value of the eligible horizontal residual interest retained on the closing date by the depositor. In accordance with Regulation RR, within a reasonable time after the closing date, PFS will disclose the actual fair value of the eligible horizontal residual interest retained based on the final pricing information and bond structure, as well as the fair value of the eligible horizontal residual interest required to be retained under Regulation RR. In addition, to the extent the valuation methodology used with respect to the eligible horizontal residual interest actually retained, or any of the key inputs and assumptions used therein, differ materially from those set forth above, we will disclose those material differences. These disclosures will be made on Form 10-D filed under the CIK number of the issuing entity.

PFS will recalculate the fair value of the notes and the issuing entity’s certificate following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificate as a percentage of the sum of the fair value of the notes and the certificate and as a dollar amount, in each case, as of the closing date, will be included in the first periodic report on Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value. Because all of the issuing entity’s certificate are expected to be retained by the depositor or another majority-owned affiliate of PFS on the closing date, the first periodic report on Form 10-D filed by the depositor after the closing date will also disclose the portion of the issuing entity’s certificate being retained to satisfy the requirements of Regulation RR.

In addition, the depositor may retain some or all of one or more of the classes of notes.

As described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments May Change Upon an Event of Default” below, payments to the certificateholder on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments May Change Upon an Event of Default”, any resulting shortfall will, through operation of the

48

priority of payments, reduce amounts payable to the certificateholder prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificate are described in this prospectus under “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity.”

Notwithstanding the foregoing, none of PFS, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain an interest in such transaction in a manner that would satisfy any risk retention requirements now or hereafter in effect in the EU, any EEA member state, the UK, Japan or any other non-U.S. jurisdiction, or, in connection with such transaction, to take any other action or refrain from taking any action to facilitate or enable compliance by any investor in the notes or any other person with the requirements of any law or regulation now or hereafter in effect in the EU, any EEA member state, the UK, Japan or any other non-U.S. jurisdiction in relation to due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions.

THE ORIGINATOR

PFS is responsible for originating the receivables included in the transaction described in this prospectus. The originator purchases retail installment sale contracts, secured by automobiles or other motor vehicles, through motor vehicle centers or dealers in the Porsche network (“Centers”) throughout the United States. The originator customizes product features, such as interest rate, finance amount and finance terms, enabling it to lend to obligors with a wide range of credit profiles.

THE SELLER

On or prior to the closing date, Porsche Funding Limited Partnership (the “seller”) will acquire the receivables to be included in the receivables pool from PFS and will sell those receivables to the depositor, and the depositor will sell those receivables to the issuing entity. Proceeds from the sale of receivables will be used to pay down various financing facilities secured by the receivables prior to their transfer to the issuing entity, and for general purposes.

THE SERVICER

PFS will be the servicer. PFS offers indirect automotive consumer retail installment sale contract and lease financing, ancillary protection plan production, automotive insurance and direct motor vehicle centers or Centers financing through (and to) approximately 202 Centers in the United States that sell Porsche vehicles, 48 dealers in the United States that sell Bentley vehicles, 41 dealers in the United States that sell Lamborghini vehicles and 12 dealers in the United States that sell Bugatti Vehicles. PFS has been directly servicing motor vehicle receivables and leases since the early 1990s. Prior to January 2, 1995, receivables and leases originated by PFS were serviced through a third party servicer. The securitization transaction contemplated by this prospectus is the seventh term securitization of retail installment sale contracts (“contracts”) serviced by PFS.

PFS has never defaulted in its payment obligations under its asset-backed securitization offerings, and none of the securitization securities have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.

A portion of PFS’ and the seller’s assets are sold in asset-backed securitization transactions, although the assets remain on PFS’ balance sheet. These assets support payments on the asset-backed securitization securities and are not available to PFS’ or the seller’s creditors generally. PFS expects that asset-backed securitization debt offerings will continue to be a material funding source for PFS.

The servicer will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices.

49

PFS has made adjustments to its customary servicing practices over time, particularly in the areas of repossession timing, collections timing, collections intensity and business processes and workflow. These adjustments are introduced and are implemented after PFS determines that those adjustments will result in an overall improvement in servicing and collections.

PFS is the servicer for all of the loans and leases that it finances. Although PFS may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer replacement event (as defined under the applicable transaction documents), PFS generally expects to service the loans sold in and leases allocated to an asset-backed securitization transaction for the life of that transaction. For more information regarding the circumstances under which PFS may be replaced or removed as servicer of the loans in the pool of receivables, you should refer to “The Transfer Agreements and the Administration Agreement” in this prospectus. If the servicing of any loans were to be transferred from PFS to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although PFS expects that any increase in any such delinquencies would be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the loans as a result of any servicing transfer.

The servicer will, in accordance with its customary servicing practices, take such steps as are necessary and available to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect such security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the sale and servicing agreement, the servicer will covenant not to release the financed vehicle securing each receivable from the security interest granted by that receivable in whole or in part, except as required by applicable law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance or in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle. If this covenant is breached, under the sale and servicing agreement, the servicer will be required to purchase the related receivable if such breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable. Any such breach or failure will be deemed not to materially and adversely affect the issuing entity or the noteholders if such breach or failure has not affected the ability of the issuing entity to receive and retain payment in full on such receivable. In addition, if the servicer extends the date for final payment by the obligor on any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the latest maturing class of notes or reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, under the sale and servicing agreement the servicer will be required to either correct such action or purchase the related receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable.

The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity and the indenture trustee. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees.

Additionally, under the sale and servicing agreement the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables, provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the latest maturing class of notes or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law or court order or at the direction of a

50

regulatory authority or in accordance with regulatory guidance, it will promptly correct such action or purchase such receivable if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. The servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing will not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance or waive such deficiency balance. To facilitate any such sale, the servicer may, in accordance with its customary servicing practices, purchase from the issuing entity such receivable’s deficiency balance for a purchase price equal to the proceeds received by the servicer in an arm’s length transaction for the sale of such receivable’s deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the financed vehicle at a public or private sale or the sale of the receivable to the servicer to facilitate a deficiency balance sale, in each case, free from any lien or other interest of the issuing entity or the indenture trustee.

See “Origination and Servicing Procedures—Servicing and Collections” and “The Transfer Agreements and the Administration Agreement” in this prospectus, which describes other obligations of the servicer under the sale and servicing agreement.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the originator as of the date of this prospectus.

The originator originates or acquires receivables through several origination channels across a spectrum of credit quality obligors. PFS will act as servicer for the transaction.

Underwriting Procedures

PFS’ underwriting standards emphasize many factors, including the applicant’s credit history, ability to make payments as they become due, debt ratios, employment status and income, and amount financed relative to the value of the vehicle to be financed. PFS’ headquarters for underwriting, servicing and collection are located at its offices in Atlanta, Georgia.

Each applicant for a contract is required to complete a credit application. Applicants include the buyer and co-buyer and guarantor, if any. Applications submitted to PFS generally include the following information about the applicant and the terms of the retail installment sale contract:

•	identifying information, such as name, address and social security number;

•	vehicle and contract information such as amount financed and term, employment and income information;

•	monthly mortgage or rent payment, if applicable; and

•	other personal and financial information.

Centers generally submit applications together with information about the proposed terms of the contracts to PFS through web-based systems.

PFS’ credit underwriting module relies on both external and internal information in order to evaluate the creditworthiness of the applicant and to provide a credit recommendation or a decision.

51

PFS generally obtains a credit report on an individual applicant from a national credit bureau. The credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” (which may incorporate statistical models created by Fair Isaac Corporation). The credit bureau score generally measures the likelihood an applicant will repay an obligation as expected.

In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant does not have sufficient recent credit history, further information may be obtained in order to evaluate the applicant.

Creditworthiness for commercial applicants is generally determined by utilizing the credit report for a cosigner, if applicable, publicly available information and historical PFS information. Financial statements may also be requested to further evaluate a company’s credit worthiness.

PFS evaluates each individual application with a credit bureau score using a proprietary credit scoring algorithm (the “PFS Custom Scorecard”) developed by a third party credit scoring company using PFS’ own historical data. The PFS Custom Scorecard is used to assess the creditworthiness of an applicant by using the credit bureau data to assign the applicant a proprietary credit score.

Credit applications are automatically evaluated by PFS’ credit underwriting module upon receipt. Some credit applications are automatically approved or declined based on a set of predefined rules, including the PFS Custom Scorecard, credit bureau scores, and review rules, which are built into the credit underwriting module in order to check application characteristics against predefined standards. Each application is also checked against red flag rules, lists maintained by the Office of Foreign Assets Control (OFAC) and other global watch lists and high-risk databases. Commercial applications for which there is no individual co-applicant are not subject to automatic approval or rejection and must be manually decided by an underwriter.

If warranted, the underwriter can make a credit decision that deviates from the credit underwriting module’s recommendation (an “override”). In certain situations, the underwriter must obtain additional authorization as outlined in PFS’ internal underwriting guidelines.

If an automatic decision cannot be made, PFS’ underwriters consider the information available in sources outlined in PFS’ underwriting guidelines in order to make a credit decision. In this process, the underwriter considers the same information processed by the credit underwriting module and weighs other outside factors not already assessed in the scoring process (if any).

PFS uses risk-based pricing that includes a tiered system of interest rates, depending on applicant credit quality and contract length. Rates vary based on different factors, including credit tier, term and collateral, including whether a new, CPO or used vehicle is being financed. If PFS considers an applicant to be relatively less creditworthy and, as a result, a greater risk, PFS will generally assign the applicant a higher interest rate and a lower advance rate. Special rates may apply as a result of promotional activities.

PCNA established a Certified Pre-Owned (“CPO”) Vehicle Program to create customer and dealer demand for pre-owned Porsche vehicles and enhance the value of Porsche vehicles. A CPO vehicle is a Porsche vehicle that is fewer than thirteen model years old, has fewer than 125,000 miles and has been inspected by a Center and passed an extensive multi-point vehicle inspection. Every CPO Porsche is backed by the remaining 4-year/50,000-mile New Vehicle Limited Warranty. Once that expires, the Certified Pre-Owned Limited Warranty goes into effect, providing an additional 24-months of coverage with unlimited miles. PFS generally treats CPO vehicles as new vehicles rather than used vehicles in its credit analysis.

PFS may review and analyze its portfolio of motor vehicle retail installment sale contracts to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, PFS may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

52

Servicing and Collections

PFS will be hired by the issuing entity to act as servicer. For a description of the servicer’s portfolio, see “The Receivables Pool—Delinquencies, Net Credit Loss and Repossession Experience” in this prospectus. The servicer is permitted to delegate any and all of its servicing duties (including, without limitation, its duties as custodian) to any of its affiliates or specific duties to sub-contractors who are in the business of performing such duties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.

Pursuant to the sale and servicing agreement, the servicer is responsible for managing, servicing, collecting and administering the receivables in accordance with its customary servicing practices or the customary servicing practices of the sub-contractor, to the extent they may differ, as such practices may be changed from time to time, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement.

So long as PFS is the servicer, it will also act as custodian of the receivables. PFS maintains its contracts through third party vendors, including holding titles through Dealertrack Inc. (“Dealertrack”) or other title custody providers. Following origination, contracts are sent from dealers to Dealertrack’s Digital Document Services (“DDS”). DDS scans any such contracts and sends any original contracts to a secure storage provider.

The servicer is permitted to delegate some or all of its duties (including, without limitation, its duties as custodian) to another entity, including its affiliates and subsidiaries. The servicer utilizes third party vendors to assist in certain servicing functions. PFS’ servicing systems are fully hosted, end-to-end, with one service provider, defi AUTO, LLC (“defi”). Defi provides a software solution to PFS to assist PFS in satisfying loan originations, funding and carrying out back-office and customer facing services.

Collection Procedures

PFS’ servicing process includes the routine collection and processing of payments, responding to customer inquiries, and repossessing and selling the financed/leased vehicles.

Generally, twenty-one days before a payment is due, retail/lease customers are provided a billing statement directing them to make a payment on the date indicated. Numerous payment methods are offered to consumers in addition to direct debit (i.e., ACH), on a volume basis the most important of which include self-service online banking (scheduled or one-time ACH), paper check, wires, and phone pay (self-service through interactive voice response or agent assisted through direct contact).

PFS measures delinquency by the number of days elapsed from the date a payment is due under the related contract. PFS considers an account delinquent if any amount of a scheduled monthly payment is delinquent starting on the first day after such payment was due.

Account delinquency data is directed to collection software that tracks and monitors delinquency status. PFS attempts to initiate the optimal account assignment timing and collection treatment strategy based on a risk level assigned to each account based on its behavioral score. Factors considered in the assignment of the behavioral score include the use of a multitude of internal current and historical contract variables as well as macro-economic data specific to PFS account characteristics.

Telephone collection intervention can begin as early as one day after the due date for a delinquent payment. Assessment of risk with respect to delinquent contracts is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers that have relocated;

53

•	Collections Management System– Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online;

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact;

•	Quality Monitoring System – Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts; and

•	Speech Analytics Tool– Vendor search engine for data associated with recorded calls.

PFS may, in its sole discretion, arrange with the consumer to defer past due payments. Deferrals may be granted, and a deferral fee may be charged, to a delinquent consumer to cure a short-term cash flow problem. The deferral process allows for the deferral of payments by adding the deferred amount to the end of the contract. Deferrals are granted on an individual basis, and the deferral should bring the account current (exceptions can be approved by a higher-level based on customary servicing practices).

Repossessions

Involuntary repossessions occur after all collection efforts have been unable to bring the account current, or the customer is deemed a high risk to become a skip account (e.g., contact is lost with both the customer and the vehicle).  Voluntary repossessions occur when customers voluntarily surrender the vehicle due to the inability to continue making payments.

Prior to repossession, a collections supervisor or higher-level manager reviews the account in detail and approves the assignment to a repossession aggregator company, which finds a repo vendor in the requested location that will attempt to repossess the related vehicle.

Any required legal notices are sent prior to and after repossession.  Unless the obligor cures the past due obligation or reinstates their contract (provided that is an option), the vehicle is transported to an auction for disposal.  All repossessed vehicles are sold at auctions that may be physical or virtual via the internet, in each case in an “open sale” environment available to all registered dealers.  Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied pursuant to the default provisions to determine the amount due from the customer.

All involuntary repossessions must be authorized by a collections team leader or higher-level manager and be in compliance with all applicable consumer protection laws and regulations.

Prepayments

If a receivable is prepaid in full or otherwise satisfied, a timing difference can occur in PFS’s information system. The amounts received in connection with such prepayments are recorded in PFS’s system on the day such amounts are received, but the prepaid (or otherwise satisfied) status of such receivables generally is not recorded in PFS’s system until a later date after such prepayment (“Prepayment Recognition Delay”). As a result, although amounts received in connection with a prepayment near the end of a Collection Period may be reflected in the Collections received in that Collection Period, the number of outstanding receivables and the aggregate outstanding principal balance of receivables at the end of that Collection Period may not yet reflect the prepayment or satisfaction of certain receivables.

54

Deferrals (Extensions)

PFS will grant deferments of payments on contracts in accordance with its customary servicing practices.

Servicing Experience

PFS has been servicing securitization transactions since 1997.

Insurance

Each contract requires the purchaser to obtain and maintain physical damage insurance on the purchased vehicle. PFS’ dealer agreements include a requirement that the dealer provide PFS with written evidence that the purchaser has physical damage insurance which meets the requirements of the contract at the inception of the contract; nevertheless, there can be no assurance that each purchased vehicle will continue to be covered by physical damage insurance for the entire term of the contract. PFS is not required to monitor insurance while the securities remain outstanding. The amount of insurance required by the contracts covers the loss of or damage to the vehicle and must cover the issuing entity’s interest in the vehicles. PFS requires the policy to name PFS as loss payee with respect to physical damage.

PFS does not require purchasers to carry credit disability, credit life, credit health or other similar insurance coverage, which provides for payments to be made on the contract on behalf of purchasers in the event of disability or death.

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. The originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the issuing entity and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee, the underwriters or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless the asset representation reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Upon the occurrence of such an event, the asset representations reviewer will promptly resign and the servicer will appoint a successor asset representations reviewer. All reasonable costs and expenses incurred in connection with the required resignation of

55

the asset representations reviewer and the appointment of a successor asset representations reviewer will be paid by the predecessor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables for compliance with the Eligibility Representations. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Fees and Expenses for Asset Review.” The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review.” The servicer is required under the asset representation review agreement to provide the asset representation reviewer copies of the receivable files and to make available to the asset representation reviewer the related contracts and records maintained by such person during normal business hours upon reasonable prior written notice in connection with a review of the receivables. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law.

The asset representations reviewer will not be liable to any person for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment. However, the asset representations reviewer will be liable for its willful misconduct, bad faith, breach of the asset representations review agreement or negligence in performing its obligations thereunder. The sponsor will indemnify the asset representations reviewer and its officers, directors, employees and agents for all costs, expenses, losses, damages and liabilities arising from the performance of the asset representations reviewer’s obligations under the asset representations review agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence, failure to comply with requirements of applicable laws or breach of any of its representations, warranties, covenants or other obligations under the asset representations review agreement. The fees and expenses and indemnification amounts of the asset representations reviewer due pursuant to the asset representations review agreement will be paid by the sponsor in accordance with the asset representations review agreement. To the extent any fees, expenses or indemnification amounts are unpaid for at least 60 days, they will be payable by the issuing entity out of Available Amounts as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments.”

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates of one another: the depositor, the seller and PFS, as, servicer, sponsor and administrator. The depositor and the seller are direct or indirect subsidiaries of Porsche Financial Services, Inc. None of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of any of the foregoing parties. Additionally, none of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of one another.

THE RECEIVABLES POOL

The receivables consist of motor vehicle retail installment sale contracts. These receivables are secured by a combination of new, CPO and used automobiles and sport utility vehicles. The receivables to be transferred to the issuing entity have been originated by the originator. See “Origination and Servicing Procedures” in this prospectus.

Characteristics of the Receivables

The characteristics of the receivables presented in this prospectus are based on the receivables as of the cut-off date that were owned by Porsche Funding Limited Partnership (“PFLP”) and met the criteria set forth under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” as of the cut-off date. The receivables to be transferred to the issuing entity on the closing date had an aggregate outstanding principal balance of $960,680,871.23 as of the cut-off date.

56

The receivables were selected using selection procedures that were not known or intended by PFS to be adverse to the issuing entity.

As of the cut-off date, all of the receivables in the pool were originated by motor vehicle Centers and purchased by PFS from such motor vehicle Centers. See “Origination and Servicing Procedures—Underwriting Procedures” in this prospectus. All of the receivables are Simple Interest Receivables. Receivables contracts are originated in either tangible or electronic form. Approximately 94.35% of the receivables in the pool (by aggregate outstanding principal balance of receivables in the pool as of the cut-off date) were originated as electronic contracts.

As of the cut-off date, a majority of the pre-owned vehicles in the pool were CPO vehicles, which are vehicles that have passed an inspection by a certified Center and receive additional warranty coverage.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

The receivables to be transferred to the issuing entity will not include any receivables for which the related obligor has received an extension or a deferral. The receivables to be transferred to the issuing entity will not include any Lamborghini or Bentley vehicles.

Calculation Methods

Each of the receivables included in the issuing entity property will be a Simple Interest Receivable, with respect to which the allocation of each payment between interest and principal is calculated using the Simple Interest Method. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to a Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable during the reporting period. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

57

Pool Stratifications as of the Cut-off Date

The composition, distribution by original term to maturity, remaining term to maturity, seasoning, new, CPO or used, APR, FICO® score, geographic location by state of the obligor, model line, outstanding principal balance and fuel type, in each case of the receivables in the pool as of the cut-off date, are set forth in the tables below.

Composition of the Receivables in the Pool
as of the Cut-off Date

Number of Receivables	7,935
Aggregate Outstanding Principal Balance	$960,680,871.23
Outstanding Principal Balance
Average	$121,068.79
Minimum	$10,005.98
Maximum	$560,300.05
APR
Weighted Average(1)	7.355%
Minimum	2.490%
Maximum	12.490%
Original Term to Maturity (Months)
Weighted Average(1)	71 months
Minimum	12 months
Maximum	84 months
Remaining Term to Maturity (Months)
Weighted Average(1)	63 months
Minimum	6 months
Maximum	82 months
Percentage By Outstanding Principal Balance of New Vehicles	60.11%
Percentage By Outstanding Principal Balance of CPO Vehicles	36.38%
Percentage By Outstanding Principal Balance of Used Vehicles	3.51%
FICO® Score(2)(3)
Weighted Average(1)	786
Minimum(3)	650
Maximum(3)	900
Weighted Average Loan-to-Value Ratio(1)(4)	94.28%

(1)	Weighted by outstanding principal balance as of the cut-off date.

(2)	FICO® is a federally registered trademark of Fair Isaac Corporation.

(3)	FICO® scores are calculated as of origination of the related receivables and exclude receivables of obligors for which no FICO® score was available as of the origination of the related receivable.

(4)	The loan-to-value ratio for new vehicles is calculated as the financed amount divided by the manufacturer’s suggested retail price (MSRP) at origination. The loan-to-value ratio for CPO and used vehicles is calculated as the financed amount divided by the selling price at origination.

58

Distribution of the Receivables in the Pool by Original Term to Maturity
as of the Cut-off Date

Original Term to Maturity Range (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
12 months and less	2	0.03%	$152,818.74	0.02%
13 – 24 months	7	0.09	423,777.82	0.04
25 – 36 months	67	0.84	3,831,145.94	0.40
37 – 48 months	171	2.16	13,632,288.45	1.42
49 – 60 months	1,136	14.32	105,727,085.26	11.01
61 – 72 months	6,096	76.82	768,509,312.65	80.00
73 – 84 months	456	5.75	68,404,442.37	7.12
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables in the Pool by Remaining Term to Maturity
as of the Cut-off Date

Remaining Term to Maturity Range (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
12 months and less	50	0.63%	$1,316,941.51	0.14%
13 – 24 months	200	2.52	7,884,663.04	0.82
25 – 36 months	193	2.43	12,336,643.78	1.28
37 – 48 months	372	4.69	30,767,245.73	3.20
49 – 60 months	1,679	21.16	175,318,938.80	18.25
61 – 72 months	5,030	63.39	671,118,636.25	69.86
73 – 84 months	411	5.18	61,937,802.12	6.45
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables in the Pool by Seasoning
as of the Cut-off Date

Seasoning Range (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
12 months and less	7,115	89.67%	$897,304,021.79	93.40%
13 – 24 months	397	5.00	41,452,376.30	4.31
25 – 36 months	90	1.13	7,095,573.57	0.74
37 – 48 months	130	1.64	8,076,513.82	0.84
49 – 60 months	173	2.18	6,150,845.96	0.64
61 – 72 months	30	0.38	601,539.79	0.06
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

59

Distribution of the Receivables in the Pool by New, CPO or Used
as of the Cut-off Date

New/CPO/Used	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
New	4,263	53.72%	$577,479,058.68	60.11%
CPO	3,359	42.33	349,517,210.89	36.38
Used	313	3.94	33,684,601.66	3.51
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables in the Pool by APR
as of the Cut-off Date

APR Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2.001% – 3.000%	52	0.66%	$1,375,115.14	0.14%
3.001% – 4.000%	68	0.86	2,171,335.81	0.23
4.001% – 5.000%	59	0.74	2,304,462.93	0.24
5.001% – 6.000%	1,448	18.25	162,463,776.08	16.91
6.001% – 7.000%	2,339	29.48	282,079,504.54	29.36
7.001% – 8.000%	2,875	36.23	377,994,731.66	39.35
8.001% – 9.000%	884	11.14	110,780,784.55	11.53
9.001% – 10.000%	161	2.03	16,980,359.50	1.77
10.001% – 11.000%	35	0.44	3,279,495.60	0.34
11.001% – 12.000%	10	0.13	503,946.66	0.05
12.001% – 13.000%	4	0.05	747,358.76	0.08
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables in the Pool by FICO® Score
as of the Cut-off Date

FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
650 – 699	504	6.35%	$60,835,087.96	6.33%
700 – 749	1,774	22.36	207,463,111.54	21.60
750 – 799	2,178	27.45	268,660,223.58	27.97
800 – 849	2,323	29.28	291,741,271.37	30.37
850 and greater	1,156	14.57	131,981,176.78	13.74
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	FICO® scores are calculated as of the origination of the related receivables.

(2)	Balances and percentages may not add to total due to rounding.

60

Distribution of the Receivables in the Pool by Geographic Location
as of the Cut-off Date

Geographic Location(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Alaska	7	0.09%	$985,238.07	0.10%
Alabama	50	0.63	5,711,177.94	0.59
Arkansas	41	0.52	4,789,875.57	0.50
Arizona	160	2.02	21,358,270.80	2.22
California	1,932	24.35	213,340,961.66	22.21
Colorado	114	1.44	13,014,822.17	1.35
Connecticut	104	1.31	11,424,700.97	1.19
District of Columbia	5	0.06	506,520.83	0.05
Delaware	15	0.19	1,660,102.47	0.17
Florida	1,474	18.58	189,990,261.89	19.78
Georgia	375	4.73	46,379,702.42	4.83
Hawaii	12	0.15	1,362,206.12	0.14
Iowa	6	0.08	903,211.50	0.09
Idaho	8	0.10	958,690.33	0.10
Illinois	236	2.97	27,490,948.06	2.86
Indiana	29	0.37	4,013,471.23	0.42
Kansas	16	0.20	1,719,449.04	0.18
Kentucky	25	0.32	3,060,342.46	0.32
Louisiana	82	1.03	8,273,272.85	0.86
Massachusetts	72	0.91	7,044,052.88	0.73
Maryland	110	1.39	11,771,974.50	1.23
Maine	3	0.04	245,122.25	0.03
Michigan	66	0.83	7,755,173.72	0.81
Minnesota	47	0.59	6,224,712.82	0.65
Missouri	64	0.81	7,984,852.03	0.83
Mississippi	39	0.49	3,461,290.19	0.36
Montana	89	1.12	17,894,035.82	1.86
North Carolina	141	1.78	17,605,520.15	1.83
North Dakota	9	0.11	1,059,828.01	0.11
Nebraska	10	0.13	1,141,941.23	0.12
New Hampshire	33	0.42	3,023,407.38	0.31
New Jersey	292	3.68	37,796,450.36	3.93
New Mexico	16	0.20	1,367,069.47	0.14
Nevada	128	1.61	14,318,481.07	1.49
New York	395	4.98	46,943,807.00	4.89
Ohio	123	1.55	14,082,160.03	1.47
Oklahoma	19	0.24	2,071,054.93	0.22
Oregon	50	0.63	5,887,482.46	0.61
Pennsylvania	152	1.92	17,912,519.76	1.86
Rhode Island	14	0.18	1,725,734.07	0.18
South Carolina	78	0.98	9,236,601.61	0.96
South Dakota	4	0.05	547,217.97	0.06
Tennessee	94	1.18	11,601,471.01	1.21
Texas	838	10.56	107,312,244.44	11.17
Utah	91	1.15	13,087,022.60	1.36
Virginia	127	1.60	17,262,934.19	1.80
Vermont	5	0.06	563,825.34	0.06
Washington	97	1.22	12,569,939.71	1.31
Wisconsin	29	0.37	3,318,667.05	0.35
West Virginia	4	0.05	405,156.30	0.04
Wyoming	5	0.06	515,894.50	0.05
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Based on the geographic location by state of the obligor of the related contract.

(2)	Balances and percentages may not add to total due to rounding.

61

Distribution of the Receivables in the Pool by Model Line
as of the Cut-off Date

Model Line	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
911 GTX	801	10.09%	$192,920,278.87	20.08%
911 GTS	762	9.60	131,913,487.46	13.73
911 S	596	7.51	85,812,967.11	8.93
Cayenne Base	949	11.96	73,087,152.66	7.61
911 Turbos	313	3.94	67,412,851.14	7.02
911 Base	446	5.62	55,177,132.98	5.74
Cayenne GTS	425	5.36	51,392,925.89	5.35
Macan Base	804	10.13	40,863,283.95	4.25
718 GTX	243	3.06	37,167,605.90	3.87
Cayenne S	343	4.32	35,110,825.46	3.65
Cayenne Turbos	234	2.95	33,513,358.96	3.49
Panamera Base	265	3.34	25,807,985.91	2.69
Taycan Base	346	4.36	19,718,945.11	2.05
Macan GTS	167	2.10	13,785,341.60	1.43
Macan S	225	2.84	13,309,305.36	1.39
718 GTS	131	1.65	12,096,839.39	1.26
Taycan S	210	2.65	11,978,921.91	1.25
Taycan GTS	86	1.08	8,290,482.79	0.86
Taycan Turbos	97	1.22	8,227,808.51	0.86
Panamera GTS	68	0.86	8,170,299.94	0.85
Macan Base BEV	100	1.26	7,567,406.35	0.79
Panamera Turbos	38	0.48	5,349,897.34	0.56
718 S	77	0.97	5,097,742.01	0.53
718 Base	78	0.98	4,856,420.09	0.51
Panamera S	44	0.55	4,087,887.04	0.43
Macan Turbos BEV	39	0.49	4,057,293.61	0.42
Macan S BEV	39	0.49	3,338,842.34	0.35
Macan GTS BEV	3	0.04	334,005.45	0.03
Macan Turbos	6	0.08	233,576.10	0.02
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

62

Distribution of the Receivables in the Pool by Outstanding Principal Balance
as of the Cut-off Date

Outstanding Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $20,000.00	162	2.04%	$2,513,580.74	0.26%
$20,000.01 - $40,000.00	638	8.04	19,899,514.71	2.07
$40,000.01 - $60,000.00	1,000	12.60	50,345,726.66	5.24
$60,000.01 - $80,000.00	1,071	13.50	74,427,392.38	7.75
$80,000.01 - $100,000.00	902	11.37	80,736,906.52	8.40
$100,000.01 - $120,000.00	839	10.57	91,897,447.02	9.57
$120,000.01 - $140,000.00	684	8.62	88,762,370.12	9.24
$140,000.01 - $160,000.00	598	7.54	89,630,239.80	9.33
$160,000.01 - $180,000.00	481	6.06	81,647,209.14	8.50
$180,000.01 - $200,000.00	391	4.93	74,333,801.78	7.74
$200,000.01 - $220,000.00	319	4.02	66,762,371.33	6.95
$220,000.01 - $240,000.00	189	2.38	43,367,755.45	4.51
$240,000.01 - $250,000.00	69	0.87	16,883,366.22	1.76
$250,000.01 and greater	592	7.46	179,473,189.36	18.68
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Receivables in the Pool by Fuel Type
as of the Cut-off Date

Fuel Type	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Internal Combustion Engine(2)	7,015	88.41%	$897,167,165.16	93.39%
Battery Electric Vehicle	920	11.59	63,513,706.07	6.61
Total	7,935	100.00%	$960,680,871.23	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Includes Plugin Hybrid Electric Vehicles and Hybrid Electric Vehicles (4.42% and 13.33% as a percentage of total aggregate outstanding principal balance, respectively).

63

Delinquencies, Net Credit Loss and Repossession Experience

The following tables provide information relating to delinquency, credit loss and repossession experience for each period indicated with respect to all motor vehicle retail installment sale contracts receivables serviced by PFS. This information includes the experience with respect to all motor vehicle retail installment sale contracts serviced as of each respective date or during each listed period. The following statistics include motor vehicle retail installment sale contracts with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, there can be no assurance that the delinquency, credit loss and repossession experience with respect to the receivables in the receivables pool will correspond to the delinquency, credit loss and repossession experience of PFS’ motor vehicle retail installment sale contract servicing portfolio set forth in the following tables.

PFS Managed Retail Portfolio
Delinquency Experience(1)
(Dollars in Thousands)

	For the seven months ended July 31,
	2026	2025
Retail Contracts Outstanding ($)	2,656,183	2,537,148
Number of Retail Contracts Outstanding	33,908	35,491

	Dollars	%	Dollars	%
Retail Contracts Delinquent ($)(2)(3)(4)
31-60 Days	19,464	0.73%	17,963	0.71%
61-90 Days	6,021	0.23%	5,407	0.21%
91 Days or More	3,860	0.15%	4,738	0.19%
Total 31+ Delinquencies	29,345	1.10%	28,108	1.11%

	Units	%	Units	%
Retail Contracts Delinquent (Units)(2)(3)(4)
31-60 Days	277	0.82%	242	0.68%
61-90 Days	81	0.24%	69	0.19%
91 Days or More	63	0.19%	60	0.17%
Total 31+ Delinquencies	421	1.24%	371	1.05%

64

	For the Year Ended December 31,
	2025	2024	2023	2022	2021
Retail Contracts Outstanding ($)	2,619,778	2,570,064	2,614,357	2,464,982	2,018,477
Number of Retail Contracts Outstanding	34,859	38,063	38,392	35,589	29,989

	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
Retail Contracts Delinquent ($)(2)(3)(4)
31-60 Days	30,401	1.16%	22,505	0.88%	21,620	0.83%	14,273	0.58%	5,770	0.29%
61-90 Days	8,763	0.33%	4,892	0.19%	5,458	0.21%	2,925	0.12%	748	0.04%
91 Days or More	7,657	0.29%	5,459	0.21%	4,607	0.18%	1,614	0.07%	840	0.04%
Total 31+ Delinquencies	46,821	1.79%	32,856	1.28%	31,686	1.21%	18,812	0.76%	7,358	0.36%

	Units	%	Units	%	Units	%	Units	%	Units	%
Retail Contracts Delinquent (Units) (2)(3)(4)
31-60 Days	400	1.15%	297	0.78%	246	0.64%	197	0.55%	91	0.30%
61-90 Days	119	0.34%	69	0.18%	68	0.18%	36	0.10%	13	0.04%
91 Days or More	93	0.27%	71	0.19%	57	0.15%	22	0.06%	16	0.05%
Total 31+ Delinquencies	612	1.76%	437	1.15%	371	0.97%	255	0.72%	120	0.40%

(1)	Data presented in the table is based predominantly upon retail balances for new, CPO and used vehicles financed by PFS, including those that have been sold but are serviced by PFS. Totals do not include service loaners, Porsche employee loans, mobility vehicles, specialty fleet vehicles and any Lamborghini or Bentley vehicles.

(2)	An account is considered delinquent if any amount of a scheduled monthly payment is delinquent starting on the first day after such payment was due.

(3)	PFS’ current policy is to generally charge-off contract deficiencies on the earlier of (1) the date on which the proceeds of sale of the vehicle are applied to the contract and (2) the month in which the contract reaches its 120th day of delinquency.

(4)	Dollar amounts and percentages may not add to total delinquencies due to rounding.

65

PFS Managed Retail Portfolio
Net Credit Loss and Repossession Experience(1)
(Dollars in Thousands)

	For the seven months ended July 31,
	2026	2025
Retail Contracts Outstanding ($)	2,656,183	2,537,148
Average Retail Contracts Outstanding ($)(2)	2,632,792	2,552,061
Number of Retail Contracts Outstanding	33,908	35,491
Average Number of Retail Contracts Outstanding(2)	34,258	37,079

Number of Repossessions	121	129
Number of Repossessions as a Percentage of the Average Number of Retail Contracts Outstanding(2)	0.61%	0.60%
Charge-offs ($)(3)	14,631	9,932
Recoveries ($)(4)	(4,746)	(3,479)
Net Losses ($)(5)	9,996	6,491
Net Losses as a Percentage of Average Dollar Amount of Retail Contracts Outstanding(2)(5)	0.65%	0.44%

	For the Year Ended December 31,
	2025	2024	2023	2022	2021

Retail Contracts Outstanding ($)	2,619,778	2,570,064	2,614,357	2,464,982	2,018,477
Average Retail Contracts Outstanding ($)(2)	2,549,199	2,546,931	2,532,756	2,304,890	1,717,694
Number of Retail Contracts Outstanding	34,859	38,063	38,392	35,589	29,989
Average Number of Retail Contracts Outstanding(2)	36,111	38,004	36,993	33,417	26,140

Number of Repossessions	220	206	125	55	47
Number of Repossessions as a Percentage of the Average Number of Retail Contracts Outstanding(2)	0.61%	0.54%	0.34%	0.16%	0.18%

Charge-offs ($)(3)	17,871	20,331	11,597	4,559	3,089
Recoveries ($)(4)	(6,236)	(4,419)	(1,504)	(1,072)	(723)
Net Losses ($)(5)	11,681	15,946	10,098	4,217	2,390
Net Losses as a Percentage of Average Dollar Amount of Retail Contracts Outstanding(2)(5)	0.46%	0.63%	0.40%	0.18%	0.14%

(1)	Data presented in the tables is based upon retail balances for new, CPO and used vehicles serviced by PFS, including those contracts that have been sold but are serviced by PFS. The percentages at or for the seven months ended July 31, 2025 and July 31, 2026 are annualized and are not necessarily indicative of a full year’s actual results. Totals do not include service loaners, Porsche employee loans, mobility vehicles, specialty fleet vehicles, and any Lamborghini or Bentley vehicles.

(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(3)	Charge-offs generally represent the total aggregate net outstanding balance of the retail contracts determined to be uncollectible in the period less proceeds from the disposition of the related retail vehicles, other than recoveries described in Note (4) below.

(4)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.

(5)	Net Losses generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from obligors. Dollar amounts may not add to total net losses due to rounding.

66

In addition to the payment and other characteristics of a pool of receivables, delinquencies, credit losses and repossessions are also affected by a number of social, economic and other factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, credit loss and repossession experience of the receivables may differ from those shown in the foregoing tables. See “Risk Factors—Macroeconomic, regulatory and other external factors could result in losses on your notes or reduce the market value or liquidity of your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes”. Any contract for which the obligor has received an extension or a deferral will be excluded from the pool of receivables.

See “Origination and Servicing Procedures” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables as of the Cut-off Date

The following table sets forth the delinquency experience regarding the pool of receivables as of the cut-off date. The servicer considers a receivable delinquent if any amount of a scheduled monthly payment is delinquent on the first day after such payment was due. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the pool were delinquent by more than 30 days.

Historical Delinquency Status(1)	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance
Delinquent no more than once for 30-59 days(2)	124	1.56%	$12,997,170.80	1.35%
Delinquent more than once for 30-59 days but never for 60 days or more	73	0.92	6,505,506.05	0.68
Delinquent at least once for 60 days or more	39	0.49	2,465,713.92	0.26
Total	236	2.97%	$21,968,390.77	2.29%

(1)	As of the cut-off date.

(2)	Delinquent no more than once for 30-59 days represent accounts that were delinquent one time but never exceeded 59 days past due.

Information About Certain Previous Securitizations

Appendix A to this prospectus (“Appendix A”) sets forth in tabular and graph format static pool information about prior pools of retail installment sale contracts that were securitized by PFS. Static pool information consists of cumulative net credit losses, delinquency and prepayment data and summary information for the original characteristics of both the vintage level originations and prior securitized pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the receivables in this transaction. The static pool information consists of pool factor, cumulative net credit losses, delinquency and prepayment data that reflects the static pool performance of all motor vehicle retail installment sale contracts for new, CPO and used Porsche vehicles originated by dealers and included in PFS’ managed loan portfolio by vintage origination year for the last five years and is set forth in tabular format in Appendix A. The static pool information includes only Porsche vehicles.

67

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this securitization transaction.

The receivables included in the pool were originated under the same general underwriting policy framework as the receivables in the prior securitized pools. It is PFS’ belief that the prior securitized pools are generally comparable to the pool of receivables described in this prospectus. However, the pool of receivables described in this prospectus is expected to have slightly lower weighted average APR, slightly higher weighted average remaining term to maturity, higher weighted average FICO® score, higher percentage of new vehicles and higher average outstanding principal balance compared to the receivables in the prior securitized pools set forth on Appendix A.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool as of the cut-off date and the disclosure regarding the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, PFS identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by PFS senior management to ensure the accuracy of such descriptions. PFS also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. PFS officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, PFS employees performed a review of the Rule 193 Information to confirm that the receivables in the pool satisfied the criteria set forth in the first paragraph under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” in this prospectus. Statistical information relating to the receivables was recalculated using data tapes containing information from PFS’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of PFS’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, 100 receivable files were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes. Based on this review, there were no discrepancies.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by PFS, on behalf of the depositor. PFS determined the nature, extent and timing of the review and the level of assistance provided by the third parties. PFS had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. PFS attributes all findings and conclusions of the review to itself.

After undertaking the review described above, PFS, on behalf of the depositor, has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

68

Repurchases and Replacements

No assets securitized by PFS were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending June 30, 2026.

Please refer to the Form ABS-15G filed by the depositor on January 26, 2026 for additional information. The CIK number of the depositor is 0001541507.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of each class of notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on the receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full by the obligor, purchased by the servicer as a result of a breach of a covenant related to its servicing duties or as a result of a reduction in the contract rate of the receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, each as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables,” or repurchased by the seller as a result of a breach of a representation or warranty regarding the characteristics of a receivable to be transferred to the issuing entity as described under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal balance of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies. In addition, early retirement of the notes may be effected if the depositor exercises its option to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of motor vehicle retail installment sale contracts, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The timing of changes in the SOFR Rate may affect the actual yields on the notes even if the aggregate rate of the SOFR Rate is consistent with your expectations. Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a note.

PFS can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of each class of notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all

69

of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds 7 pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance	APR	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$1,316,941.51	4.812%	August 31, 2026	56	10
2	$7,884,663.04	5.034%	August 31, 2026	67	19
3	$12,336,643.78	7.544%	August 31, 2026	59	31
4	$30,767,245.73	7.659%	August 31, 2026	58	44
5	$175,318,938.80	7.443%	August 31, 2026	66	56
6	$671,118,636.25	7.278%	August 31, 2026	72	66
7	$61,937,802.12	8.093%	August 31, 2026	84	78
Total	$960,680,871.23

•	all prepayments on the receivables each month are made in full on the last day of each month (and include 30 days of interest) at the specified constant percentage of ABS commencing in September 2026 and there are no defaults, losses or repurchases;

•	the Class A-2 notes consist of Class A-2a notes and Class A-2b notes;

•	interest accrues on the notes at the following per annum fixed coupon rates: Class A-1 notes, 4.384%; Class A-2a notes, 4.83%; Class A-2b notes, 4.10000%; Class A-3 notes, 5.27%; and Class A-4 notes, 5.49%;

•	the SOFR Rate is assumed to remain constant at 3.60000%;

•	the initial principal amounts of the Class A-1 notes, the Class A-3 notes, and the Class A-4 notes are equal to the applicable initial principal amount as set forth on the cover page of this prospectus and the initial principal amounts of the Class A-2a notes and the Class A-2b notes are $205,500,000 and $120,000,000, respectively;

•	each scheduled payment on the receivables is made on the last day of each month commencing in September 2026, and each month has 30 days;

•	payments on the notes are paid in cash on each payment date commencing November 22, 2026 and on the 22nd calendar day of each subsequent month whether or not that day is a Business Day;

•	the offered notes are purchased on the closing date of September 30, 2026;

•	the Class A-1 notes and the Class A-2b notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

70

•	the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the servicing fee for any payment date will be an amount equal to the product of (1) 1.00%; (2) one-twelfth (or, in the case of the first payment date, a fraction, the numerator of which is the number of days from but not including the cut-off date to and including the last day of the first Collection Period (based on a 30-day month) and the denominator of which is 360); and (3) the Net Pool Balance, and all other fees and expenses are equal to $10,400 per annum;

•	the initial amount of overcollateralization as of the closing date is equal to $23,358,975.71 and such overcollateralization amount is maintained on each payment date;

•	the reserve account is funded with an amount equal to $2,335,897.44;

•	the weighted average life to call assumes that an optional purchase occurs on the payment date on which the aggregate outstanding Net Pool Balance is less than or equal to 10% of the aggregate initial Net Pool Balance before giving effect to any payments of principal required to be made on such payment date;

•	Available Funds from the receivables described above are distributed in accordance with the payment priorities described below under “The Transfer Agreements and the Administration Agreement—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

•	the yield supplement overcollateralization amount as of each payment date will equal the amount set forth opposite such payment date under “The Transfer Agreements and the Administration Agreement—Yield Supplement Overcollateralization Amount”; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original outstanding balance of the note.

71

Percent of the Initial Note Balance at Various ABS Percentages
Class A-1 Notes

Payment Date	0.00%	1.50%	1.60%	1.70%	1.80%	1.90%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 22, 2026	87.66%	71.58%	70.26%	68.86%	67.31%	65.41%	62.00%
December 22, 2026	81.42%	57.66%	55.73%	53.67%	51.40%	48.63%	45.41%
January 22, 2027	75.14%	43.96%	41.43%	38.74%	35.79%	32.21%	29.12%
February 22, 2027	68.81%	30.45%	27.35%	24.07%	20.48%	16.38%	13.21%
March 22, 2027	62.44%	17.16%	13.51%	9.66%	5.46%	1.25%	0.00%
April 22, 2027	56.02%	4.07%	0.00%	0.00%	0.00%	0.00%	0.00%
May 22, 2027	49.56%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 22, 2027	43.05%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 22, 2027	36.50%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 22, 2027	29.96%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 22, 2027	23.38%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 22, 2027	16.76%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 22, 2027	10.08%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 22, 2027	3.36%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 22, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.68	0.33	0.32	0.31	0.29	0.28	0.27
Weighted Average Life (Years) to Maturity	0.68	0.33	0.32	0.31	0.29	0.28	0.27

72

Percent of the Initial Note Balance at Various ABS Percentages
Class A-2a Notes and Class A-2b Notes

Payment Date	0.00%	1.50%	1.60%	1.70%	1.80%	1.90%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 22, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 22, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	98.51%
April 22, 2027	100.00%	100.00%	99.94%	97.25%	94.32%	91.65%	89.07%
May 22, 2027	100.00%	94.59%	91.73%	88.72%	85.55%	82.70%	79.80%
June 22, 2027	100.00%	86.81%	83.66%	80.36%	77.05%	73.91%	70.70%
July 22, 2027	100.00%	79.16%	75.74%	72.16%	68.71%	65.28%	61.78%
August 22, 2027	100.00%	71.66%	67.98%	64.16%	60.52%	56.81%	53.03%
September 22, 2027	100.00%	64.29%	60.37%	56.38%	52.49%	48.51%	44.45%
October 22, 2027	100.00%	57.06%	52.90%	48.75%	44.60%	40.37%	36.05%
November 22, 2027	100.00%	49.96%	45.59%	41.26%	36.87%	32.40%	27.84%
December 22, 2027	100.00%	42.99%	38.44%	33.91%	29.30%	24.60%	19.80%
January 22, 2028	97.91%	36.16%	31.45%	26.71%	21.88%	16.96%	11.95%
February 22, 2028	93.72%	29.46%	24.59%	19.65%	14.63%	9.50%	4.28%
March 22, 2028	89.50%	22.91%	17.87%	12.75%	7.53%	2.22%	0.00%
April 22, 2028	85.25%	16.49%	11.29%	5.99%	0.60%	0.00%	0.00%
May 22, 2028	81.11%	10.20%	4.84%	0.00%	0.00%	0.00%	0.00%
June 22, 2028	76.93%	4.04%	0.00%	0.00%	0.00%	0.00%	0.00%
July 22, 2028	72.73%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 22, 2028	68.49%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 22, 2028	64.23%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 22, 2028	59.93%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 22, 2028	55.61%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 22, 2028	51.25%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 22, 2029	46.86%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 22, 2029	42.44%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 22, 2029	38.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 22, 2029	33.51%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 22, 2029	29.14%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 22, 2029	24.73%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 22, 2029	20.29%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 22, 2029	15.82%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 22, 2029	11.31%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 22, 2029	6.78%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 22, 2029	2.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 22, 2029	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.28	1.20	1.15	1.10	1.06	1.02	0.98
Weighted Average Life (Years) to Maturity	2.28	1.20	1.15	1.10	1.06	1.02	0.98

73

Percent of the Initial Note Balance at Various ABS Percentages
Class A-3 Notes

Payment Date	0.00%	1.50%	1.60%	1.70%	1.80%	1.90%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 22, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 22, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	96.80%
April 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	95.10%	89.50%
May 22, 2028	100.00%	100.00%	100.00%	99.38%	93.83%	88.17%	82.40%
June 22, 2028	100.00%	100.00%	98.53%	92.93%	87.22%	81.41%	75.49%
July 22, 2028	100.00%	98.01%	92.37%	86.63%	80.78%	74.83%	68.77%
August 22, 2028	100.00%	92.11%	86.35%	80.48%	74.51%	68.44%	62.29%
September 22, 2028	100.00%	86.35%	80.47%	74.50%	68.42%	62.23%	56.01%
October 22, 2028	100.00%	80.71%	74.74%	68.67%	62.49%	56.21%	49.90%
November 22, 2028	100.00%	75.21%	69.15%	63.00%	56.73%	50.40%	43.99%
December 22, 2028	100.00%	69.84%	63.72%	57.49%	51.15%	44.76%	38.27%
January 22, 2029	100.00%	64.62%	58.43%	52.14%	45.76%	39.31%	32.75%
February 22, 2029	100.00%	59.52%	53.30%	46.96%	40.54%	34.03%	27.41%
March 22, 2029	100.00%	54.57%	48.31%	41.95%	35.50%	28.94%	22.28%
April 22, 2029	100.00%	49.76%	43.48%	37.10%	30.62%	24.03%	17.34%
May 22, 2029	100.00%	45.12%	38.82%	32.42%	25.92%	19.31%	12.60%
June 22, 2029	100.00%	40.61%	34.30%	27.90%	21.39%	14.78%	8.07%
July 22, 2029	100.00%	36.23%	29.94%	23.54%	17.05%	10.44%	3.73%
August 22, 2029	100.00%	32.00%	25.73%	19.35%	12.88%	6.30%	0.00%
September 22, 2029	100.00%	27.91%	21.67%	15.33%	8.88%	2.34%	0.00%
October 22, 2029	100.00%	23.96%	17.76%	11.47%	5.08%	0.00%	0.00%
November 22, 2029	100.00%	20.15%	14.01%	7.78%	0.00%	0.00%	0.00%
December 22, 2029	97.61%	16.49%	10.42%	4.27%	0.00%	0.00%	0.00%
January 22, 2030	92.98%	12.97%	6.99%	0.00%	0.00%	0.00%	0.00%
February 22, 2030	88.31%	9.60%	3.72%	0.00%	0.00%	0.00%	0.00%
March 22, 2030	83.61%	6.38%	0.00%	0.00%	0.00%	0.00%	0.00%
April 22, 2030	78.88%	3.30%	0.00%	0.00%	0.00%	0.00%	0.00%
May 22, 2030	74.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 22, 2030	69.57%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 22, 2030	64.98%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 22, 2030	60.36%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 22, 2030	55.72%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 22, 2030	51.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 22, 2030	46.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 22, 2030	41.57%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 22, 2031	36.79%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

74

Payment Date	0.00%	1.50%	1.60%	1.70%	1.80%	1.90%	2.00%
February 22, 2031	31.97%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 22, 2031	27.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 22, 2031	22.24%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 22, 2031	17.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 22, 2031	13.51%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 22, 2031	9.67%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 22, 2031	5.81%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 22, 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.12	2.65	2.54	2.43	2.33	2.23	2.13
Weighted Average Life (Years) to Maturity	4.12	2.65	2.54	2.43	2.33	2.23	2.13

75

Percent of the Initial Note Balance at Various ABS Percentages
Class A-4 Notes

Payment Date	0.00%	1.50%	1.60%	1.70%	1.80%	1.90%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 22, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 22, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 22, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 22, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 22, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
November 22, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
December 22, 2029	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
January 22, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
February 22, 2030	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
March 22, 2030	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 22, 2030	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 22, 2030	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

76

Payment Date	0.00%	1.50%	1.60%	1.70%	1.80%	1.90%	2.00%
February 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 22, 2031	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 22, 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.98	3.64	3.48	3.31	3.14	3.06	2.89
Weighted Average Life (Years) to Maturity	5.25	4.02	3.83	3.65	3.47	3.30	3.14

77

THE NOTES

General

The issuing entity will issue the notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date (the “indenture”) between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the finalized indenture with the SEC concurrently with or prior to the time we file the final prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. U.S. Bank Trust Co. will be the indenture trustee.

The paying agent will distribute principal and interest on each payment date to holders in whose names the notes were registered on the related record date. All payments required to be made on the notes will be made monthly on each payment date, which will be the 22nd day of each month or, if that day is not a Business Day, then the next Business Day, beginning November 23, 2026 (the “payment date”).

The “record date” means, with respect to each payment date or redemption date, (i) for any definitive notes and certificate, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date, or (iii) any other day specified in the transaction documents. See “—Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial principal amount, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus.

Distributions to the certificateholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof (except for one note of each class which may be issued in a denomination other than an integral of $1,000). The offered notes will be issued on or about the closing date in book-entry form through the facilities of DTC and Clearstream against payment in immediately available funds.

Book-Entry Registration

Each class of offered notes will be available only in book-entry form except in the limited circumstances described below under “—Definitive Notes” in this prospectus. All book-entry notes will be held by DTC, in the name of Cede & Co. (“Cede”), as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC or Clearstream Banking Luxembourg S.A. (“Clearstream”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

All book-entry notes will be delivered to the indenture trustee as custodian for DTC and registered in the name of Cede, the nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, investors will only be able to exercise their rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream (in Europe or Asia) and its participating organizations. Holding the notes in book-

78

entry form could also limit an investor’s ability to pledge or transfer its notes to persons or entities that do not participate in DTC or Clearstream.

Interest and principal on the notes will be paid by the issuing entity to DTC as the record holder of those notes while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process could delay receipt of payments from the issuing entity with respect to an investor’s beneficial interest in notes in the event of misapplication of payments by DTC participants or indirect participants or bankruptcy or insolvency of those entities and an investor’s recourse will be limited to its remedies against those entities. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC and Clearstream for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

Any retained notes may be issued as definitive notes and registered in the name of the depositor or one or more of the depositor’s affiliates. The offered notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default under the indenture, beneficial owners representing in the aggregate at least a majority of the outstanding principal amount of all the outstanding notes, voting as a single class, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered on the record date. Payments or distributions will be made via DTC to the extent applicable, and in the event notes are not held through DTC, by wire transfer to each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

79

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the seller, the depositor, the servicer, the administrator, any certificateholder or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the seller, the depositor, the servicer, the administrator, any certificateholder or any of their respective affiliates, except that, in determining whether the indenture trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith will be regarded as “outstanding” if the pledgee of those notes provides written notice to the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the seller, the depositor, the servicer, the administrator, any certificateholder or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the note registrar will furnish or cause to be furnished to the indenture trustee and the paying agent a list of the names and addresses of the noteholders:

•	as of each record date, within five days of that record date; and

•	within five days after receipt by the note registrar of a written request from the indenture trustee for that list.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On or prior to the second Business Day preceding each payment date, the servicer will provide to the indenture trustee and, on each payment date, the indenture trustee will forward or otherwise make available to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related Collection Period the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB):

1.	the amount of the distribution on or with respect to each class of notes allocable to principal;

2.	the amount of the distribution on or with respect to each class of notes allocable to interest;

3.	the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance, in each case before and after giving effect to payments on such payment date;

4.	the Principal Distribution Amount for such payment date;

5.	the number and aggregate outstanding principal balance of the related receivables which are delinquent as of the end of the related Collection Period;

6.	the Delinquency Percentage;

80

7.	the aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related Collection Period;

8.	whether the Delinquency Percentage exceeds the Delinquency Trigger;

9.	the aggregate servicing fee paid to the servicer with respect to the receivables, the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

10.	(i) the amount of fees paid to the indenture trustee and the owner trustee, the amount of any unpaid fees to the indenture trustee and the owner trustee and any changes in such amount from the prior payment date and (ii) the amount of fees paid to the asset representations reviewer, if any, the amount of any unpaid fees to the asset representations reviewer and any changes in such amount from the prior payment date;

11.	(i) the amount on deposit in the reserve account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the reserve account in respect of such payment date, if any, (iii) the reserve account draw amount, if any, to be withdrawn from the reserve account on such payment date, (iv) the balance on deposit in the reserve account on such payment date after giving effect to such changes in such balance from the immediately preceding payment date;

12.	the amount available in the collection account for payment of the aggregate amount payable or distributable on the notes, and the amount of any principal or interest shortfall with respect to each class of notes;

13.	the aggregate repurchase price with respect to repurchased receivables paid by the servicer or the seller with respect to the related Collection Period;

14.	the number of receivables that are 31-60, 61-90 and 91-120 days delinquent as of the end of the related Collection Period;

15.	the aggregate outstanding principal balance of receivables that are 31-60, 61-90 and 91-120 days delinquent as of the end of the related Collection Period;

16.	the percentage of the total aggregate outstanding principal balance of receivables that are 31-60, 61-90 and 91-120 days delinquent as of the end of the related Collection Period;

17.	the Pool Factor and the Note Factor;

18.	the Net Pool Balance;

19.	the amount of the interest shortfall from the preceding payment date, if any, on such payment date and the change in such amounts from the preceding payment date;

20.	a summary of material breaches of representations or warranties related to eligibility criteria for the receivables, together with the number and aggregate outstanding principal balance of repurchased receivables in connection with such breaches during that Collection Period, if any; and

21.	a summary of any material breach by the issuing entity of covenants contained in the transfer agreements, if any.

The servicer may, in its sole discretion, elect to include the information specified in the 14th, 15th and 16th bullet points above in 30-day increments beginning with 30-59 days delinquency in lieu of the increments set forth in such bullet points above.

81

The “Note Factor” for each class of notes will be a seven-digit decimal that the servicer will compute prior to each payment date with respect to that class of notes. The Note Factor represents the remaining outstanding principal amount of that class of notes as of that payment date (after giving effect to payments made on that payment date), expressed as a fraction of the initial outstanding principal amount of that class of notes. Each Note Factor will initially be 1.0000000, and will thereafter decline to reflect reductions in the principal amount of the related class of notes. A noteholder’s portion of the principal amount of the notes will be the product of (i) the original denomination of the note and (ii) the applicable Note Factor.

The “Pool Factor” will be, for any payment date, a six-digit decimal equal to the Net Pool Balance as of the end of the month as a fraction of the original Net Pool Balance of receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the closing date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in this prospectus.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and the paying agent will furnish information required to complete United States federal and state income tax returns to each person who on any record date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the unpaid outstanding principal amount of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date.

Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes and the Class A-2b notes will be calculated on the basis of the actual days elapsed during the period for which interest is payable and assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2b notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•	30/360. Interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the related interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding the 22nd day of the month in which the first payment date occurs (assuming a 30 day calendar month)), divided by 360.

•	Interest Periods. Interest will accrue on the outstanding principal amount of each class of notes (a) with respect to the Class A-1 notes and the Class A-2b notes, from and including the most recent payment date (or in the case of the first payment date, the closing date) to but excluding that specified payment date or (b) with respect to the Class A-2a notes, the Class A-3 notes and the Class A-4 notes, from and including the 22nd day of the calendar month preceding a payment date (or in the case of the first payment date, from and including the closing date) to but excluding the 22nd day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

82

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last Business Day of the calendar month preceding the related payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes on any payment date that continues unremedied for a period of five (5) Business Days or more will result in an event of default. See “The Indenture—Events of Default” in this prospectus.

Calculation of Floating Rate Interest

Interest on the floating rate notes will be calculated based on the SOFR Rate plus the applicable spread set forth on the cover page of this prospectus; provided that, if the sum of the SOFR Rate and such spread is less than 0.00% for any Interest Period, then the interest rate for the floating rate notes for such Interest Period will be deemed to be 0.00%.

The “SOFR Rate” will be obtained by the calculation agent for each Interest Period on the second U.S. Government Securities Business Day before the first day of such Interest Period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not the SOFR Rate, the time determined by the administrator after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, will mean, a rate equal to Compounded SOFR; provided, that, the administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the floating rate notes prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, will mean:

(1)            the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)            if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” will mean the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” will mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary).

83

“U.S. Government Securities Business Day” will mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2b notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the administrator will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all such determinations on all subsequent dates.

The administrator will deliver written notice to each Hired Agency and to the calculation agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

In connection with the implementation of a Benchmark Replacement, the administrator will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the administrator’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without the consent of any other person (including any noteholder). The holders of the Class A-2b notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the transaction documents, none of the issuing entity, the owner trustee, the indenture trustee, the calculation agent, the paying agent, the administrator, the sponsor, the depositor or the servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each noteholder and beneficial owner of notes, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the issuing entity, the owner trustee, the indenture trustee, the calculation agent, the paying agent, the administrator, the sponsor, the depositor and the servicer relating to any such determinations.

Payments of Principal

On each payment date prior to the acceleration of the notes following an event of default, the Principal Distribution Amount will be applied to make principal payments on the notes, in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date prior to the acceleration of the notes following an event of default, the Principal Distribution Amount will be applied to the notes as follows:

•	first, to the Class A-1 noteholders, until the Class A-1 notes are paid in full;

84

•	second, to the Class A-2 noteholders, pro rata among the Class A-2a notes and the Class A-2b notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 noteholders, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 noteholders, until the Class A-4 notes are paid in full.

The remaining outstanding principal amount of each class of notes will be due on the related final scheduled payment date for such class or on the redemption date. Failure to pay the full outstanding principal amount of a class of notes by the applicable final scheduled payment date or redemption date will be an event of default under the indenture. At any time that the outstanding principal amounts of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other noteholders on each payment date, based on the aggregate outstanding principal amount of each class of notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all notes have been paid in full. Such payments will be made from Available Funds and other amounts, including all amounts held on deposit in the reserve account.

To the extent not previously paid prior to those dates, the outstanding principal amount of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the October 22, 2027 payment date;

•	for the Class A-2a notes and the Class A-2b notes, the June 24, 2030 payment date;

•	for the Class A-3 notes, the April 22, 2032 payment date; and

•	for the Class A-4 notes, the July 24, 2034 payment date.

Payments of Principal on each Payment Date
(other than Payment Dates after the Notes have been accelerated following the occurrence of an Event of Default)

85

THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following section summarizes material provisions of the “purchase agreement” entered into between the seller and the depositor and the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the material provisions of the “administration agreement” entered into among the issuing entity, PFS and the indenture trustee and the “asset representations review agreement” entered into between the asset representations reviewer, the issuing entity, the sponsor and the servicer. We sometimes refer to the purchase agreement, the sale and servicing agreement, the indenture, the administration agreement and the asset representations review agreement as the “transaction documents”.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. We will file a copy of the final transaction documents with the SEC on Form 8-K concurrently with or prior to the time we file the final prospectus with the SEC. We refer you to the forms of the transaction documents for additional details on the terms of the transaction documents.

Sale and Assignment of Receivables and Related Security Interests

Under the purchase agreement, on the closing date, the seller will sell, transfer, assign, set over and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections received after the close of business on the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections received after the close of business on the cut-off date, the receivable files and the related security and the depositor’s rights under the purchase agreement relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee as security for the notes. The terms of the indenture will create a first priority security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Representations and Warranties

The seller, pursuant to the purchase agreement, will represent and warrant that, as of the cut-off date (or such other date as may be set forth below), each receivable:

•	was fully executed or electronically authenticated by the obligor thereto;

•	was originated by a dealer in the ordinary course of such dealer’s business to finance the retail sale by a dealer of the related financed vehicle and has been purchased by PFS in the ordinary course of its business;

•	was secured by a first priority validly perfected security interest in the financed vehicle in favor of PFS, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle in favor of PFS, as secured party;

•	contained provisions that permit the repossession and sale of the related financed vehicle upon a default under the receivable by the obligor;

86

•	provided, at origination, for level monthly payments which fully amortize the initial outstanding principal balance over the original term; provided, that the amount of the first and last scheduled payment may be different from the level monthly payment but in no event more than three times the level monthly payment;

•	provided for interest at the contract rate specified on the schedule of receivables (which is the schedule identifying the receivables transferred to the issuing entity on the closing date);

•	was denominated in U.S. dollars;

•	was secured by a new, CPO or used automobile or sport utility vehicle;

•	had an APR of not less than 0.00%;

•	had an original term to maturity of not less than 12 months and not more than 84 months;

•	had a remaining term to maturity, as of the cut-off date, of not less than 6 months and not more than 84 months;

•	had an outstanding principal balance as of the cut-off date of at least $500.00 and not more than $600,000.00;

•	had a final scheduled payment due not later than June 30, 2033;

•	was not more than 30 days past due as of the cut-off date;

•	was not identified in the records of the servicer as being subject to any pending bankruptcy or insolvency proceeding;

•	was not subject to a force-placed insurance policy on the related financed vehicle;

•	was a simple interest receivable;

•	complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as an assignee of such receivable;

•	represented the valid, legal and binding payment obligation of the related obligor, enforceable in all material respects by the holder of the receivable, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles, consumer protection laws and the Servicemembers Civil Relief Act;

•	(i) was such that the servicer’s electronic records related to the receivable did not indicate that such receivable was satisfied, subordinated or rescinded, or that any related financed vehicle was released from the lien of the related receivable and (ii) did not have any material terms that have been expressly waived, altered or modified in any material respect since its origination, except by instruments or documents identified in the servicer’s receivable system;

•	by its terms required that the obligor thereunder insure the financed vehicle under a physical damage insurance policy;

87

•	had an obligor which was not listed on the servicer’s records as the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government;

•	by its terms did not prohibit the sale, transfer, assignment, contribution, conveyance or pledge of such receivable under the purchase agreement and the sale and servicing agreement or the pledge of such receivable under the indenture; and

•	constituted either “chattel paper” evidenced by a tangible copy or “chattel paper” evidenced by an electronic copy, each within the meaning of the UCC as in effect in the state of origination.

In addition, PFS will represent and warrant that, with respect to each receivable:

•	the servicer’s receivable system did not disclose that there was any payment default under the terms of any receivable (other than payment delinquencies of not more than 30 days);

•	immediately prior to the transfers and assignments contemplated under the purchase agreement, the seller had good and marketable title to each receivable free and clear of all liens (except permitted liens and any lien that will be released prior to the assignment of such receivable under the purchase agreement), and, immediately upon the transfer by the depositor to the issuing entity pursuant to the sale and servicing agreement, the depositor will have good and marketable title to such receivable, free and clear of all liens except permitted liens;

•	there is only one original executed copy, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC) related to the receivable; and

•	the records of the servicer did not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of recission, offset, claim, counterclaim or defense with respect to such receivable or the same being asserted or threatened with respect to such receivable.

We refer to the foregoing representations and warranties as the “Eligibility Representations”.

If a responsible officer of any party to the purchase agreement discovers or receives written notice of a breach of any of the Eligibility Representations with respect to any receivable which materially and adversely affects the interests of the issuing entity or the noteholders in such receivable, the party discovering such breach or receiving such notice will give prompt written notice of that breach to the other party to the purchase agreement; provided, that (i) delivery of the monthly servicer’s certificate which identifies that receivables are being or have been repurchased will be deemed to constitute prompt notice by the seller and the depositor of that breach and (ii) the owner trustee or the indenture trustee will be deemed to have knowledge of such breach only if a responsible officer of the owner trustee or the indenture trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give such notice will not affect any obligation of the seller under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the seller will either (a) correct or cure that breach, if applicable, or (b) repurchase that receivable from the depositor (or its assignee), in either case on or before the payment date following the end of the Collection Period which includes the 60th day (or, if the seller elects, an earlier date) after the date the seller became aware or was notified of that breach. Any such breach or failure will be deemed not to materially and adversely affect the interests of the issuing entity or the noteholders if it has not affected the ability of the depositor (or its assignee) to receive and retain payment in full on such receivable. The owner trustee (at the direction of a certificateholder) or the indenture trustee (at the written direction of a noteholder) may notify the seller of a breach by delivering written notice to the seller identifying the receivable and the related breach of an Eligibility Representation. Any such repurchase by the seller will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, the seller will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase or an earlier date, if elected by the seller. The repurchase obligation

88

will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the Eligibility Representations.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the indenture trustee, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). PFS will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “—Representations and Warranties,” the seller will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	the Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	a majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting”.

If the asset review conditions are satisfied (the first date on which the asset review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Net Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related Collection Period is 5.80%.

The Delinquency Trigger was calculated as a multiple of approximately 5 times the previous historical monthly peak Delinquency Percentage, rounded to the nearest whole percentage, of PFS’s securitization transactions under the Porsche Financial Auto Securitization Trust platform from 2023 through 2025. PFS believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its securitization transactions over time. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to PFS’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date.

89

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the securities. See “The Notes—Book-entry Registration.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. The seller, PFS, the depositor and the issuing entity are required under the transaction documents to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred.

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a written notice to the seller, PFS, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied and providing the applicable Review Satisfaction Date, and upon receipt of such notice, the asset representations reviewer will conduct an Asset Review. Within ten Business Days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an Asset Review. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the sponsor. To the extent any fees, expenses or indemnification amounts have not been paid by the sponsor within at least 60 days following the receipt of an invoice, they will be payable by the issuing entity out of Available Amounts as described in “—Priority of Payments”.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that Subject Receivable. The review is not designed to determine why an obligor is delinquent or the creditworthiness of

90

the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives the applicable review materials for the Subject Receivables from the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional 30 days. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity, the sponsor and the servicer of the findings and conclusions of the Asset Review, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by or on behalf of the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless the asset representations reviewer was not able to complete the tests for that Subject Receivable as a result of missing or incomplete review materials. The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will investigate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity or the noteholders in the Subject Receivable such that the seller would be required to make a repurchase. In conducting this investigation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

An investor wishing to direct the indenture trustee to request a repurchase or to refer a repurchase dispute to mediation (including nonbinding arbitration) or arbitration may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. If the depositor, the issuing entity, the owner trustee (acting at the written direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) (each, a “requesting party”) requests that the seller repurchase any receivable due to a breach of an Eligibility Representation as described under “—Representations and Warranties” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the seller, the requesting party may refer the matter to either mediation (including nonbinding arbitration) or arbitration; provided, however, (i) if the indenture trustee declines to act in accordance with this paragraph at the direction of an investor due to the failure of such investor to offer the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such investor will be deemed to be a “requesting party” or (ii) if the owner trustee declines to act in accordance with this paragraph at the direction of a certificateholder due to the failure of such certificateholder to offer the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such certificateholder will be deemed to be a “requesting party.”

91

If both the owner trustee (acting at the written direction of the certificateholder) and the indenture trustee (on behalf of one or more investors) are requesting parties, then the indenture trustee as requesting party will have the right to make the selection of mediation (including nonbinding arbitration) or arbitration. If more than one investor has directed the indenture trustee in connection with a request to pursue dispute resolution, then the indenture trustee will act at the direction of the investors, as applicable, holding a majority of the outstanding aggregate principal amount of the notes held by such directing investors. If more than one certificateholder has directed the owner trustee in connection with a request to pursue dispute resolution, then the owner trustee will act at the direction of the certificateholder holding the majority of the voting interests held by such directing certificateholder. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed.

The sponsor will inform the requesting party in writing upon a determination by the sponsor that a receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which such receivables were repurchased will include disclosure of such repurchase.  A failure of the sponsor to inform the requesting party that a receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request will be deemed to be a determination by the sponsor that no repurchase of that receivable due to a breach of an Eligibility Representation is required.  The monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related receivable is repurchased, will include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable receivable. Additionally, PFS will make Form ABS-15G filings disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee and the owner trustee may request that the seller repurchase a receivable due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee or owner trustee to exercise this discretion, the transaction documents do not provide any requirements regarding what factors the indenture trustee or owner trustee, as applicable, should consider when determining whether to exercise its discretion to request a repurchase and neither the indenture trustee nor the owner trustee intends to exercise such discretion. Consequently, it is likely that the requesting party will be the indenture trustee or owner trustee acting at the direction of an investor. If the requesting party is the indenture trustee or owner trustee acting at the direction of an investor, then the indenture trustee or owner trustee, as requesting party, will continue to act at the direction of the investor in making all decisions related to a mediation or arbitration, as applicable.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation (including nonbinding arbitration), the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA. The

92

arbitrator will make its final determination no later than 90 days after the appointment (or as soon as practicable thereafter). In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. No person may bring a putative or certified class action to arbitration.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the purchase agreement. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to the seller, with a copy to PFS, the depositor, the issuing entity, the owner trustee and the indenture trustee. Upon receipt of the notice of intent to refer the matter to mediation or arbitration, PFS, the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder) and the indenture trustee (acting at the direction of a noteholder or Note Owner) will advise the requesting party and the seller of an intent to join in the mediation or arbitration, which will result in their being joined as a requesting party in the proceeding.

A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial requesting party is the indenture trustee (on behalf of one or more investors), any decisions related to the mediation or arbitration will be made by the indenture trustee at the written direction of the requesting party holding a majority of the outstanding aggregate principal amount of all of the notes held by such directing investors. If the initial requesting party is the owner trustee (acting at the written direction of the certificateholder), any decisions related to the mediation or arbitration will be made by the owner trustee acting at the written direction of the certificateholder holding the majority of the voting interests of the directing certificateholder.

Administration Agreement

PFS will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the indenture and the transfer agreements and certain duties and obligations of the issuing entity and the owner trustee under the trust agreement, the indenture, the sale and servicing agreement and the note depository agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee (in its capacity as owner trustee under the trust agreement) and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to receive $5,000 annually, which will be solely an obligation of the servicer.

Amendment Provisions

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person, the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i)            an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders has been delivered to the indenture trustee;

93

(ii)            an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders has been delivered to the indenture trustee; or

(iii)            the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified in writing.

Any amendment to the transaction documents also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the aggregate outstanding principal amount of the outstanding notes; provided, that no amendment to the sale and servicing agreement may (i) reduce the interest rate or principal amount of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal amount of the notes which were required to consent to such matter before giving effect to such amendment. The transaction documents may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificate.

Notwithstanding anything under this heading or in any other transaction document to the contrary, the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the indenture trustee, the issuing entity, the owner trustee, any noteholder or any other person and without satisfying any other amendment provisions of the sale and servicing agreement or any other transaction document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the Hired Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the owner trustee’s and indenture trustee’s rights, indemnities or obligations without the owner trustee’s or indenture trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the sale and servicing agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and the sale and servicing agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

No amendment to the transaction documents (excluding the indenture) will be effective which affects the rights, protections, immunities, indemnities or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

The Accounts

The issuing entity will have the following bank accounts, which will initially be established and maintained at U.S. Bank N.A., as the account bank, in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

The servicer will cause each such account to be established in the name of the indenture trustee for the benefit of the noteholders. Amounts on deposit in the collection account, the principal distribution account and the reserve account may be invested by the account bank at the direction of the servicer in one or more permitted investments as set forth in the sale and servicing agreement; provided that funds deposited within two Business Days of a payment date may remain uninvested. Permitted investments are limited to obligations or securities that mature so that funds will be available on the next payment date. As additional compensation, the servicer will be entitled to retain or receive all investment earnings (net of investment losses and expenses) from the investment of amounts on deposit in the collection account, the principal distribution account and the reserve account, if any, as described below under “—Servicing Compensation and Expenses”.

94

The accounts will be maintained with the account bank so long as it is an eligible institution as set forth in the transaction documents. If the account bank ceases to be an eligible institution, then the servicer will be required, with the assistance of the account bank as may be necessary, to cause each account to be moved to an eligible institution.

Collection Account

Under the sale and servicing agreement, if the monthly remittance condition described below is not satisfied, PFS as servicer will be required to deposit an amount equal to all Collections into the collection account within two Business Days after identification. However, if the monthly remittance condition is satisfied, the servicer will not be required to remit Collections it receives on the receivables during a Collection Period to the collection account until the Business Day immediately preceding each payment date.

The “monthly remittance condition” will be satisfied if (i) PFS is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) PFS has a short-term debt rating of at least “A-2” from S&P Global Ratings (“S&P”) and “P-2” from Moody’s Investors Service, Inc. (“Moody’s”). The servicer may also remit Collections to the collection account on any other alternate remittance schedule (but not later than the related payment date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Principal Distribution Account

On each payment date, payments will be made from the collection account to the principal distribution account as set forth in “—Priority of Payments” below and the indenture trustee will make payments from amounts deposited in the principal distribution account on that payment date in the order of priority set forth above under “The Notes—Payments of Principal.”

Reserve Account

To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the certificateholder, the depositor, the seller or servicer as a source of payment.

The reserve account initially will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to not less than 0.25% of the Adjusted Pool Balance as of the cut-off date.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments.”

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fifth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the indenture trustee will deposit the amount of the excess into the collection account and the excess will then be distributed as part of Available Funds for that payment date as specified under “—Priority of Payments” below.

95

In addition, on any payment date if the sum of the amount in the reserve account and the amount of remaining Available Funds after payment of the amounts set forth in clauses first through fifth under “—Priority of Payments” (without regard to any caps set forth therein) would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw all amounts from the reserve account and deposit such amounts into the collection account for distribution as part of Available Funds for that payment date.

Advances

The servicer may, in its sole discretion, elect to make a payment with respect to the aggregate scheduled monthly payments due on the receivables but not received during and prior to the related Collection Period. We refer to each such payment herein as a “delinquency advance”. The servicer will not make a delinquency advance with respect to any Defaulted Receivable.

If, at the close of business on the last day of a Collection Period, an obligor is entitled to a rebate of an insurance policy or other ancillary product, then the servicer may advance to the obligor an amount equal to such rebate to the extent the servicer expects to recover the amount of the rebate from the insurer, the seller of the ancillary product or another person. We refer to each such payment herein as a “rebate advance”. Advances relating to rebates can be delivered to obligors and reported in the servicer’s report in any manner the servicer selects in its discretion. Without limiting the foregoing, a rebate advance can be made, in the discretion of the servicer, by reducing the outstanding principal balance of the applicable receivable and may be included in the servicer’s report as a principal collection.

If the amount of Available Funds available on a payment date is not sufficient to make distributions pursuant to clauses first through fourth below under “—Priority of Payments” or clauses first through fourth below under “The Indenture—Priority of Payments May Change Upon an Event of Default”, as applicable, the servicer may make an advance in an amount required to make such distributions, to the extent the servicer reasonably believes that there is a substantial likelihood that it will recover such amounts from Collections on the receivables. We refer to such payment herein as a “liquidity advance” and we refer to liquidity advances, delinquency advances and rebate advances collectively as “advances”. The servicer will not make a liquidity advance with respect to any Defaulted Receivable.

Advances made by the servicer with respect to any receivable will be repaid, if not otherwise reimbursed, from available amounts in the collection account and any amounts available from the reserve account. The servicer will not charge interest on amounts advanced. Advances are designed to maintain a regular flow of payments on the receivables and increase the likelihood of timely payment of amounts due on the notes by providing additional amounts to be available for distributions although such advances must be reimbursed and are not a guarantee or insurance against losses.

The servicer may not make an advance unless it reasonably believes, in its sole discretion, that such advance is likely to be recoverable from subsequent Collections or recoveries on the receivables. The servicer will be reimbursed for any advance from Available Funds prior to any payments of principal on the notes.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make, or cause to be made, the following deposits and distributions (based solely on and in accordance with the servicer’s instructions), to the extent of Available Funds, and any Adjusted Aggregate Delayed Principal Amount, then on deposit in the collection account with respect to the Collection Period preceding that payment date – including funds, if any, deposited into the collection account from the reserve account and any advance made by the servicer – in the following order of priority (which we sometimes refer to as the “payment waterfall”):

(1)            first, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances, if any;

96

(2)            second, to the servicer, the servicing fee, together with any unpaid servicing fees in respect of one or more prior Collection Periods, and any investment earnings (net of investment losses and expenses);

(3)            third, pro rata, (i) to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior Collection Periods), in each case, due and payable under the transaction documents and (ii) to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior Collection Periods) to the extent not previously paid by the sponsor; provided, that such accrued and unpaid fees, expenses and indemnification amounts payable (A) to the indenture trustee pursuant to this clause third may not exceed, in the aggregate, $100,000 per annum, (B) to the owner trustee pursuant to this clause third may not exceed, in the aggregate, $75,000 per annum and (C) to the asset representations reviewer pursuant to this clause third may not exceed, in the aggregate, $50,000 per annum; provided further that if the accrued and unpaid fees, expenses and indemnification amounts payable to any of the indenture trustee, the owner trustee or the asset representations reviewer exceeds such cap, such party will receive any unused amount of the other parties’ cap up to an amount not to exceed, in the aggregate, $225,000 per annum on the payment date occurring in December of each calendar year;

(4)            fourth, pro rata, to the noteholders, the accrued interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related Interest Period on each class of the notes at their respective interest rates on the respective Note Balances as of the immediately preceding payment date (or the closing date, in the case of the first Interest Period), after giving effect to all payments of principal to the noteholders on or prior to such preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the noteholders on such preceding payment date over the amounts actually paid to the noteholders on the immediately preceding payment date, plus interest on any such shortfall at the respective interest rates of each class of the notes for the related Interest Period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued interest, the amounts available will be applied to the payment of such interest on the notes on a pro rata basis based on the amount of interest payable to each class of notes;

(5)            fifth, to the principal distribution account for distribution pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Principal Distribution Amount, if any;

(6)           sixth, to the reserve account, any additional amounts required to increase the amount in the reserve account up to the Specified Reserve Account Balance;

(7)           seventh, pro rata, to the owner trustee, the indenture trustee and the asset representations reviewer, accrued and unpaid fees, expenses and indemnification amounts due and payable under the transaction documents which have not been previously paid pursuant to clause third due solely to the per annum limitation set forth therein; and

(8)           eighth, any remaining funds will be distributed to or at the direction of the certificateholder.

Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts. On each payment date, after all deposits and distributions of higher priority as described above, the certificateholder will be entitled to any funds remaining on that payment date.

If the sum of the amounts required to be distributed pursuant to clauses first through fifth above exceeds the sum of Available Funds and advances for that payment date, the indenture trustee (based solely on and in accordance with the servicer’s instructions) will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds on deposit in the reserve account and the amount of such shortfall.

97

Overcollateralization

Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. The initial amount of overcollateralization will be approximately 2.50% of the Adjusted Pool Balance as of the cut-off date (the “overcollateralization amount”).

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, indenture trustee and owner trustee fees, expenses and indemnification amounts, asset representations reviewer fees, expenses and indemnification amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.

Yield Supplement Overcollateralization Amount

As of the closing date, the yield supplement overcollateralization amount will equal $26,321,895.52, which is approximately 2.82% of the Adjusted Pool Balance as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization described under “—Overcollateralization” above.

With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount ($)	Payment Date	Yield Supplement Overcollateralization Amount ($)
Closing Date	26,321,895.52	March 2030	3,869,687.43
November 2026	24,865,358.17	April 2030	3,567,165.72
December 2026	24,149,927.51	May 2030	3,277,024.19
January 2027	23,443,233.10	June 2030	2,999,369.30
February 2027	22,745,409.77	July 2030	2,734,298.22
March 2027	22,056,593.72	August 2030	2,481,899.60
April 2027	21,376,922.50	September 2030	2,242,301.22
May 2027	20,706,514.76	October 2030	2,015,647.23
June 2027	20,045,460.98	November 2030	1,801,966.02
July 2027	19,393,808.76	December 2030	1,601,288.65
August 2027	18,751,610.24	January 2031	1,413,638.10
September 2027	18,118,912.27	February 2031	1,238,874.79
October 2027	17,495,805.34	March 2031	1,076,815.15
November 2027	16,882,389.16	April 2031	927,347.19
December 2027	16,278,750.40	May 2031	790,337.93
January 2028	15,684,981.03	June 2031	665,645.78
February 2028	15,101,082.13	July 2031	553,098.94
March 2028	14,527,072.11	August 2031	452,574.48
April 2028	13,962,948.49	September 2031	363,955.45
May 2028	13,408,724.19	October 2031	287,338.66
June 2028	12,864,466.39	November 2031	222,291.88
July 2028	12,330,164.09	December 2031	168,301.60
August 2028	11,805,830.72	January 2032	124,682.17
September 2028	11,291,510.68	February 2032	90,510.44

98

Payment Date	Yield Supplement Overcollateralization Amount ($)	Payment Date	Yield Supplement Overcollateralization Amount ($)
October 2028	10,787,292.25	March 2032	64,521.85
November 2028	10,293,254.22	April 2032	45,445.65
December 2028	9,809,511.59	May 2032	32,153.88
January 2029	9,336,188.54	June 2032	23,493.94
February 2029	8,873,408.38	July 2032	18,082.72
March 2029	8,421,256.89	August 2032	14,510.96
April 2029	7,979,849.35	September 2032	11,387.26
May 2029	7,549,301.84	October 2032	8,711.22
June 2029	7,129,728.31	November 2032	6,454.16
July 2029	6,721,255.91	December 2032	4,594.70
August 2029	6,324,028.58	January 2033	3,106.95
September 2029	5,938,193.08	February 2033	1,975.35
October 2029	5,563,875.41	March 2033	1,143.10
November 2029	5,201,209.39	April 2033	577.05
December 2029	4,850,335.66	May 2033	228.08
January 2030	4,511,389.23	June 2033	59.06
February 2030	4,184,473.48	July 2033 and thereafter	0.00

The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that receivable and 8.45%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Optional Redemption

The depositor will have the right, at its option, to exercise a “clean-up call” and to purchase (and/or designate one or more other persons to purchase) the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date when the required conditions are satisfied, then the outstanding notes will be redeemed in whole, but not in part on such date. The depositor may exercise this option on any payment date when the Net Pool Balance as of the last day of the related Collection Period is less than or equal to 10% of the Net Pool Balance as of the cut-off date. If the depositor purchases the receivables and other issuing entity property (other than the reserve account) on any payment date, the purchase price will equal the unpaid principal amount on the notes, plus accrued and unpaid interest thereon up to but excluding that payment date (after giving effect to all distributions made on that payment date without regard to any caps set forth in “—Priority of Payments”) (the “redemption price”) plus accrued and unpaid amounts due to the owner trustee, the indenture trustee and the asset representations reviewer. Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and the remaining Available Funds after the payments under clauses first through fifth set forth in “—Priority of Payments” above (without regard to any caps set forth therein) would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the indenture trustee, upon written direction from the servicer, will transfer all amounts on deposit in the reserve account to the collection account and (b) the outstanding notes will be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the depositor, only the Class A-4 notes will be outstanding.

99

The administrator will provide prior notice of the redemption of the notes to the issuing entity, the owner trustee and the indenture trustee. Notice of redemption under the indenture will be given by the indenture trustee at the written direction and expense of the issuing entity not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments” and “The Indenture—Priority of Payments May Change Upon an Event of Default”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee and investment earnings as described below under “—Servicing Compensation and Expenses”
Administrator	$5,000 per annum**
Indenture Trustee	$5,000 per annum plus expenses***
Owner Trustee	$5,400 per annum plus expenses***
Asset Representations Reviewer	$5,000 per annum plus expenses and, in connection with an Asset Review, $200 per receivable reviewed as described above under “—Asset Representations Review —Fees and Expenses for Asset Review”****

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default; however if the notes are accelerated after the occurrence of an event of default, any applicable caps on fees and expenses in the payment waterfall will not apply.

**	The servicer has the primary obligation to pay the fees and expenses of the administrator.

***	The issuing entity has the primary obligation to pay the fees and expenses of the indenture trustee and the owner trustee, and to the extent not satisfied by the issuing entity, the servicer will have the obligation to pay such fees and expenses.

****	The sponsor has the primary obligation to pay the fees and expenses of the asset representations reviewer, and to the extent not satisfied by the sponsor, the issuing entity will have the obligation to pay such fees and expenses.

Indemnification of the Indenture Trustee and the Owner Trustee

Under the indenture, the indenture trustee will be indemnified for, and held harmless against, any and all loss, liability, claim, action, suit or expense (including reasonable attorneys’ fees and including all loss, liability, claim, action, suit or expense incurred in connection with enforcement of its indemnification rights) incurred by it in connection with the administration of the transaction documents or the trust created thereby or the performance of its duties as indenture trustee, including, with certain limitations, the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the indenture. Such amounts will be payable by the issuing entity from Available Funds as described above under “—Priority of Payments” and as described below under “The Indenture—Priority of Payments May Change Upon an Event of Default” and, to the extent not satisfied by the issuing entity, by the servicer. However, the indenture trustee will not be indemnified from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, negligence or bad faith, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties, or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee.

Under the trust agreement, the owner trustee will be indemnified from and against any and all loss, liability, damage, expense, tax, penalty, claim, action, suit, arbitration, mediation, proceeding, cost, expense or disbursement and legal fees and expenses (including court costs and reasonable legal fees and expenses in connection with the enforcement of the indemnification rights under the trust agreement) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the creation, operation,

100

administration and termination of the issuing entity or the transactions contemplated by the trust agreement, the issuance of the notes and certificate, the application of any law, rule or regulation to the issuing entity, its assets or its beneficiaries, the acts or omissions of the issuing entity, servicer, administrator, depositor or any other agent of the issuing entity, or the action or inaction of the owner trustee. Such amounts will be payable by the issuing entity from Available Funds as described above under “—Priority of Payments” and as described below under “The Indenture—Priority of Payments May Change Upon an Event of Default” and, to the extent not satisfied by the issuing entity, by the servicer. However, the owner trustee will not be indemnified from and against (i) any of the foregoing expenses if determined by final order of a court of competent jurisdiction arising or resulting from (A) the owner trustee’s own willful misconduct or gross negligence under the trust agreement or (B) the inaccuracy of certain of the owner trustee’s representations and warranties, or (ii) income taxes or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee, in its individual capacity.

Collection and Other Servicing Procedures

PFS will be the servicer under the sale and servicing agreement. So long as PFS is the servicer, it will also act as custodian of the receivables, and, as the issuing entity’s and indenture trustee’s agent, will maintain possession or control, as applicable, of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer will maintain control of all electronic chattel paper evidencing a receivable. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time (the “customary servicing practices”), using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties (including, without limitation, its duties as custodian) to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity, in accordance with the sale and servicing agreement.

Servicing Compensation and Expenses

The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the receivables. The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%, (2) one-twelfth (or, in the case of the first payment date, a fraction, the numerator of which is the number of days from but not including the cut-off date to and including the last day of the first Collection Period and the denominator of which is 360) and (3) the Net Pool Balance of the receivables as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain any Supplemental Servicing Fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account, the reserve account and the principal distribution account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates and any investment earnings (net of investment losses and expenses), will be payable on each payment date from funds on deposit in the collection account with respect to the Collection Period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account and any advances made by the servicer. The servicer will pay all expenses (other than liquidation expenses, including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and generally will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account, the reserve account and the principal distribution account.

101

Collection, Extensions and Modifications of Receivables

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date of any notes issued under the indenture or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, it will either correct such action or promptly purchase such receivable, if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligations described above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such refinanced receivable into the collection account as soon as practical. The receivable created by such refinancing will not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the sale and servicing agreement with respect to any receivable at the time such covenants were made which materially and adversely affects the interests of the issuing entity or the noteholders in such receivable, the party discovering such breach or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate which identifies that receivables are being or have been purchased will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the indenture trustee and the owner trustee will be deemed to have knowledge of such breach only if a responsible officer of the indenture trustee or the owner trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. The indenture trustee need not investigate the facts stated in a monthly servicer’s certificate delivered in accordance with the foregoing sentence. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the servicer will either (a) correct or cure that breach, if applicable, or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach. Any such breach or failure will be deemed not to materially and adversely affect the issuing entity or the noteholders if such breach has not affected the ability of the issuing entity to receive and retain payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that purchase, the servicer will pay (or will cause to be paid) the purchase price by depositing the purchase price into the collection account on the date of purchase (or, if the servicer elects, an earlier date). The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the servicer of certain of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, the servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

102

Realization Upon Defaulted Receivables

On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the aggregate Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle. The servicer may determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses and may expend funds in connection with the repair or repossession of such financed vehicle. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance or waive such deficiency balance. To facilitate any such sale the servicer may, in accordance with its customary servicing practices, purchase from the issuing entity such deficiency balance for a purchase price equal to the proceeds received by the servicer in an arm’s-length transaction for the sale of such deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute Liquidation Proceeds, and the sole right of the issuing entity and the indenture trustee, if any, with respect to any such sold receivables will be to receive such Liquidation Proceeds. Upon such sale, the servicer will mark its computer records indicating that any such sold receivable no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the financed vehicle at a public or private sale or the sale of the receivable to the servicer to facilitate a deficiency balance sale pursuant to the sale and servicing agreement, in each case, free from any lien or other interest of the issuing entity or the indenture trustee. In addition, the servicer may, in some circumstances, in accordance with its customary servicing practices, waive any receivable’s deficiency balance.

Servicer Replacement Events

The occurrence and continuation of any one or more of the following events constitute “servicer replacement events” under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten (10) Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the outstanding notes;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for a period of ninety (90) days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes (it being understood that any repurchase of a receivable by the seller pursuant to the purchase agreement or by the servicer pursuant to the sale and servicing agreement will be deemed to remedy any incorrect representation or warranty with respect to such receivable);

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for a period of ninety (90) days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes

103

(it being understood that any repurchase of a receivable by the seller pursuant to the purchase agreement or by the servicer pursuant to the sale and servicing agreement will be deemed to remedy any incorrect representation or warranty with respect to such receivable); or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 120 days will not constitute a servicer replacement event if that delay or failure was caused by force majeure or other similar occurrence.

In addition, the servicer will not be liable for any failure or delay in the performance of its obligations or the taking of any action under the sale and servicing agreement or under any other transaction document (and such failure or delay will not constitute a breach of any transaction document or a servicer replacement event, as applicable) if such failure or delay arises from compliance by the servicer with any law or court order, the direction of a regulatory authority or regulatory guidance.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) will not create any presumption that any event under the first three bullet points above has occurred.

Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee, acting at the written direction of noteholders evidencing 66⅔% of the aggregate outstanding principal amount of the outstanding notes, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and the noteholders. Any successor servicer must be an established institution whose regular business includes the servicing of comparable motor vehicle receivables.

The servicer may not resign from its servicing obligations and duties except upon a determination that the performance of its duties as servicer under the sale and servicing agreement is no longer permissible under applicable law. Except as set forth below, no servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer from its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. In the event the servicer is removed or resigns as servicer, the indenture trustee will appoint a successor servicer. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer, the indenture trustee, at the direction of the noteholders, will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

104

Waiver of Past Servicer Replacement Events

The indenture trustee (acting at the direction of the holders of not less than 66⅔% of the aggregate outstanding principal amount of the notes), may waive any default of the servicer.

Evidence as to Compliance

The sale and servicing agreement provides that a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity, with a copy to the indenture trustee, an attestation report.

The sale and servicing agreement will also provide for delivery on or before March 30 of each calendar year, beginning March 30, 2027, of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the sale and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the sale and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and the indenture trustee notice of any servicer replacement event under the sale and servicing agreement.

105

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We will file a copy of the final indenture with the SEC concurrently with or prior to the time we file the final prospectus with the SEC. We refer you to the form of indenture for additional details on the terms.

Material Covenants

The indenture provides that the issuing entity will not, among other things:

•	except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part, except as otherwise permitted by the transaction documents;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted encumbrances) in the collateral;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents; or

•	merge or consolidate with, or transfer substantially all of its assets to, any other person.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each Form 10-D information regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the depositor has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. PFS and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

106

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the outstanding notes, voting as a single class may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all current noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee and each Hired Agency a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the issuing entity property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder of a definitive note, not later than the latest date permitted by law, such information as may be required by law to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on notes.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time upon 30 days’ written notice, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes

107

insolvent or otherwise becomes incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, noteholders representing a majority of the aggregate outstanding principal amount of the outstanding notes may remove the indenture trustee with 30 days’ prior written notice by so notifying the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

Events of Default

The occurrence and continuation of any one of the following events will constitute an “event of default” under the indenture:

•	default in the payment of any interest on any note when the same becomes due and payable, and such default continues for a period of five (5) Business Days or more;

•	default in the payment of principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the interests of the noteholders, and such failure continues unremedied for a period of ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the interests of the noteholders, and which failure continues unremedied for a period of ninety (90) days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the outstanding notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed and in effect for a period of more than ninety (90) consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The indenture requires the issuing entity to give written notice of any event of default, its status and what action the issuing entity is taking or proposes to take to the indenture trustee and each Hired Agency.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default arising from a bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by noteholders representing not less than a majority of the outstanding principal amount of the outstanding notes, will, declare the principal of the notes to be immediately due and payable. Upon the occurrence of an event of default arising from a bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all accrued and unpaid interest on and principal of the notes will be immediately due and payable without any declaration or other act by the indenture trustee or the noteholders.

108

If an event of default is unremedied and the notes have not been accelerated, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables and other issuing entity property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other issuing entity property or may elect to have the issuing entity maintain possession of the receivables and the other issuing entity property and apply Collections as received. However, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property following such an event of default and acceleration of the notes unless:

•	the holders of 100% of the aggregate outstanding principal amount of the outstanding notes consent to such sale or liquidation;

•	the proceeds of that sale are sufficient to pay in full all unpaid principal of and accrued interest on all outstanding notes; or

•	there has been an event of default described in one of the first two bullet points under the caption “—Events of Default” above and the indenture trustee determines that the Collections on the issuing entity property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the notes as those payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66⅔% of the aggregate outstanding principal amount of the notes.

Notwithstanding the foregoing, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling or liquidating the receivables and the other issuing entity property unless the holders of all of the aggregate outstanding principal amount of the outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any noteholder, if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, noteholders holding not less than a majority of the aggregate outstanding principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee. In addition, noteholders holding not less than a majority of the aggregate outstanding principal amount of the outstanding notes may, in certain cases, waive any event of default except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the waiver or consent of all of the holders of the outstanding notes.

Priority of Payments May Change Upon an Event of Default

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes (including payments of principal on the notes). On each payment date after an event of default and acceleration of the notes, payments will be made by the indenture trustee (based solely on and in accordance with the servicer’s instructions) from all funds (including all amounts held on deposit in the reserve account) available to the issuing entity (net of liquidation costs associated with the sale of the trust estate) in the following order of priority:

(1)	first, pro rata, to the indenture trustee, the owner trustee and the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior Collection Periods) due and payable under the transaction documents to the extent not previously paid;

(2)	second, to the servicer (or any predecessor servicer, if applicable), for reimbursement of all outstanding advances, if any;

109

(3)	third, to the servicer, the servicing fee, together with any unpaid servicing fees in respect of one or more prior Collection Periods, and any investment earnings (net of investment losses and expenses);

(4)	fourth, pro rata, to the noteholders, the accrued interest, which is the sum of (a) the aggregate amount of interest accrued for the related Interest Period on each class of the notes at their respective interest rates on the respective Note Balances as of the preceding payment date (or the closing date, in the case of the first Interest Period) after giving effect to all payments of principal to the noteholders on or prior to such preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the noteholders on the preceding payment date over the amounts actually paid to the noteholders on the preceding payment date, plus interest on any such shortfall at the respective interest rates on each class of the notes for the related Interest Period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of accrued interest, the amounts available will be applied to the payment of such interest on the notes on a pro rata basis based on the amount of interest owing;

(5)	fifth, to the Class A-1 noteholders, in respect of principal thereof, until the Class A-1 notes have been paid in full;

(6)	sixth, to the Class A-2a noteholders, the Class A-2b noteholders, the Class A-3 noteholders, and the Class A-4 noteholders in respect of principal thereof, on a pro rata basis (based on the outstanding principal amount of each class of outstanding notes on such payment date), until all classes of the notes have been paid in full; and

(7)	seventh, any remaining funds will be distributed to or at the direction of the certificateholder.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” above, until the notes are accelerated.

Amendment Provisions

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, at any time and from time to time, enter into one or more supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or for the purposes of modifying in any manner the rights of the noteholders under the indenture subject to the satisfaction of the following conditions:

(i)            the issuing entity delivers an opinion of counsel to the indenture trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the noteholders;

(ii)           the issuing entity delivers an officer’s certificate to the indenture trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the noteholders; or

(iii)          the Rating Agency Condition is satisfied with respect to such supplemental indenture and the indenture trustee is so notified in writing.

The issuing entity and the indenture trustee (when authorized by an issuing entity order) may, with prior notice to each Hired Agency and the owner trustee, also enter into one or more supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificate.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also, with prior notice to the Hired Agencies and with the consent of the noteholders of not less than a majority of the aggregate outstanding principal amount of the outstanding notes, enter into an indenture or supplemental indentures

110

for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture, or of modifying (except as provided below) in any manner the rights of the noteholders under the indenture. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require the consent of the holder of each outstanding note affected thereby:

•	change the final scheduled payment date of any note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable, or impair the right of the noteholders to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor, to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of the aggregate principal amount of the outstanding notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, the seller, the depositor, the servicer, the administrator or any of their respective affiliates;

•	reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the consent of the holders of which is required to direct the indenture trustee to direct the issuing entity to sell or liquidate the issuing entity property if the proceeds of such sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•	modify the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the other transaction documents, except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time subject to the indenture or deprive the holder of any note of the security provided by the lien of the indenture.

Notwithstanding anything under this heading or in any other transaction document to the contrary, the indenture may be amended by the administrator, on behalf of the issuing entity, without the consent of the servicer, the indenture trustee, the depositor, the seller, the owner trustee, any noteholder or any other person and without satisfying any other amendment provisions of the indenture or any other transaction document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the Hired Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the owner trustee’s and indenture trustee’s rights, indemnities or obligations without the owner trustee’s or indenture trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the indenture may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

No amendment or supplemental indenture will be effective which affects the rights, protections, immunities, indemnities or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively.

111

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by the originator to the seller, by the seller to the depositor, and by the depositor to the issuing entity, and the pledge thereof to the indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer, the seller and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the sale and servicing agreement the servicer will be appointed by the issuing entity and indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain (a) possession as the issuing entity’s agent of tangible records constituting or forming a part of related retail installment sale contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of retail installment sale contracts and any other electronic records relating to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts (whether in electronic or tangible form) nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by the originator to the seller, the seller to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee have been or will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form, or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•      all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•      any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

Because none of the originator, the seller, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

PFS typically takes physical possession of the signed original motor vehicle retail installment sale contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a motor vehicle retail installment sale contract is amended and PFS does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

112

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the purchase or refinancing of automobiles, sport utility vehicles and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form (which electronic title may also be held by or through third-party vendors). In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party vendor. The seller will warrant to the depositor that it, or PFS, has taken all steps necessary to obtain a perfected first priority security interest in the financed vehicle securing the receivable. If the seller (or PFS) fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If PFS did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivable becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case PFS, and subsequently, the seller, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. PFS will sell the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the seller, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, PFS, will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the purchase agreement and the sale and servicing agreement relating to the issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator or its predecessor in interest (if applicable), generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which PFS has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

113

Under the Uniform Commercial Code as in effect in most states, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, the servicer takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to perfect or re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The depositor will represent in the sale and servicing agreement that, as of the initial issuance of the notes, each receivable was secured by a first priority validly perfected security interest in the related financed vehicle in favor of the originator (or its assignee) or all necessary actions have been taken to perfect such interest in each financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date would not give rise to the seller’s repurchase obligations under the purchase agreement.

114

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless those means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to cure even if the obligor has no legal right to do so. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). The law in some states provides that, after the financed vehicle has been repossessed, the obligor has a right to reinstate the related receivable by paying the delinquent installments and other amounts due. In states where the obligor is not legally entitled to reinstate the related receivable, the servicer may permit the obligor to do so in accordance with the customary servicing practices.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to reinstate even when the obligor has no legal right to do so.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

115

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), state adoptions of Model Consumer Protection Acts and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. PFS is subject to supervision and examination by a number of state regulatory agencies and the CFPB, who oversee compliance with these federal and state consumer protection laws. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to CPO and used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires that all sellers of CPO and used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. However, liability of assignees for claims under state consumer protection laws may differ.

Because the receivables constitute motor vehicle retail installment sale contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The seller will represent in the purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render the

116

receivable unenforceable or create liability for the depositor or the issuing entity, as assignee of the receivable. See “Risk Factors—Macroeconomic, regulatory and other external factors could result in losses on your notes or reduce the market value or liquidity of your notes—Failure to comply with consumer protection laws may result in losses on your investment in the notes”.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Financial Protection Bureau

The Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including indirect automobile financing. PFS is subject to regulation and supervision by the CFPB. The CFPB previously conducted fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, the CFPB has also been scrutinizing certain other automobile lending practices, including repossessions, the sale of extended warranties, credit insurance and other add-on products, such as GAP contracts and refunds related to ancillary products. See “Risk Factors—Macroeconomic, regulatory and other external factors could result in losses on your notes or reduce the market value or liquidity of your notes—Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.” If any of these practices were found to violate the Equal Credit Opportunity Act or other laws with respect to a receivable, including laws related to unfair, deceptive or abusive acts or practices, the servicer may modify the terms of the underlying motor vehicle retail installment sale contract as described below and/or could be obligated to repurchase that receivable from the issuing entity. In addition, we, the sponsor or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

PFS conducts periodic reviews of its underwriting and credit policies and procedures to analyze both dealer-specific and portfolio-wide pricing data for potential disparities resulting from dealer discretionary pricing. PFS has in the past modified, and may in the future modify, its compliance program or may reduce the interest rate, make a cash payment and/or reduce the principal balance (e.g., by reallocating previous payments made by obligors so that a greater portion of the payment is allocated to principal as a reflection of a retroactive interest rate adjustment) of an identified receivable. If PFS, as servicer, were to voluntarily reduce the interest rate or principal balance of any receivable owned by the issuing entity, it may be required under the transaction documents to purchase the affected receivable. See “Risk Factors—The issuing entity has limited assets, and delays in payment or losses on your notes could arise from shortfalls or delays in amounts available to make payments on the notes—Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables”, “Risk Factors—The issuing entity has limited assets, and delays in payment or losses on your notes could arise from shortfalls or delays in amounts available to make payments on the notes—You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes” and “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modification of Receivables” in this prospectus for a discussion of the obligations of the servicer to purchase certain modified receivables.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—Macroeconomic, regulatory and other external factors could result in losses on your notes or reduce the market value or liquidity of your notes—Failure to comply with consumer protection laws may result in losses on your investment in the notes” in this prospectus.

117

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. However, there is a risk that the depositor, the seller or PFS, could file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to PFS or the seller should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of PFS or the seller’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by PFS or the seller under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of PFS or the seller. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

We believe that:

•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of the seller will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of the seller with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of the seller in the event of a petition for relief under the Bankruptcy Code with respect to the seller; and the transfer of receivables by the seller or any other entity identified in this prospectus to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of the seller or that entity, as applicable, in the event of the filing of an application for relief by or against the seller or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of PFS or the seller in the event of a petition for relief under the Bankruptcy Code with respect to PFS or the seller; and

•	the transfer of receivables by the seller to the depositor constitutes an absolute transfer and would not be included in the seller’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that PFS, the seller and the depositor should be substantively consolidated or that the transfer of the receivables from the seller to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

118

Repurchase Obligation

The seller will represent and warrant in the transaction documents that each receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render such receivable unenforceable or create liability for the depositor or the issuing entity, as assignee of such receivable. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, the seller will be required under the transaction documents to repurchase the affected receivables.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Servicemembers Civil Relief Act is forgiven. The Servicemembers Civil Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Space Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Servicemembers Civil Relief Act. Because the Servicemembers Civil Relief Act applies to obligors in military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Servicemembers Civil Relief Act to receivables with annual rates (including fees and charges) greater than 6%, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Servicemembers Civil Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Servicemembers Civil Relief Act and other applicable state laws impose limitations that would impair the ability of the servicer to repossess the vehicle financed by an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional specified period thereafter. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Servicemembers Civil Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes. PFS has not excluded receivables from the receivables pool based on the applicability or potential applicability of the Servicemembers Civil Relief Act to the related obligors.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available from the reserve account or other credit enhancement, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

119

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (the “OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the sponsor, the seller, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to the sponsor, the seller, the depositor and the issuing entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity, the depositor or the seller could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the sponsor or the seller. For the issuing entity, the depositor or the seller to be subject to receivership under OLA as a covered subsidiary of the sponsor or the seller, (1) the FDIC would have to be appointed as receiver for the sponsor or the seller under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity, the depositor or the seller is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the sponsor or the seller.

The Secretary of the Treasury could determine that the failure of the sponsor or the seller or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, OLA could apply to the sponsor or the seller, the depositor, the seller or the issuing entity or, if it were to apply, the timing and amounts of payments to the noteholders could be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of the sponsor or the seller or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which the sponsor, the seller or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the sponsor’s, the seller’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include the sponsor, the seller or their respective subsidiaries (including the issuing entity, the depositor or the seller), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity that is a party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors

120

adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include the sponsor, the seller or their respective subsidiaries (including the issuing entity, the depositor or the seller), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving the sponsor, the seller or their respective subsidiaries (including the issuing entity, the depositor or the seller) are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, PFS believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the purchaser under the applicable transfer agreement would be treated as having made a loan to the related seller, and the issuing entity under the applicable transfer agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If the sponsor or the depositor were placed in receivership under OLA, the FDIC could assert that the sponsor or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by the sponsor to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables, and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, the noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted OID as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the purchase agreement and the sale and servicing agreement are respected as legal true sales, as receiver for PFS or the seller or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of PFS, the seller and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against PFS, the seller or a covered subsidiary (including the depositor or the issuing entity); or

•	repudiate PFS’ ongoing servicing obligations under the sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

121

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which PFS, the seller or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of PFS, the seller or any covered subsidiary or affect any contractual rights of PFS, the seller or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for PFS, the seller, the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If PFS, the seller or any of their affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by PFS, the seller or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against PFS, the seller, the depositor and the issuing entity as provided in the applicable transfer agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Act).

122

Requirements for Certain EEA Regulated Investors, UK Regulated Investors and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardised securitization and amending certain other EU directives and regulations, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and also applies in non-EU states of the EEA.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an “institutional investor”, defined in the EU Securitization Regulation to include: (a) an insurance undertaking or a reinsurance undertaking, each as defined in Directive 2009/138/EC, as amended, known as Solvency II; (b) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive; (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EEA; (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management; and (e) a credit institution or an investment firm as defined in Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”). The EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

Pursuant to the EU Due Diligence Requirements, an EU Affected Investor must, amongst other things, prior to investing in a securitization, verify (a) that the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) retains on an ongoing basis a material net economic interest of not less than 5% in such securitization in accordance with the EU Securitization Regulation, (b) that the originator, sponsor or securitization special purpose entity (each as defined in the EU Securitization Regulation) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article, and (c) that certain credit-granting requirements are satisfied.

With respect to the UK, (i) the Securitisation Regulations 2024, as amended (the “SR 2024”), (ii) the Securitisation sourcebook (the “SECN”) of the handbook of rules and guidance adopted by the UK Financial Conduct Authority (the “FCA Handbook”), (iii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “PRASR”) and (iv) relevant provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), each as further amended, supplemented or replaced, set out the framework for the regulation of securitization (collectively, the “UK Securitization Framework”).

Regulations 32B to 32D (inclusive) of the SR 2024, SECN 4 and Article 5 of Chapter 2 of the PRASR, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Due Diligence Requirements”) by an “institutional investor”, defined in the SR 2024 to include: (a) an insurance undertaking or a reinsurance undertaking, each as defined in section 417(1) of the FSMA; (b) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (c) an AIFM as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in regulation 3 of the AIFM Regulations) and which markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (d) a management company as defined in section 237(2) of the FSMA; (e) a UCITS as defined in section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (f) a CRR firm as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law, and as amended (the “UK CRR”); and (g) an FCA investment firm as defined in Article 4(1)(2AB) of the UK CRR. The UK Due Diligence Requirements also apply to investments by

123

certain consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors”).

Pursuant to the UK Due Diligence Requirements, a UK Affected Investor must, amongst other things, prior to investing in a securitization, verify (a) that the originator, sponsor or original lender (each as defined in the SR 2024) retains on an ongoing basis (or, in the case of certain UK Affected Investors, continually retains) a material net economic interest of not less than 5% in such securitization in accordance with the UK Securitization Framework, (b) that the originator, sponsor or securitisation special purpose entity (each as defined in the SR 2024) has made available sufficient information to enable such UK Affected Investor independently to assess the risks of holding the securitisation position (and has committed to make further information available on an ongoing basis, as appropriate) in accordance with the elements of the UK Securitisation Framework to which such UK Affected Investor is subject, and (c) that, except in specified cases, certain credit-granting requirements are satisfied.

None of PFS, the seller, the depositor, the servicer, the sponsor, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework. Furthermore, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions.

The arrangements described under “The Sponsor—Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the notes, may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s relevant regulatory authority, including, in the case of an EU Affected Investor or a UK Affected Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by such investor. Consequently, the notes may not be a suitable investment for EU Affected Investors or UK Affected Investors. As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the scope and application of, and compliance with, the EU Securitization Regulation, the UK Securitization Framework and other applicable regulations and the suitability of the notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of certain of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the offered notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Special Tax Counsel, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an entity similar to the issuing entity with terms similar to those of the offered notes. As a result, it is possible that the IRS could challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

124

The following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	mutual funds;

•	real estate investment trusts;

•	regulated investment companies;

•	S-corporations;

•	trusts and estates;

•	persons that hold the notes or certificate(s) as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Code;

•	persons subject to any alternative minimum tax, including corporations subject to the corporate alternative minimum tax on adjusted financial statement income; and

•	investors in pass-through entities.

This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase offered notes at their issue price in the initial distribution thereof, who (except as discussed below under “—Tax Consequences to Non-U.S. Noteholders”) are citizens or residents of the United States, including domestic corporations, trusts and estates and who hold the offered notes as “capital assets” within the meaning of Section 1221 (generally, property held for investment) of the Code. Prospective investors are urged to consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes.

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for United States federal income tax purposes as partnerships, and any such partnership purchasing notes and persons purchasing notes through such a partnership should consult their own tax advisors in that regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

As used herein, the term “noteholder” means a beneficial owner of an offered note. The term “U.S. noteholder” means any noteholder that is, for U.S. federal income tax purposes, a U.S. Person (as defined below). A “Non-U.S. noteholder” means any noteholder other than a U.S. noteholder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “U.S. Person” means: (i) a citizen or resident of the United States, (ii) an entity treated as a corporation for U.S. federal income tax purposes created or organized under the

125

laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

The following discussion addresses offered notes, which the depositor, the servicer and the noteholders will agree to treat as indebtedness for United States federal and applicable state and local income and franchise tax purposes. On the closing date, Special Tax Counsel will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, based on the terms of the offered notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered notes (other than any notes, if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be treated as debt for United States federal income tax purposes; and (ii) for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership, in each case, taxable as a corporation. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although Special Tax Counsel will issue opinions to the effect described above, the opinions of Special Tax Counsel are not binding on the IRS or on any court and the IRS may successfully take a contrary position. The discussion below assumes the characterizations provided in the opinions of Special Tax Counsel are correct.

The Issuing Entity

At closing the issuing entity will be disregarded as separate from its owner, the depositor, for United States federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for United States federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity.

If the issuing entity is treated as a partnership for United States federal income tax purposes, partnership audit rules would generally apply to the issuing entity. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any amendments thereto) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Tax Consequences to U.S. Noteholders

Treatment of Stated Interest

Assuming the offered notes are treated as debt for United States federal income tax purposes and are not issued with OID, stated interest on an offered note will be taxable to a U.S. noteholder for U.S. federal income tax purposes as ordinary income when received or accrued in accordance with the noteholder’s regular method of accounting for such purposes. Interest received on a note may constitute “investment income” for purposes of some limitations of the Code concerning the deductibility of investment interest expense.

126

Treatment of OID

It is possible that one or more classes of offered notes may be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception (i.e., is less than 0.25% of the weighted average maturity of the debt instrument (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment) multiplied by the stated redemption price at maturity of the debt instrument). An offered note’s stated redemption price at maturity is the aggregate of all payments required to be made under the offered note through maturity except for payments of “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument, at specified rates. The issue price of an offered note will be the first price at which a substantial amount of the offered notes of the applicable class is sold, excluding sales to bond holders, brokers or similar persons acting as initial purchasers, placement agents or wholesalers.

If an offered note were treated as being issued with OID, a U.S. noteholder would be required to include OID in income for U.S. federal income tax purposes as interest over the term of the offered note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each payment under an offered note (other than a payment of qualified stated interest not yet required to be included in oncome) would be treated as an amount already included in income, to the extent of OID that has accrued as of the date of the distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on U.S. noteholders using the accrual method of accounting. However, cash method U.S. noteholders may be required to report income on the offered notes in advance of the receipt of cash attributable to that income.

In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted changing the application of these provisions to the offered notes. It is unclear whether those provisions would be applicable to the offered notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the offered notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon any actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), the issuing entity may determine any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on assumptions, if any, used in pricing the offered notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the offered notes offered hereunder are issued with OID.

In the case of an offered note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the offered note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the offered note. Any such amount of de minimis OID includible in income is generally treated as gain recognized on the retirement of the offered notes.

Short-Term Notes

It is possible that certain offered notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A U.S. noteholder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the offered note is not an accrual method taxpayer, a bank, a broker or dealer that holds the offered note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the offered note in gross

127

income for U. S. federal income tax purposes upon a sale or exchange of the offered note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the offered note except to the extent it exceeds the sum of the interest income, if any, and OID accrued on the offered note. However, a U.S. noteholder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the United States Department of the Treasury, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Market Discount

The offered notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the U.S. noteholder purchases an offered note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related offered notes were issued with OID, its original issue price (as adjusted for accrued OID, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related offered note multiplied by a fraction, the numerator of which is the number of days the U.S. noteholder held that offered note and the denominator of which is the number of days from the date the U.S. noteholder acquired that offered note until its maturity date. The U.S. noteholder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry an offered note with accrued market discount. A U.S. noteholder may elect to include market discount in gross income as it accrues and, if that U.S. noteholder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of an offered note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A U.S. noteholder may elect to include in gross income all interest that accrues on an offered note using the constant-yield method described above under the heading “—Treatment of OID,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium (described below under – “Acquisition Premium”).

In applying the constant-yield method to an offered note with respect to which this election has been made, the issue price of the offered note will equal the electing U.S. noteholder’s adjusted basis in the offered note immediately after its acquisition, the issue date of the offered note will be the date of its acquisition by the electing U.S. noteholder, and no payments on the offered note will be treated as payments of qualified stated interest. This election will generally apply only to the offered note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. noteholders should consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a U.S. noteholder purchases an offered note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that U.S. noteholder will be considered to have purchased such offered note with “amortizable bond premium” equal to the amount of that excess. That U.S. noteholder may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a

128

constant-yield method over the remaining term of the offered note. That U.S. noteholder’s tax basis in the offered note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on an offered note held by a U.S. noteholder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such offered note.

Acquisition Premium

A U.S. noteholder that purchases in a secondary market an offered note that was originally issued with OID, for an amount that is less than or equal to the sum of all amounts (other than payments of qualified stated interest) payable on the offered note after the purchase date but that is in excess of its adjusted issue price (such excess being “acquisition premium”) and that does not make the election described above, is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. noteholder’s adjusted basis in the offered note immediately after its purchase over the adjusted issue price of the offered note, and the denominator of which is the excess of the sum of all amounts payable on the offered note after the purchase date, other than payments of qualified stated interest, over the offered note’s adjusted issue price.

U.S. noteholders should consult their tax advisors with regard to OID, market discount and premium matters concerning their offered notes.

Disposition of Offered Notes

If a U.S. noteholder sells an offered note, the U.S. noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted tax basis in the offered note. The adjusted tax basis of the offered note to a particular U.S. noteholder will equal the U.S. noteholder’s cost for the offered note, increased by any OID and market discount previously included by the U.S. noteholder in income from the note and decreased by any amortizable bond premium previously amortized and any principal payments or payments in respect of OID previously received by the U.S. noteholder on the offered note. Any gain or loss will be capital gain or loss if the offered note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the offered note was held by the U.S. noteholder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Net Investment Income

Certain non-corporate U.S. noteholders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on an offered note and any net gain recognized upon a disposition of an offered note. U.S. noteholders should consult their tax advisors regarding the applicability of this tax in respect of their offered notes.

Tax Consequences to Non-U.S. Noteholders

If interest paid to or accrued by a Non-U.S. noteholder is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. noteholder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. noteholder), the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax (however see the discussion of FATCA below), as long as the Non-U.S. noteholder:

•	is not actually or constructively a “10 percent shareholder” of the depositor (or of a holder of 10 percent of the applicable outstanding certificates), or a “controlled foreign corporation” with respect to which the issuing entity or depositor is a “related person” within the meaning of the Code; and

129

•	provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the offered note is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Person”) and providing that Non-U.S. noteholder’s name and address. If the information provided in this statement changes, the Non-U.S. noteholder must so inform the issuing entity (or, if applicable, other intermediary) within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, and if the interest is not effectively connected with the conduct of a trade or business in the United States (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. noteholder), then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Non-U.S. noteholders should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an offered note by a Non-U.S. noteholder will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. noteholder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. noteholder); and

•	in the case of a foreign individual, the Non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on an offered note held by a Non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. noteholder (and under certain tax treaties is attributable to a United States permanent establishment maintained by such Non-U.S. noteholder), the Non-U.S. noteholder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on such interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Related-Party Note Acquisition Considerations

The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, an offered note that otherwise would be treated as debt is treated as equity for United States federal income tax purposes during periods in which the offered note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any offered notes treated as equity under these rules could result in adverse tax consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the offered notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all offered notes. In addition, when a recharacterized offered note is acquired by a beneficial owner that is not an applicable related party, that offered note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from offered notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the trust agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The issuing entity does not expect that these Treasury Regulations will apply to any of the offered notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors are urged to consult their tax advisors regarding the possible effects of these rules.

130

Information Reporting and Backup Withholding

Payments of principal and interest, as well as payments of proceeds from the sale, exchange, retirement or other taxable disposition of an offered note, may be subject to “backup withholding” tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided that appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Noteholders should consult their tax advisors regarding the rates for backup withholding, their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Foreign Account Tax Compliance Act

Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a United States withholding tax at the rate of 30% is imposed on payments of interest or, under rules previously scheduled to take effect on January 1, 2019, on gross proceeds from the sale or other taxable disposition of the offered notes made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Treasury Regulations have been published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. The issuing entity and any withholding agent may rely on the proposed Treasury Regulations until the final Treasury Regulations are issued. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the offered notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that offered notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding offered notes through financial institutions in) those countries. Non-U.S. Persons should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the offered notes.

Possible Alternative Characterization

Although as described above, Special Tax Counsel will deliver an opinion that the offered notes will be properly treated as debt for United States federal income tax purposes, no ruling will be sought from the IRS on the characterization of the offered notes for such purposes and the opinion of Special Tax Counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the offered notes were not debt obligations for United States federal income tax purposes, the issuing entity would be classified for United States federal income tax purposes as a partnership.

If the offered notes (whether some or all the classes of offered notes) were treated as equity interests in a partnership, the issuing entity would be treated as a “publicly traded partnership” if the notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.”

If the issuing entity was treated as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its net income. Distributions on the recharacterized notes might not be deductible in computing the issuing entity’s taxable income, and distributions to the noteholders of such notes would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the

131

noteholders could be liable for a share of such tax. In addition, payments on recharacterized notes to Non-U.S. noteholders would be subject to withholding tax regardless of whether the issuing entity is taxed as a corporation or a partnership (subject to the application of an applicable income tax treaty).

Alternatively, if the issuing entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the issuing entity itself would not be subject to United States federal income tax, but noteholders that were determined to be partners in the partnership may have adverse United States federal income tax consequences. For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income”. Non-U.S. noteholders would be subject to United States federal income and/or withholding tax (on income allocated to them and in connection with sales or transfers of a note) and tax filing requirements. In addition, payments on the recharacterized notes would likely be treated as “guaranteed payments” within the meaning of Section 707 of the Code, in which case the amount and timing of income to a U.S. noteholder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments”, U.S. noteholders would be taxed on the partnership income regardless of when distributions are made to them and would not be entitled to deduct miscellaneous itemized deductions that are not allocable to a trade or business (which may include their share of partnership expenses). In addition, to the extent the partnership’s expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to noteholders of recharacterized notes with respect to the partnership’s interest expense may be limited under the rules of Section 163(j) of the Code. In addition, the transferee of a recharacterized note could be required to withhold 10% of the purchase price (and the transferor could suffer such withholding) if the transferee does not obtain an affidavit meeting the requirements of Section 1446(f) of the Code or satisfy the requirements of guidance thereunder so as to exempt the amount realized from such withholding. If a transferee is required to withhold and does not, the issuing entity is required to withhold, but only on distributions to such transferee. The issuing entity has not created a mechanism for a transferee of a note recharacterized as equity to obtain such an affidavit from a transferor. To the extent partnership expenses are treated as investment expenses, individuals are generally subject to limitations on their ability to deduct their share of partnership expenses. All noteholders treated as equity holders may have adverse timing and character consequences.

In addition, as described under “The Issuing Entity”, partnership audit rules apply to partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including noteholders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

Because the issuing entity will treat the offered notes as indebtedness for United States federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the notes discussed above. Except where indicated to the contrary, the following discussion assumes that the offered notes are debt for United States federal income tax purposes.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the securities. A noteholder may be required to report an investment in the securities even if the securities are treated as debt for United States federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

132

Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to an investment in the securities, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to it with respect to this transaction.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the notes or the issuing entity under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting payments on the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to income from receivables collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that correspond with the audit rules that now apply to partnerships for United States federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of offered notes, certificates or membership interests.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired with assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity or account deemed to hold “plan assets” of any of the foregoing (each a “Benefit Plan”) as well as by an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold “plan assets” of the foregoing (together with Benefit Plans, “Plans”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan by taking into account the particular circumstances of the Benefit Plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the offered notes should the Benefit Plan purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the offered notes will also mean the acquisition, holding or disposition of a beneficial interest in such offered notes.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased offered notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “ERISA regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the ERISA regulation were applicable. An equity interest is defined under the ERISA regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, as of the closing date, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the ERISA regulation. This determination is based in part upon the traditional debt features of the offered notes, including (a) the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, (b) the traditional default remedies, and (c) the absence of conversion rights, warrants or other typical equity features. The debt treatment of

133

the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the ERISA regulation, the acquisition or holding of the offered notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if any transaction parties (including the issuing entity, the depositor, the servicer, the administrator, the underwriters, the owner trustee or the indenture trustee) or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Furthermore, to the extent a transaction party exercises a redemption right, the disposition of the offered notes by or on behalf of a Benefit Plan could also give rise to a prohibited transaction. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of the offered notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1 (as amended), regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest or disqualified person to such Benefit Plan solely by reason of providing services to the Benefit Plan or a relationship to such service providers (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There is a risk that none of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Benefit Plans should consult with their legal advisors regarding the applicability of any such exemption.

The underwriters, the trustees, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of offered notes, the acquisition of offered notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the offered notes may not be purchased using the assets of any Benefit Plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and other plans may not be subject to Title I of ERISA or to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state, local or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental, church and other plans, in consultation with their legal advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the offered note (or any interest therein) with any assets of (i) a Benefit Plan or (ii) any Plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (b) if it is a Benefit Plan or a Plan that is subject to Similar Law (i) at the time of acquisition, such offered note is rated at least “BBB-” or its equivalent by at least one nationally recognized statistical rating organization and has not been characterized as other than indebtedness under applicable local law and (ii) the acquisition, holding and disposition

134

of such offered note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other Similar Law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any exemption prior to making an investment in the offered notes. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

None of the issuing entity, the depositor, the servicer, the administrator, the indenture trustee, the owner trustee, any underwriter, or any of their respective affiliated entities will act as a fiduciary to a Plan with respect to such Plan’s decision to invest in the offered notes, to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the offered notes by any Plan. The sale of the offered notes to a Plan is in no respect a representation by the issuing entity, the depositor, the servicer, the administrator, the trustees, any underwriter or any of their respective affiliated entities that such investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan, or that an investment is appropriate for Plans generally or for any particular Plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Wells Fargo Securities, LLC	$90,000,000	$101,475,000	$45,000,000	$146,475,000	$27,000,000
RBC Capital Markets, LLC	$34,000,000	$38,335,000	$17,000,000	$55,335,000	$10,200,000
SG Americas Securities, LLC	$34,000,000	$38,335,000	$17,000,000	$55,335,000	$10,200,000
Truist Securities, Inc.	$34,000,000	$38,335,000	$17,000,000	$55,335,000	$10,200,000
DZ Financial Markets LLC	$4,000,000	$4,510,000	$2,000,000	$6,510,000	$1,200,000
Scotia Capital (USA) Inc.	$4,000,000	$4,510,000	$2,000,000	$6,510,000	$1,200,000
Total	$200,000,000	$225,500,000	$100,000,000	$325,500,000	$60,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession Not to Exceed(1)	Reallowance Discount Not to Exceed
Class A-1 Notes	0.102%	0.051%
Class A-2a Notes	0.102%	0.051%
Class A-2b Notes	0.102%	0.051%
Class A-3 Notes	0.102%	0.051%
Class A-4 Notes	0.102%	0.051%

(1)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

135

If all of the classes of offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

The offered notes will be sold by the depositor to the underwriters, who will offer the notes from time to time in negotiated transactions at varying prices to be determined at the time of sale, subject to prior sale, when, as and if delivered to and accepted by the underwriters and subject to various prior conditions, including the underwriters’ right to reject orders in whole or in part.

The depositor and PFS have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification for liabilities of an indemnified person for such person’s violations of securities laws is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that it will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in one Business Day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than one Business Day after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

In the ordinary course of its business one or more of the underwriters and their respective affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under “Use of Proceeds” above, the depositor or its affiliates will apply all or a portion of the net proceeds of the offering of the offered notes to pay their respective debts secured by the receivables prior to their transfer to the issuing entity, and for general purposes. One or more of the underwriters, the indenture trustee, the owner trustee and/or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may receive a portion of the proceeds as a repayment of that debt.

The indenture trustee, on behalf of the issuing entity and at the direction of the servicer, may from time to time invest the funds in accounts and permitted investments acquired from the underwriters or their affiliates.

136

The offered notes are new issues of securities with no established trading market and there is a risk that one will not develop or, if it does develop, that it will continue or that it will provide sufficient liquidity. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the offered notes.

The depositor will receive aggregate proceeds of approximately $909,412,389.90 from the sale of the offered notes (representing approximately 99.82573% of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $1,548,700.00 on the offered notes. Additional offering expenses are estimated to be $1,400,000.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and PFS that:

•	it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•	it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any offered notes to any UK retail investor in the United Kingdom (the “UK”). For these purposes:

(a)	the expression “UK retail investor” means a person who is either one (or both) of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law, and as amended; or

(ii)	not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as amended); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to buy or subscribe for the offered notes.

Each underwriter has also severally, but not jointly, represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the UK.

137

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any offered notes to any EU retail investor in the European Economic Area. For these purposes:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

FORWARD-LOOKING STATEMENTS

This prospectus (including any related free writing prospectus prepared by us or on our behalf, if any) and the documents incorporated by reference herein contain forward-looking statements. In addition, certain statements made in future SEC filings by the sponsor, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the sponsor’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include those that discuss, among other things, outlook or other non-historical matters; projections, expenses, future cash flows; our expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook,” or other words of similar meaning. The sponsor, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause the return on your investment in the notes to differ materially from your expectations based on such forward-looking statements, including, among other things:

•	the characteristics, servicing and performance of the receivables, which could result in delays in payment or losses on your notes;

•	the limited nature of the issuing entity’s assets, which could result in delays in payment or losses on your notes arising from shortfalls or delays in amounts available to make payments on the notes;

•	adverse events affecting the servicer, its affiliates or other transaction parties, which could result in losses on your notes or reduce the market value or liquidity of your notes;

•	the issuance of multiple classes of notes by the issuing entity or retention of notes by the depositor or its affiliates, which may result in your notes being more sensitive to losses, being affected by conflicts of interest between classes and having reduced liquidity or voting power because of such retention;

•	certain features of the notes and financial market disruptions, which may adversely affect the return on your notes or the market value and liquidity of your notes; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

138

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” in this prospectus.

Future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and the sponsor, the issuing entity and the depositor do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise, except to the extent required by law.

LEGAL PROCEEDINGS

Other than as described in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, the depositor, the issuing entity, the servicer or the seller, or of which any property of the foregoing is the subject, that are material to noteholders. In addition, other than as described in this prospectus, there are no legal or governmental proceedings against the owner trustee or the indenture trustee that are material to noteholders.

LEGAL MATTERS

Certain legal matters with respect to the notes, including United States federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Morgan, Lewis & Bockius LLP.

139

GLOSSARY

“Adjusted Aggregate Delayed Principal Amount” means, for any payment date, the lesser of (a) the excess of the Available Funds for such payment date over the amounts set forth in clauses first through fifth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” (or clauses first through sixth under “The Indenture—Priority of Payments May Change Upon an Event of Default”), and (b) the sum of the Delayed Principal Amounts for such payment date.

“Adjusted Pool Balance” means (a) as of the closing date or the cut-off date, an amount equal to (x) the Net Pool Balance as of the cut-off date minus (y) the yield supplement overcollateralization amount for the closing date and (b) for any payment date, an amount equal to (x) the Net Pool Balance at the end of the Collection Period preceding that payment date minus (y) the yield supplement overcollateralization amount for that payment date.

“Annual Percentage Rate” or “APR” means, for a receivable, the annual rate of finance charges stated in such receivable.

“Available Funds” means, for any payment date and the related Collection Period, if any, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited into the collection account with respect to each receivable that is to become a repurchased receivable on such payment date, (iii) any amounts in the reserve account in excess of the Specified Reserve Account Balance and (iv) any amounts deposited in the collection account in connection with the exercise of an optional redemption of the notes.

“Benchmark” means, initially, the SOFR Rate; provided that if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date:

(1) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of (a) the alternate rate of interest that has been selected by the administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

140

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Georgia or New York, or in the state in which the corporate trust office of the indenture trustee, the owner trustee or the account bank is located, are authorized or obligated by law, executive order or government decree to be closed.

“Class A-1 Note Balance” means, at any time, $200,000,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2a Note Balance” means, at any time, $225,500,000, reduced by all payments of principal made prior to such time on the Class A-2a notes.

141

“Class A-2b Note Balance” means, at any time, $100,000,000, reduced by all payments of principal made prior to such time on the Class A-2b notes.

“Class A-3 Note Balance” means, at any time, $325,500,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class A-4 Note Balance” means, at any time, $60,000,000, reduced by all payments of principal made prior to such time on the Class A-4 notes.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on October 31, 2026). As used in this prospectus, the “related” Collection Period with respect to any date of determination or payment date will be deemed to be the Collection Period which immediately precedes that date of determination or payment date.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the close of business on the cut-off date, (i) any monthly payment by or on behalf of the obligor under that receivable, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the outstanding principal balance of such receivable; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable the repurchase price of which has been included in the Available Funds on such payment date or a prior payment date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was not financed by such receivable.

“contract rate” means, with respect to a receivable, the rate per annum at which interest accrues under the retail motor vehicle installment sales contract evidencing such receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the receivable.

“CPO vehicle” means certified pre-owned vehicles pursuant to PCNA’s Certified Pre-Owned Vehicle Program.

“Defaulted Receivable” means, with respect to any Collection Period, any receivable as to which (a) any amount of a scheduled payment became 120 or more days past due during such Collection Period, (b) the servicer has repossessed but not liquidated the related financed vehicle or (c) the entire related outstanding principal balance has been fully charged off in accordance with the customary servicing practices.

“Delayed Principal Amount” means, with respect to a Prepayment Recognition Delay on a receivable, the amount of principal on such receivable not yet distributed to noteholders on previous payment dates.

“Delinquency Trigger” means, for any payment date and the related Collection Period, 5.80%.

“Interest Period” means, with respect to any specified payment date:

•	with respect to the Class A-1 notes and the Class A-2b notes, the period from and including the most recent payment date on which interest has been paid (or, in the case of the first Interest Period, from and including the closing date) to but excluding the current Payment Date; and

•	with respect to the Class A-2a notes, the Class A-3 notes and the Class A-4 notes, the period from and including the 22nd day of the previous calendar month (or, in the case of the first Interest Period, from and including the closing date) to but excluding the 22nd day of the month in which that payment date occurs.

142

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Liquidated Receivable” means, with respect to any Collection Period, any receivable as to which (a) such receivable became a Defaulted Receivable more than 120 days prior to the end of such Collection Period, (b) the servicer repossessed and has held the related financed vehicle in inventory more than 120 days but has not liquidated the related financed vehicle, (c) the entire related outstanding principal balance has been fully charged off in accordance with the customary servicing practices or (d) the servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds with respect to the related financed vehicle expected to be received have been identified by the servicer as belonging to the issuing entity following a casualty or other loss with respect to the financed vehicle.  The outstanding principal balance of any receivable that becomes a “Liquidated Receivable” will be deemed to be zero as of the date it becomes a “Liquidated Receivable”.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of a financed vehicle, a deficiency balance recovered from the obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payments by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by the seller or the servicer will not constitute Liquidation Proceeds.

“Net Pool Balance” means, as of any date, the aggregate outstanding principal balance of all receivables (other than Liquidated Receivables) of the issuing entity on such date.

“Non-U.S. Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, (iv) a trust, (1) if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the issuing entity or (2) if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust, or (v) an entity or arrangement treated as a partnership for United States federal income tax purposes.

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance, the Class A-3 Note Balance or the Class A-4 Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Principal Distribution Amount” means, for any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the notes as of the immediately preceding payment date (after giving effect to any payments made to the holders of the notes on such payment date), or as of the closing date, in the case of the first payment date, over (b) the excess of the Adjusted Pool Balance as of the last day of the related Collection Period minus the overcollateralization amount with respect to such payment date; provided, that the Principal Distribution Amount on and after the final scheduled payment date of any class of notes will not be less

143

than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of notes to zero; provided, further, that if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through fifth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” on that payment date would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes and the servicer specifies in the servicer’s certificate that amounts on deposit in the reserve account will be used to the extent necessary to pay all outstanding notes, then the Principal Distribution Amount for such payment date will mean an amount equal to the aggregate outstanding principal amount of all of the outstanding notes.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency will not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in clause (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) of this definition.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Special Tax Counsel” means Mayer Brown LLP, as special federal tax counsel to the depositor.

“Specified Reserve Account Balance” means, for any payment date, an amount not less than 0.25% of the Adjusted Pool Balance as of the cut-off date; provided, however, on any payment date on or after the notes are no longer outstanding following payment in full of the principal of and interest on the notes, the “Specified Reserve Account Balance” will be $0.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

144

INDEX

10 percent shareholder	129
60-Day Delinquent Receivables	89
AAA	92
ABS	69
ABS Tables	70
account bank	2, 41
acquisition premium	129
Adjusted Aggregate Delayed Principal Amount	140
adjusted pool balance	8
Adjusted Pool Balance	140
administration agreement	86
administrator	2, 39
advance	1
advances	96
AIFM Regulations	123
amortizable bond premium	128
Annual Percentage Rate	140
Appendix A	67
APR	140
Assessment of Compliance	105
asset representations review agreement	86
asset representations reviewer	2
Asset Review	90
asset-level data	57
Attestation Report	105
Available Funds	140
Bankruptcy Code	118
Benchmark	140
Benchmark Replacement	140
Benchmark Replacement Adjustment	140
Benchmark Replacement Conforming Changes	141
Benchmark Replacement Date	141
Benchmark Transition Event	141
Benefit Plan	133
Business Day	141
calculation agent	2
CARB	16
CBP	16
Cede v, 78
Centers	1, 49
certificate	3
certificateholder	3
certificateholders	39
CFPB	29, 117
chattel paper	112
Class A-1 Note Balance	141
Class A-2 notes	2
Class A-2a Note Balance	141
Class A-2b Note Balance	142
Class A-3 Note Balance	142
Class A-4 Note Balance	142
Clayton	55

clean-up call	4, 99
Clearstream	78
closing date	2
Code	37, 106
Collection Period	142
Collections	142
Compounded SOFR	83
contract rate	142
contracts	1, 49
controlled foreign corporation	129
CPO	1, 52
CPO vehicle	142
customary servicing practices	101
cut-off date	6
DDS	53
Dealertrack	53
Defaulted Receivable	142
defi	25, 53
Delayed Principal Amount	142
delinquency advance	96
Delinquency Percentage	89
Delinquency Trigger	89, 142
depositor	1, 45
DISC	vii
Dodd-Frank Act	29, 120
DOJ	24
DSTs	43
DTC	v
EEA	vii, 10
effectively connected earnings and profits	130
Eligibility Representations	88
EPA	16
ERISA	133
ERISA regulation	133
EU	10
EU Affected Investors	123
EU CRR	123
EU Due Diligence Requirements	123
EU PRIIPS regulation	vii
EU Prospectus Regulation	vii
EU retail investor	vii, 138
EU Securitization Regulation	10, 123
event of default	5, 108
Exchange Act	136
FATCA	131
FCA Handbook	vii, 123
FDIC	120
final scheduled payment date	85
financed vehicles	6
Financial Promotion Order	vii
fixed rate notes	2
floating rate notes	2

I-1

FRBNY	33
FRBNY’s Website	83
FSMA	vii, 123, 137
FTC	31
FTC Rule	116
GAP	31
HDC Rule	116
Hired Agencies	11
indenture	78
indenture trustee	2, 42
Instituting Noteholders	90
Interest Period	142
Investment Company Act	9, 122
investors	78
IRS	124
ISDA Definitions	143
ISDA Fallback Adjustment	143
ISDA Fallback Rate	143
issuing entity	1, 39
issuing entity property	6
LIBOR	34
Liquidated Receivable	143
Liquidation Proceeds	143
liquidity advance	96
market discount rules	128
MiFID II	vii, 138
monthly remittance condition	95
Moody’s	95
NCMSLT Action	43
NCSL Trusts	30
net pool balance	4
Net Pool Balance	143
NHTSA	16
Non-U.S. noteholder	125
Non-U.S. Person	130, 143
Note Balance	143
Note Factor	82
Note Owner	78
noteholder	125
Noteholder Direction	90
notes	2
obligors	5
offered notes	2
OID	37
OLA	120
originator	1, 40
overcollateralization amount	8, 98
owner trustee	2, 41
paying agent	42
payment date	3, 78
payment waterfall	96
PCNA	24, 45
PFLP	56
PFS	v, 1, 45
PFS Custom Scorecard	52
PHEAA	30

Plans	133
POATRs	vii
Pool Factor	82
Porsche AG	24, 45
portfolio interest	129
PRASR	123
Prepayment Recognition Delay	54
Principal Distribution Amount	143
PTCE	134
purchase agreement	86
Rating Agency Condition	144
rebate advance	96
receivables	5
receivables pool	5
record date	3, 78
redemption price	4, 99
Reference Time	83
Regulation RR	10, 46
related person	129
Relevant Governmental Body	144
Relevant Person	vii
requesting party	91
Review Expenses	90
Review Satisfaction Date	89
RMBS	43
Rule 193 Information	68
S&P	95
sale and servicing agreement	86
SEC	v, 144
SECN	123
securities account control agreement	41
seller	1, 49
Servicemembers Civil Relief Act	116
servicer	1
servicer replacement events	103
servicing fee	1, 101
Short-Term Note	144
Similar Law	134
Simple Interest Method	144
Simple Interest Receivables	144
SOFR	33
SOFR Adjustment Conforming Changes	83
SOFR Adjustment Date	83
SOFR Determination Time	83
SOFR Rate	2, 83
Special Tax Counsel	144
specified reserve account balance	8
Specified Reserve Account Balance	144
sponsor	1
SR 2024	123
Student Loans	43
Subject Receivables	89
Supplemental Servicing Fees	144
transaction documents	86
transfer agreements	86
trust accounts	39

I-2

U.S. Bank	42
U.S. Bank N.A.	42
U.S. Bank Trust Co.	42
U.S. Government Securities Business Day	84
U.S. noteholder	125
U.S. Person	125
UCITS	123
UK	vii, 10, 137
UK Affected Investors	124

UK CRR	123
UK Due Diligence Requirements	123
UK retail investor	vii, 137
UK Securitization Framework	10, 123
Unadjusted Benchmark Replacement	144
verification documents	89
weighted average life	71
WTNA	41
yield supplement overcollateralization amount	98

I-3

APPENDIX A

Static Pool Information About Certain Previous Securitizations

A-1

Loan Portfolio Static Pool Data

Composition of Original Pool of Receivables

	2025 Portfolio	2024 Portfolio	2023 Portfolio	2022 Portfolio	2021 Portfolio
Aggregate Principal Balance Acquired	$1,774,401,998	$1,505,540,220	$1,503,473,642	$1,645,029,145	$1,519,178,119
Number of Receivables Acquired	13,289	12,481	13,585	15,520	16,610
Average Original Principal Balance	$133,524	$120,627	$110,672	$105,994	$91,462

Model Composition (percentage by principal balance)
911 Base	7.44%	9.86%	6.05%	5.80%	6.33%
911 S	8.40%	11.16%	8.59%	9.72%	12.73%
911 GTS	11.84%	8.51%	8.51%	5.26%	1.36%
911 Turbos and GTX	27.59%	23.94%	22.73%	19.00%	16.19%
Cayenne Base	7.16%	9.45%	10.23%	10.31%	10.98%
Cayenne S	3.01%	4.12%	3.32%	2.79%	3.48%
Cayenne GTS	4.38%	2.38%	1.93%	3.34%	2.61%
Cayenne Turbos	3.67%	3.67%	5.23%	5.19%	3.43%
Cayenne BASE BEV	0.00%	0.00%	0.00%	0.00%	0.00%
Cayenne S BEV	0.00%	0.00%	0.00%	0.00%	0.00%
Cayenne Turbos BEV	0.00%	0.00%	0.00%	0.00%	0.00%
Macan Base	4.10%	4.82%	6.88%	6.95%	7.53%
Macan S	1.24%	1.85%	2.58%	3.30%	4.66%
Macan GTS	1.23%	1.38%	1.98%	1.99%	2.18%
Macan Turbos	0.08%	0.12%	0.22%	0.31%	0.85%
Macan BASE BEV	0.37%	0.20%	0.00%	0.00%	0.00%
Macan S BEV	0.23%	0.05%	0.00%	0.00%	0.00%
Macan Turbos BEV	0.29%	0.17%	0.00%	0.00%	0.00%
Macan GTS BEV	0.00%	0.00%	0.00%	0.00%	0.00%
718 Base	1.14%	1.52%	1.14%	1.58%	1.98%
718 GTS	1.96%	1.45%	1.80%	1.30%	1.53%
718 GTX	7.15%	5.86%	3.98%	1.74%	1.68%
718 S	1.29%	1.48%	1.86%	1.91%	2.59%
Panamera Base	2.82%	3.29%	3.22%	4.26%	4.09%
Panamera S	0.62%	0.65%	0.89%	1.50%	2.04%
Panamera GTS	0.69%	0.42%	1.27%	1.30%	1.59%
Panamera Turbos	0.64%	0.30%	0.64%	0.98%	1.54%
Taycan Base BEV	1.06%	1.13%	2.33%	4.29%	2.38%
Taycan S BEV	0.65%	0.97%	1.73%	3.43%	4.41%
Taycan GTS BEV	0.37%	0.34%	1.28%	1.20%	0.00%
Taycan Turbos BEV	0.44%	0.63%	1.42%	2.47%	3.83%
918 S	0.10%	0.22%	0.17%	0.06%	0.00%
Other Models	0.02%	0.05%	0.02%	0.01%	0.02%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Range of Original Principal Balances
Min	$7,369	$4,940	$5,965	$8,082	$6,872
Max	$1,692,863	$1,726,935	$1,500,711	$1,002,547	$474,691

Weighted Average Original Term to Maturity (months)(1)	71	70	70	70	69
Range of Original Terms to Maturity (months)	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84

Weighted Average Remaining Term to Maturity (months)(1)	60	47	35	23	14
Range of Remaining Terms to Maturity (months)	3 to 78	3 to 66	1 to 56	1 to 44	1 to 31

Weighted Average APR(1)	7.85%	8.74%	8.47%	5.69%	3.73%

Top State Concentrations (percentage by principal balance)
CA	19.70%	19.53%	21.29%	25.59%	23.98%
FL	18.73%	20.82%	20.97%	20.16%	16.23%
TX	11.13%	11.24%	10.68%	10.63%	12.18%
GA	7.21%	7.14%	5.41%	4.63%	4.08%
NY	4.94%	5.12%	5.05%	4.61%	4.64%

Weighted Average FICO® (Non-Zero)(2)(3)	782	777	774	774	781

Percentage by Principal Balance of New/Pre-Owned/Used Vehicles
New	56.36%	56.92%	58.57%	58.19%	61.36%
Pre-Owned	38.00%	37.15%	36.98%	36.37%	32.37%
Used	5.64%	5.93%	4.44%	5.44%	6.27%

(1)	Weighted by principal balance of Porsche vehicles as of the cut-off date.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(3)	FICO® scores are calculated as of origination of the related receivables and exclude receivables of obligors for which no FICO® score was available as of the origination of the related receivable.

Porsche Financial Services, Inc.

2025 Retail Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	December 2025		1,309,979,237
1	January 2026	1,309,979,237	1,230,052,340	93.90%	72	9,387,216	0.76%	29	3,862,382	0.31%	459,621	0.04%	3.94%
2	February 2026	1,230,052,340	1,156,780,108	88.31%	68	8,539,422	0.74%	28	3,221,428	0.28%	1,284,157	0.10%	3.70%
3	March 2026	1,156,780,108	1,089,691,559	83.18%	87	10,702,711	0.98%	25	3,100,705	0.28%	1,765,500	0.13%	3.45%
4	April 2026	1,089,691,559	1,028,992,343	78.55%	82	11,355,054	1.10%	33	4,068,480	0.40%	2,334,636	0.18%	3.19%
5	May 2026	1,028,992,343	977,431,133	74.61%	71	9,234,987	0.94%	29	3,848,461	0.39%	2,475,723	0.19%	2.78%
6	June 2026	977,431,133	926,146,277	70.70%	71	9,166,179	0.99%	28	3,373,088	0.36%	3,314,983	0.25%	2.81%
7	July 2026	926,146,277	878,647,517	67.07%	68	9,239,438	1.05%	22	3,076,791	0.35%	3,895,121	0.30%	2.67%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since January 2025.

(3)	Data includes Porsche vehicles only.

Porsche Financial Services, Inc.

2024 Retail Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	December 2024		1,127,256,954
1	January 2025	1,127,256,954	1,060,336,218	94.06%	64	7,392,777	0.70%	25	2,636,939	0.25%	764,317	0.07%	3.84%
2	February 2025	1,060,336,218	1,004,471,872	89.11%	65	6,942,938	0.69%	26	2,655,814	0.26%	1,016,176	0.09%	0.02%
3	March 2025	1,004,471,872	947,821,041	84.08%	59	6,132,722	0.65%	18	1,906,656	0.20%	1,630,432	0.14%	2.73%
4	April 2025	947,821,041	897,119,165	79.58%	41	4,625,782	0.52%	13	1,310,591	0.15%	1,893,103	0.17%	2.93%
5	May 2025	897,119,165	850,823,020	75.48%	48	5,172,956	0.61%	13	1,393,486	0.16%	2,133,515	0.19%	2.56%
6	June 2025	850,823,020	813,902,099	72.20%	52	6,444,253	0.79%	12	1,263,008	0.16%	2,380,423	0.21%	2.42%
7	July 2025	813,902,099	770,661,410	68.37%	56	6,837,819	0.89%	20	2,696,538	0.35%	2,403,181	0.21%	2.39%
8	August 2025	770,661,410	727,746,204	64.56%	55	6,402,053	0.88%	20	2,571,774	0.35%	2,931,108	0.26%	2.80%
9	September 2025	727,746,204	691,509,207	61.34%	63	7,160,044	1.04%	28	3,495,817	0.51%	3,222,863	0.29%	2.45%
10	October 2025	691,509,207	658,729,183	58.44%	77	8,153,756	1.24%	27	3,400,691	0.52%	4,225,487	0.37%	2.27%
11	November 2025	658,729,183	629,168,198	55.81%	111	11,572,441	1.84%	37	4,119,797	0.65%	4,670,612	0.41%	2.09%
12	December 2025	629,168,198	596,072,156	52.88%	113	11,090,935	1.86%	40	4,769,429	0.80%	5,434,354	0.48%	2.35%
13	January 2026	596,072,156	565,746,382	50.19%	107	10,447,448	1.85%	44	5,023,764	0.89%	5,271,019	0.47%	2.22%
14	February 2026	565,746,382	534,204,381	47.39%	88	8,611,647	1.61%	33	3,227,088	0.60%	6,374,780	0.57%	2.34%
15	March 2026	534,204,381	506,574,425	44.94%	92	8,083,517	1.60%	38	3,360,890	0.66%	6,751,917	0.60%	2.13%
16	April 2026	506,574,425	479,656,113	42.55%	92	8,214,265	1.71%	29	2,751,538	0.57%	7,001,609	0.62%	2.13%
17	May 2026	479,656,113	457,145,319	40.55%	82	6,877,321	1.50%	32	2,998,598	0.66%	6,904,773	0.61%	1.86%
18	June 2026	457,145,319	435,783,834	38.66%	87	7,632,859	1.75%	28	2,573,795	0.59%	7,416,213	0.66%	1.80%
19	July 2026	435,783,834	412,986,809	36.64%	72	6,296,016	1.52%	23	2,083,973	0.50%	7,919,048	0.70%	1.94%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since January 2024.

(3)	Data includes Porsche vehicles only.

Porsche Financial Services, Inc.

2023 Retail Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	December 2023		1,164,683,465
1	January 2024	1,164,683,465	1,103,393,969	94.74%	109	11,841,362	1.07%	30	3,749,368	0.34%	2,422,129	0.21%	3.36%
2	February 2024	1,103,393,969	1,050,807,792	90.22%	103	11,329,494	1.08%	41	4,672,313	0.44%	2,583,681	0.22%	2.91%
3	March 2024	1,050,807,792	1,001,493,959	85.99%	105	12,240,499	1.22%	37	4,186,292	0.42%	3,206,089	0.28%	2.77%
4	April 2024	1,001,493,959	949,530,115	81.53%	91	10,814,927	1.14%	40	4,698,825	0.49%	3,580,455	0.31%	2.97%
5	May 2024	949,530,115	904,971,524	77.70%	90	9,442,212	1.04%	36	4,024,209	0.44%	4,715,587	0.40%	2.60%
6	June 2024	904,971,524	863,576,575	74.15%	78	8,295,552	0.96%	36	3,893,961	0.45%	5,091,659	0.44%	2.46%
7	July 2024	863,576,575	823,428,682	70.70%	102	10,353,024	1.26%	31	3,000,161	0.36%	5,803,335	0.50%	2.42%
8	August 2024	823,428,682	789,137,942	67.76%	81	8,494,665	1.08%	28	2,990,324	0.38%	6,705,049	0.58%	2.09%
9	September 2024	789,137,942	755,262,275	64.85%	102	10,445,195	1.38%	41	4,389,453	0.58%	6,737,816	0.58%	2.10%
10	October 2024	755,262,275	717,919,706	61.64%	105	10,767,451	1.50%	40	4,345,603	0.61%	7,043,436	0.60%	2.35%
11	November 2024	717,919,706	687,510,948	59.03%	113	11,242,794	1.64%	47	4,552,096	0.66%	7,312,211	0.63%	1.94%
12	December 2024	687,510,948	655,385,698	56.27%	125	11,162,317	1.70%	47	4,402,334	0.67%	8,368,834	0.72%	2.08%
13	January 2025	655,385,698	622,906,411	53.48%	124	12,090,991	1.94%	55	4,921,030	0.79%	8,561,808	0.74%	2.14%
14	February 2025	622,906,411	595,470,571	51.13%	104	10,392,767	1.75%	35	3,493,458	0.59%	9,025,384	0.77%	1.86%
15	March 2025	595,470,571	562,820,932	48.32%	81	7,960,210	1.41%	29	3,045,650	0.54%	9,539,498	0.82%	2.21%
16	April 2025	562,820,932	534,132,445	45.86%	75	7,408,731	1.39%	26	2,740,647	0.51%	9,742,305	0.84%	2.02%
17	May 2025	534,132,445	509,076,329	43.71%	79	8,020,326	1.58%	25	2,782,835	0.55%	10,268,433	0.88%	1.83%
18	June 2025	509,076,329	486,085,155	41.74%	86	7,697,296	1.58%	34	3,086,706	0.64%	10,966,640	0.94%	1.72%
19	July 2025	486,085,155	458,619,643	39.38%	94	8,047,571	1.75%	32	3,241,576	0.71%	11,322,400	0.97%	2.03%
20	August 2025	458,619,643	434,399,925	37.30%	99	8,527,406	1.96%	27	2,552,500	0.59%	11,495,967	0.99%	1.88%
21	September 2025	434,399,925	414,075,866	35.55%	122	10,236,173	2.47%	50	4,207,853	1.02%	11,658,013	1.00%	1.65%
22	October 2025	414,075,866	392,949,968	33.74%	110	9,235,930	2.35%	37	3,364,694	0.86%	11,837,605	1.02%	1.74%
23	November 2025	392,949,968	376,141,274	32.30%	125	10,392,564	2.76%	37	2,977,983	0.79%	11,977,330	1.03%	1.45%
24	December 2025	376,141,274	355,943,940	30.56%	151	11,339,428	3.19%	47	3,663,915	1.03%	12,422,160	1.07%	1.72%
25	January 2026	355,943,940	337,447,615	28.97%	141	11,358,943	3.37%	51	4,263,680	1.26%	12,416,669	1.07%	1.64%
26	February 2026	337,447,615	320,699,918	27.54%	128	9,702,634	3.03%	59	4,101,339	1.28%	13,011,156	1.12%	1.56%
27	March 2026	320,699,918	302,201,822	25.95%	130	9,251,446	3.06%	53	3,924,506	1.30%	13,442,161	1.15%	1.69%
28	April 2026	302,201,822	284,446,475	24.42%	114	7,838,485	2.76%	45	2,778,782	0.98%	14,147,146	1.21%	1.67%
29	May 2026	284,446,475	270,663,410	23.24%	102	7,264,965	2.68%	37	2,877,604	1.06%	14,335,537	1.23%	1.40%
30	June 2026	270,663,410	256,084,821	21.99%	116	8,284,785	3.24%	43	3,416,271	1.33%	14,212,326	1.22%	1.51%
31	July 2026	256,084,821	240,724,009	20.67%	88	5,436,674	2.26%	27	1,866,832	0.78%	14,268,304	1.23%	1.61%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since January 2023.

(3)	Data includes Porsche vehicles only.

Porsche Financial Services, Inc.

2022 Retail Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	December 2022		1,284,878,960
1	January 2023	1,284,878,960	1,224,969,966	95.34%	89	9,929,356	0.81%	34	3,800,714	0.31%	1,432,691	0.11%	2.80%
2	February 2023	1,224,969,966	1,178,623,559	91.73%	113	12,117,565	1.03%	35	4,316,184	0.37%	1,600,809	0.12%	2.29%
3	March 2023	1,178,623,559	1,124,846,401	87.54%	121	13,239,056	1.18%	37	4,240,987	0.38%	1,478,418	0.12%	2.66%
4	April 2023	1,124,846,401	1,078,924,630	83.97%	142	14,859,237	1.38%	38	4,356,526	0.40%	1,927,667	0.15%	2.26%
5	May 2023	1,078,924,630	1,029,828,589	80.15%	136	13,721,524	1.33%	54	5,502,815	0.53%	2,704,686	0.21%	2.48%
6	June 2023	1,029,828,589	987,388,828	76.85%	126	12,158,630	1.23%	41	3,855,472	0.39%	3,597,396	0.28%	2.15%
7	July 2023	987,388,828	949,036,421	73.86%	121	11,538,550	1.22%	45	4,545,102	0.48%	4,266,795	0.33%	1.94%
8	August 2023	949,036,421	907,829,833	70.65%	129	12,774,689	1.41%	36	3,882,896	0.43%	4,955,573	0.39%	2.15%
9	September 2023	907,829,833	874,904,471	68.09%	146	14,399,725	1.65%	49	5,236,579	0.60%	5,297,447	0.41%	1.68%
10	October 2023	874,904,471	838,874,626	65.29%	140	13,541,705	1.61%	42	4,444,675	0.53%	5,434,152	0.42%	1.87%
11	November 2023	838,874,626	804,839,833	62.64%	144	12,594,309	1.56%	50	4,495,983	0.56%	6,448,491	0.50%	1.78%
12	December 2023	804,839,833	774,987,082	60.32%	145	13,360,685	1.72%	53	4,728,282	0.61%	6,702,035	0.52%	1.55%
13	January 2024	774,987,082	744,012,583	57.91%	168	15,470,644	2.08%	63	6,186,496	0.83%	6,875,203	0.54%	1.66%
14	February 2024	744,012,583	716,024,321	55.73%	145	12,905,704	1.80%	61	6,018,988	0.84%	7,190,400	0.56%	1.50%
15	March 2024	716,024,321	687,890,185	53.54%	107	9,307,249	1.35%	53	4,926,797	0.72%	8,267,818	0.64%	1.54%
16	April 2024	687,890,185	655,286,809	51.00%	128	10,574,503	1.61%	44	3,920,157	0.60%	8,755,665	0.68%	1.85%
17	May 2024	655,286,809	626,060,959	48.73%	117	9,676,180	1.55%	45	3,742,607	0.60%	9,763,192	0.76%	1.69%
18	June 2024	626,060,959	601,393,878	46.81%	116	9,505,773	1.58%	43	3,558,361	0.59%	9,933,934	0.77%	1.43%
19	July 2024	601,393,878	571,877,040	44.51%	126	9,888,569	1.73%	41	3,331,365	0.58%	10,901,235	0.85%	1.77%
20	August 2024	571,877,040	547,502,089	42.61%	121	9,549,522	1.74%	37	3,011,869	0.55%	11,664,303	0.91%	1.49%
21	September 2024	547,502,089	524,967,268	40.86%	138	10,709,063	2.04%	47	3,651,682	0.70%	12,508,563	0.97%	1.39%
22	October 2024	524,967,268	501,190,764	39.01%	126	9,583,947	1.91%	47	3,396,716	0.68%	12,784,326	0.99%	1.51%
23	November 2024	501,190,764	479,272,646	37.30%	111	8,667,081	1.81%	43	3,293,665	0.69%	12,992,464	1.01%	1.39%
24	December 2024	479,272,646	457,547,743	35.61%	127	9,423,058	2.06%	42	3,208,313	0.70%	13,232,052	1.03%	1.41%
25	January 2025	457,547,743	433,623,676	33.75%	125	9,141,140	2.11%	51	3,694,482	0.85%	13,453,552	1.05%	1.59%
26	February 2025	433,623,676	413,169,481	32.16%	119	8,764,822	2.12%	46	3,398,159	0.82%	13,303,784	1.04%	1.40%
27	March 2025	413,169,481	391,729,593	30.49%	125	8,445,364	2.16%	43	3,025,643	0.77%	13,544,678	1.05%	1.50%
28	April 2025	391,729,593	371,168,520	28.89%	87	6,247,380	1.68%	27	2,105,508	0.57%	14,193,961	1.10%	1.48%
29	May 2025	371,168,520	353,120,924	27.48%	95	6,780,916	1.92%	30	2,240,461	0.63%	14,170,833	1.10%	1.33%
30	June 2025	353,120,924	335,674,485	26.12%	101	6,658,759	1.98%	31	2,177,678	0.65%	14,432,436	1.12%	1.31%
31	July 2025	335,674,485	317,769,870	24.73%	121	8,096,272	2.55%	38	2,600,362	0.82%	14,862,499	1.16%	1.38%
32	August 2025	317,769,870	299,396,430	23.30%	103	6,909,695	2.31%	34	2,331,457	0.78%	14,973,048	1.17%	1.45%
33	September 2025	299,396,430	282,455,124	21.98%	117	7,785,767	2.76%	44	3,052,206	1.08%	15,089,330	1.17%	1.38%
34	October 2025	282,455,124	266,688,289	20.76%	119	7,360,590	2.76%	49	3,329,068	1.25%	15,233,866	1.19%	1.33%
35	November 2025	266,688,289	252,353,029	19.64%	122	7,186,932	2.85%	45	2,762,090	1.09%	15,414,583	1.20%	1.24%
36	December 2025	252,353,029	237,038,084	18.45%	147	8,422,637	3.55%	59	3,347,485	1.41%	15,684,714	1.22%	1.36%
37	January 2026	237,038,084	222,900,429	17.35%	133	7,355,025	3.30%	58	3,294,797	1.48%	15,950,745	1.24%	1.29%
38	February 2026	222,900,429	209,619,240	16.31%	113	6,118,678	2.92%	57	3,263,226	1.56%	16,078,723	1.25%	1.25%
39	March 2026	209,619,240	195,304,666	15.20%	123	6,637,931	3.40%	51	2,860,979	1.46%	16,212,306	1.26%	1.38%
40	April 2026	195,304,666	181,806,083	14.15%	117	6,181,769	3.40%	45	2,634,494	1.45%	16,497,244	1.28%	1.35%
41	May 2026	181,806,083	169,885,311	13.22%	104	5,370,058	3.16%	41	2,178,131	1.28%	16,923,916	1.32%	1.25%
42	June 2026	169,885,311	157,784,802	12.28%	105	4,934,391	3.13%	40	2,100,365	1.33%	16,904,305	1.32%	1.30%
43	July 2026	157,784,802	146,162,797	11.38%	104	4,686,588	3.21%	37	1,761,267	1.21%	17,040,397	1.33%	1.30%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since January 2022.

(3)	Data includes Porsche vehicles only.

Porsche Financial Services, Inc.

2021 Retail Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	December 2021		1,233,619,757
1	January 2022	1,233,619,757	1,186,642,249	96.19%	58	5,165,830	0.44%	11	881,059	0.07%	344,533	0.03%	2.08%
2	February 2022	1,186,642,249	1,133,394,608	91.88%	59	5,176,083	0.46%	15	1,421,832	0.13%	480,942	0.04%	2.67%
3	March 2022	1,133,394,608	1,077,966,880	87.38%	51	4,311,326	0.40%	16	1,546,652	0.14%	576,558	0.05%	2.78%
4	April 2022	1,077,966,880	1,032,588,336	83.70%	32	2,767,865	0.27%	12	1,124,690	0.11%	909,987	0.07%	2.26%
5	May 2022	1,032,588,336	986,552,968	79.97%	50	4,299,340	0.44%	6	418,834	0.04%	1,262,526	0.10%	2.35%
6	June 2022	986,552,968	941,116,936	76.29%	42	3,831,455	0.41%	14	1,322,750	0.14%	1,397,116	0.11%	2.36%
7	July 2022	941,116,936	907,060,140	73.53%	57	4,899,921	0.54%	10	968,040	0.11%	1,463,417	0.12%	1.69%
8	August 2022	907,060,140	867,041,914	70.28%	59	4,963,989	0.57%	17	1,306,870	0.15%	1,513,047	0.12%	2.12%
9	September 2022	867,041,914	829,693,925	67.26%	54	4,346,546	0.52%	17	1,304,927	0.16%	1,738,835	0.14%	2.00%
10	October 2022	829,693,925	798,983,636	64.77%	68	5,827,397	0.73%	17	1,270,947	0.16%	1,751,219	0.14%	1.61%
11	November 2022	798,983,636	766,605,067	62.14%	56	4,663,782	0.61%	16	1,519,402	0.20%	2,053,051	0.17%	1.76%
12	December 2022	766,605,067	741,325,529	60.09%	81	6,023,396	0.81%	21	1,632,625	0.22%	2,075,353	0.17%	1.28%
13	January 2023	741,325,529	711,361,474	57.66%	69	5,160,621	0.73%	28	2,153,051	0.30%	2,314,274	0.19%	1.58%
14	February 2023	711,361,474	684,614,871	55.50%	75	5,862,580	0.86%	23	1,984,468	0.29%	2,185,765	0.18%	1.56%
15	March 2023	684,614,871	657,882,098	53.33%	87	6,937,882	1.05%	27	2,557,437	0.39%	2,461,740	0.20%	1.51%
16	April 2023	657,882,097	634,514,549	51.44%	90	6,905,149	1.09%	29	2,535,818	0.40%	2,798,728	0.23%	1.28%
17	May 2023	634,514,549	607,854,363	49.27%	94	6,944,216	1.14%	33	2,616,421	0.43%	2,880,166	0.23%	1.57%
18	June 2023	607,854,363	581,163,106	47.11%	87	6,272,229	1.08%	38	2,719,811	0.47%	3,071,335	0.25%	1.61%
19	July 2023	581,163,106	558,147,905	45.24%	89	6,993,315	1.25%	34	2,640,956	0.47%	3,346,492	0.27%	1.37%
20	August 2023	558,147,905	534,906,544	43.36%	82	5,972,234	1.12%	33	2,703,021	0.51%	3,545,704	0.29%	1.43%
21	September 2023	534,906,544	513,659,955	41.64%	77	4,963,405	0.97%	30	2,187,211	0.43%	3,903,957	0.32%	1.30%
22	October 2023	513,394,371	491,318,289	39.84%	77	5,021,841	1.02%	33	2,124,984	0.43%	4,099,251	0.33%	1.41%
23	November 2023	491,318,289	471,141,610	38.20%	60	4,016,326	0.85%	24	1,535,817	0.33%	4,514,435	0.37%	1.29%
24	December 2023	471,141,610	453,274,979	36.76%	80	5,552,069	1.22%	29	1,820,704	0.40%	4,543,923	0.37%	1.11%
25	January 2024	453,274,979	433,996,343	35.19%	71	5,140,544	1.18%	36	2,622,327	0.60%	4,746,291	0.38%	1.27%
26	February 2024	433,996,343	416,891,729	33.81%	89	5,852,451	1.40%	28	2,277,361	0.55%	4,737,596	0.38%	1.10%
27	March 2024	416,891,729	398,488,762	32.31%	80	5,684,915	1.43%	30	2,168,503	0.54%	5,085,202	0.41%	1.26%
28	April 2024	398,488,762	380,047,451	30.82%	77	4,999,690	1.32%	32	2,444,062	0.64%	4,963,809	0.40%	1.30%
29	May 2024	380,047,451	361,429,145	29.31%	70	4,798,536	1.33%	39	2,850,304	0.79%	5,009,098	0.41%	1.35%
30	June 2024	361,429,145	345,817,057	28.04%	73	5,105,119	1.48%	38	2,728,967	0.79%	5,076,993	0.41%	1.11%
31	July 2024	345,817,057	327,661,392	26.57%	76	4,788,636	1.46%	34	2,381,345	0.73%	5,305,555	0.43%	1.37%
32	August 2024	327,661,392	311,152,918	25.23%	69	4,011,390	1.29%	22	1,688,149	0.54%	5,419,598	0.44%	1.27%
33	September 2024	311,152,918	295,488,393	23.96%	76	4,081,760	1.38%	31	1,843,982	0.62%	5,510,795	0.45%	1.23%
34	October 2024	295,488,393	278,256,183	22.56%	72	3,787,780	1.36%	17	857,146	0.31%	5,973,893	0.48%	1.40%
35	November 2024	278,256,183	263,359,834	21.36%	73	3,801,048	1.44%	22	1,286,661	0.49%	6,190,527	0.50%	1.22%
36	December 2024	263,359,834	248,260,063	20.13%	78	3,927,601	1.58%	24	1,199,361	0.48%	6,392,846	0.52%	1.28%
37	January 2025	248,260,063	233,077,560	18.90%	66	3,202,863	1.37%	26	1,337,538	0.57%	6,350,990	0.51%	1.33%
38	February 2025	233,077,560	219,390,032	17.79%	54	2,719,425	1.24%	18	905,029	0.41%	6,537,264	0.53%	1.23%
39	March 2025	219,390,032	205,184,235	16.64%	64	2,914,730	1.42%	15	862,054	0.42%	6,531,530	0.53%	1.32%
40	April 2025	205,184,235	191,796,086	15.55%	56	2,666,499	1.39%	15	674,091	0.35%	6,604,687	0.54%	1.29%
41	May 2025	191,796,086	179,776,830	14.58%	48	2,248,798	1.25%	14	785,021	0.44%	6,690,149	0.54%	1.20%
42	June 2025	179,776,830	168,109,718	13.63%	51	2,268,966	1.35%	16	794,140	0.47%	6,796,096	0.55%	1.20%
43	July 2025	168,109,718	156,214,792	12.67%	62	2,587,495	1.66%	25	1,038,199	0.66%	6,654,922	0.54%	1.26%
44	August 2025	156,214,792	145,207,291	11.77%	44	1,818,545	1.25%	19	757,968	0.52%	6,790,154	0.55%	1.22%
45	September 2025	145,207,291	134,306,250	10.89%	46	1,790,012	1.33%	18	725,794	0.54%	6,931,666	0.56%	1.25%
46	October 2025	134,306,250	123,976,243	10.05%	48	1,765,748	1.42%	18	736,220	0.59%	6,804,650	0.55%	1.23%
47	November 2025	123,976,243	115,613,915	9.37%	70	2,392,487	2.07%	16	686,233	0.59%	6,798,920	0.55%	1.00%
48	December 2025	115,613,915	106,282,998	8.62%	73	2,355,324	2.22%	26	1,046,898	0.99%	6,762,617	0.55%	1.20%
49	January 2026	106,282,998	97,336,444	7.89%	75	2,416,383	2.48%	29	964,007	0.99%	6,785,031	0.55%	1.20%
50	February 2026	97,336,444	89,230,232	7.23%	59	1,631,277	1.83%	25	802,474	0.90%	6,759,928	0.55%	1.15%

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
51	March 2026	89,230,232	80,566,593	6.53%	60	1,539,592	1.91%	28	775,254	0.96%	6,808,543	0.55%	1.27%
52	April 2026	80,566,593	72,822,718	5.90%	63	1,474,387	2.02%	26	642,413	0.88%	6,902,753	0.56%	1.21%
53	May 2026	72,822,718	66,063,084	5.36%	55	1,334,292	2.02%	22	582,246	0.88%	6,939,018	0.56%	1.13%
54	June 2026	66,063,084	59,425,218	4.82%	48	1,022,429	1.72%	24	481,241	0.81%	7,104,211	0.58%	1.17%
55	July 2026	59,425,218	53,301,442	4.32%	47	1,053,577	1.98%	19	437,032	0.82%	7,122,243	0.58%	1.14%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since January 2021.

(3)	Data includes Porsche vehicles only.

Porsche Financial Services, Inc.

PFAST 2025-1 Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	August 2025		912,417,565
1	October 2025	912,417,565	814,685,246	89.29%	21	1,852,976	0.23%	1	39,142	0.00%	-	-	2.94%
2	November 2025	814,685,246	771,862,577	84.60%	33	3,605,682	0.47%	12	1,180,750	0.15%	-	-	2.92%
3	December 2025	771,862,577	732,084,135	80.24%	42	4,750,485	0.65%	12	1,500,491	0.20%	-	-	2.77%
4	January 2026	732,084,135	690,326,692	75.66%	26	2,762,025	0.40%	7	1,052,881	0.15%	-	-	2.95%
5	February 2026	690,326,692	654,323,144	71.71%	27	2,138,315	0.33%	5	376,782	0.06%	456,567	0.05%	2.58%
6	March 2026	654,323,144	620,783,293	68.04%	42	3,615,067	0.58%	7	386,711	0.06%	772,996	0.08%	2.49%
7	April 2026	620,783,293	588,563,084	64.51%	41	3,790,939	0.64%	19	1,857,257	0.32%	901,304	0.10%	2.44%
8	May 2026	588,563,084	562,192,296	61.62%	43	4,181,450	0.74%	18	1,766,547	0.31%	727,858	0.08%	2.07%
9	June 2026	562,192,296	535,066,120	58.64%	37	3,046,318	0.57%	9	607,172	0.11%	1,301,131	0.14%	2.13%
10	July 2026	535,066,120	508,180,651	55.70%	38	4,344,546	0.85%	14	1,360,622	0.27%	1,424,269	0.16%	2.12%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since August 2025.

(3)	Data includes Porsche vehicles only.

PFAST 2025-1 Composition of the Receivables in the Pool
as of the Cut-off Date

Number of Receivables	8,557
Aggregate Outstanding Principal Balance	$912,417,564.50
Average	$106,628.21
Minimum	$10,007.84
Maximum	$396,801.04
Percentage New Vehicles	57.35%
Percentage CPO Vehicles	37.87%
Percentage Used Vehicles	4.78%
Percentage Porsche Vehicles	100.00%
Percentage Non-Porsche Vehicles	0.00%
APR
Weighted Average(1)	7.894%
Minimum	2.490%
Maximum	14.240%
Original Term to Maturity (Months)
Weighted Average(1)	71 months
Minimum	12 months
Maximum	84 months
Remaining Term to Maturity (Months)
Weighted Average(1)	63 months
Minimum	6 months
Maximum	83 months
FICO® Score(2)(3)
Weighted Average(1)	781
Minimum(3)	650
Maximum(3)	900
Weighted Average Loan-to-Value Ratio(1)(4)	93.99%

(1)	Weighted by outstanding principal balance as of the cut-off date.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(3)	FICO® scores are calculated as of the origination of the related receivables and exclude receivables of obligors for which no FICO® score was available as of the origination of the related receivable.

(4)	The loan-to-value ratio for new vehicles is calculated as the financed amount divided by the manufacturer’s suggested retail price (MSRP) at origination. The loan-to-value ratio for CPO and used vehicles is calculated as the financed amount divided by the selling price at origination.

Porsche Financial Services, Inc.

PFAST 2024-1 Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	October 2024		931,040,093
1	December 2024	931,040,093	840,150,087	90.24%	21	1,841,498	0.22%	1	119,555	0.01%	-	-	2.61%
2	January 2025	840,150,087	789,484,526	84.80%	25	2,368,594	0.30%	8	814,068	0.10%	-	-	3.03%
3	February 2025	789,484,526	747,263,938	80.26%	28	2,865,357	0.38%	9	840,224	0.11%	-	-	2.64%
4	March 2025	747,263,938	705,178,519	75.74%	23	2,191,028	0.31%	7	738,830	0.10%	-	-	2.68%
5	April 2025	705,178,519	668,916,627	71.85%	24	1,978,816	0.30%	10	912,419	0.14%	151,996	0.02%	2.38%
6	May 2025	668,916,627	635,686,659	68.28%	22	1,619,924	0.25%	6	428,024	0.07%	232,901	0.03%	2.26%
7	June 2025	635,686,659	606,295,499	65.12%	31	2,688,419	0.44%	10	786,075	0.13%	472,011	0.05%	2.01%
8	July 2025	606,295,499	570,435,595	61.27%	36	3,013,632	0.53%	11	1,004,304	0.18%	615,920	0.07%	2.47%
9	August 2025	570,435,595	537,733,369	57.76%	38	3,507,346	0.65%	6	506,082	0.09%	739,319	0.08%	2.33%
10	September 2025	537,733,369	510,731,150	54.86%	34	3,172,598	0.62%	20	1,933,541	0.38%	740,736	0.08%	2.00%
11	October 2025	510,731,150	483,814,981	51.96%	36	3,519,614	0.73%	17	1,895,205	0.39%	876,714	0.09%	2.06%
12	November 2025	483,814,981	462,741,124	49.70%	53	4,260,611	0.92%	16	1,340,105	0.29%	1,338,075	0.14%	1.62%
13	December 2025	462,741,124	438,409,606	47.09%	75	5,675,020	1.29%	19	1,871,115	0.43%	1,510,234	0.16%	1.90%
14	January 2026	438,409,606	415,594,849	44.64%	67	4,633,896	1.12%	21	1,941,165	0.47%	1,508,747	0.16%	1.90%
15	February 2026	415,594,849	392,852,216	42.19%	53	3,521,676	0.90%	16	1,004,273	0.26%	2,132,984	0.23%	1.84%
16	March 2026	392,852,216	370,155,535	39.76%	46	2,972,357	0.80%	13	951,255	0.26%	2,306,908	0.25%	1.95%
17	April 2026	370,155,535	350,461,528	37.64%	57	3,535,576	1.01%	20	1,148,907	0.33%	2,228,499	0.24%	1.79%
18	May 2026	350,461,528	331,930,171	35.65%	53	3,708,158	1.12%	17	1,303,041	0.39%	2,291,431	0.25%	1.70%
19	June 2026	331,930,171	314,789,842	33.81%	49	3,363,269	1.07%	17	1,085,929	0.34%	2,414,782	0.26%	1.64%
20	July 2026	314,789,842	296,860,317	31.88%	45	3,194,623	1.08%	13	860,363	0.29%	2,312,588	0.25%	1.72%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since October 2024.

(3)	Data includes Porsche vehicles only.

PFAST 2024-1 Composition of the Receivables in the Pool
as of the Cut-off Date

Number of Receivables	10,617
Aggregate Outstanding Principal Balance	$931,040,092.52
Average	$87,693.33
Minimum	$5,004.50
Maximum	$299,752.60
Percentage New Vehicles	58.78%
Percentage CPO Vehicles	36.91%
Percentage Used Vehicles	4.30%
Percentage Porsche Vehicles	100.00%
Percentage Non-Porsche Vehicles	0.00%
APR
Weighted Average(1)	8.147%
Minimum	1.740%
Maximum	14.240%
Original Term to Maturity (Months)
Weighted Average(1)	70 months
Minimum	12 months
Maximum	84 months
Remaining Term to Maturity (Months)
Weighted Average(1)	60 months
Minimum	6 months
Maximum	84 months
FICO® Score(2)(3)
Weighted Average(1)	785
Minimum(3)	650
Maximum(3)	900
Weighted Average Loan-to-Value Ratio(1)(4)	93.28%

(1)	Weighted by outstanding principal balance as of the cut-off date.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(3)	FICO® scores are calculated as of the origination of the related receivables and exclude receivables of obligors for which no FICO® score was available as of the origination of the related receivable.

(4)	The loan-to-value ratio for new vehicles is calculated as the financed amount divided by the manufacturer’s suggested retail price (MSRP) at origination. The loan-to-value ratio for CPO and used vehicles is calculated as the financed amount divided by the selling price at origination.

Porsche Financial Services, Inc.

PFAST 2023-2 Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	September 2023		1,083,128,601
1	November 2023	1,083,128,601	980,612,053	90.54%	93	7,605,206	0.78%	19	1,274,383	0.13%	-	-	3.39%
2	December 2023	980,612,053	934,967,139	86.32%	123	11,510,920	1.23%	25	1,882,102	0.20%	-	-	2.11%
3	January 2024	934,967,139	886,553,664	81.85%	113	9,249,084	1.04%	34	2,848,009	0.32%	-	-	2.27%
4	February 2024	886,553,664	846,113,085	78.12%	106	7,994,045	0.94%	31	2,628,975	0.31%	-	-	1.96%
5	March 2024	846,113,085	806,723,953	74.48%	103	9,498,220	1.18%	22	1,890,317	0.23%	240,858	0.02%	1.93%
6	April 2024	806,723,953	762,417,077	70.39%	73	5,575,407	0.73%	28	2,583,690	0.34%	365,609	0.03%	2.18%
7	May 2024	762,417,077	724,482,328	66.89%	89	$6,671,066	0.92%	21	1,788,718	0.25%	1,214,653	0.11%	1.92%
8	June 2024	724,482,328	688,163,378	63.53%	77	$5,817,406	0.85%	27	1,920,100	0.28%	1,465,816	0.14%	1.91%
9	July 2024	688,163,378	651,504,038	60.15%	93	$6,820,406	1.05%	18	1,121,608	0.17%	1,761,492	0.16%	1.97%
10	August 2024	651,504,038	618,757,651	57.13%	109	$7,409,490	1.20%	25	1,605,703	0.26%	2,164,898	0.20%	1.79%
11	September 2024	618,757,651	589,189,554	54.40%	91	$6,851,934	1.16%	35	2,909,576	0.49%	2,383,370	0.22%	1.69%
12	October 2024	589,189,554	554,784,602	51.22%	108	$7,466,669	1.35%	28	2,247,966	0.41%	2,252,033	0.21%	1.95%
13	November 2024	554,784,602	525,419,160	48.51%	101	$6,897,933	1.31%	31	2,210,527	0.42%	2,546,218	0.24%	1.79%
14	December 2024	525,419,160	495,687,477	45.76%	112	$7,622,758	1.54%	26	1,897,251	0.38%	2,722,543	0.25%	1.83%
15	January 2025	495,687,477	466,980,499	43.11%	107	$6,968,502	1.49%	30	2,029,730	0.43%	3,052,699	0.28%	1.83%
16	February 2025	466,980,499	443,809,418	40.97%	82	$5,858,900	1.32%	24	1,482,663	0.33%	3,331,490	0.31%	1.52%
17	March 2025	443,809,418	415,792,972	38.39%	82	$5,840,698	1.40%	16	1,227,174	0.30%	3,697,622	0.34%	1.89%
18	April 2025	415,792,972	391,004,906	36.10%	57	$3,892,707	1.00%	11	626,223	0.16%	3,845,443	0.36%	1.76%
19	May 2025	391,004,906	368,719,199	34.04%	75	$5,922,779	1.61%	15	1,428,400	0.39%	3,948,757	0.36%	1.63%
20	June 2025	368,719,199	348,115,064	32.14%	70	$4,639,416	1.33%	18	1,365,856	0.39%	4,147,702	0.38%	1.59%
21	July 2025	348,115,064	325,068,491	30.01%	84	$5,046,133	1.55%	21	1,601,230	0.49%	4,042,796	0.37%	1.79%
22	August 2025	325,068,491	305,557,054	28.21%	81	$4,769,181	1.56%	21	1,377,575	0.45%	4,148,169	0.38%	1.60%
23	September 2025	305,557,054	286,485,791	26.45%	89	$5,474,542	1.91%	29	1,705,400	0.60%	4,204,358	0.39%	1.64%
24	October 2025	286,485,791	268,810,040	24.82%	82	$4,329,473	1.61%	22	1,322,088	0.49%	3,998,305	0.37%	1.61%
25	November 2025	268,810,040	254,087,325	23.46%	108	$5,419,811	2.13%	30	1,530,859	0.60%	3,962,502	0.37%	1.39%
26	December 2025	254,087,325	237,689,347	21.94%	117	$5,728,771	2.41%	31	1,450,528	0.61%	4,227,394	0.39%	1.53%
27	January 2026	237,689,347	221,698,672	20.47%	103	$5,258,100	2.37%	29	1,273,092	0.57%	4,149,627	0.38%	1.65%
28	February 2026	221,698,672	207,625,658	19.17%	106	$5,234,619	2.52%	41	2,422,263	1.17%	4,241,854	0.39%	1.52%
29	March 2026	207,625,658	191,981,875	17.72%	92	$4,249,861	2.21%	33	1,445,642	0.75%	4,300,483	0.40%	1.69%
30	April 2026	191,981,875	177,504,614	16.39%	84	$3,536,998	1.99%	25	1,011,062	0.57%	4,723,639	0.44%	1.62%
31	May 2026	177,504,614	166,441,881	15.37%	99	$3,804,145	2.29%	24	$895,756	0.54%	4,888,784	0.45%	1.42%
32	June 2026	166,441,881	154,683,604	14.28%	85	$3,704,852	2.40%	31	1,323,700	0.86%	4,831,040	0.45%	1.56%
33	July 2026	154,683,604	142,994,080	13.20%	72	$2,585,870	1.81%	19	547,657	0.38%	4,885,323	0.45%	1.60%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since September 2023.

(3)	Data includes Porsche vehicles only.

PFAST 2023-2 Composition of the Receivables in the Pool
as of the Cut-off Date

Number of Receivables	16,098
Aggregate Outstanding Principal Balance	$1,083,128,601.33
Average	$67,283.43
Minimum	$10,002.95
Maximum	$298,937.45
Percentage New Vehicles	56.34%
Percentage CPO Vehicles	39.04%
Percentage Used Vehicles	4.63%
Percentage Porsche Vehicles	100.00%
Percentage Non-Porsche Vehicles	0.00%
APR
Weighted Average(1)	6.403%
Minimum	1.890%
Maximum	13.490%
Original Term to Maturity (Months)
Weighted Average(1)	70 months
Minimum	12 months
Maximum	84 months
Remaining Term to Maturity (Months)
Weighted Average(1)	56 months
Minimum	6 months
Maximum	84 months
FICO® Score(2)(3)
Weighted Average(1)	781
Minimum(3)	660
Maximum(3)	900
Weighted Average Loan-to-Value Ratio(1)(4)	96.30%

(1)	Weighted by outstanding principal balance as of the cut-off date.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(3)	FICO® scores are calculated as of the origination of the related receivables and exclude receivables of obligors for which no FICO® score was available as of the origination of the related receivable.

(4)	The loan-to-value ratio for new vehicles is calculated as the financed amount divided by the manufacturer’s suggested retail price (MSRP) at origination. The loan-to-value ratio for CPO and used vehicles is calculated as the financed amount divided by the selling price at origination.

Porsche Financial Services, Inc.

PFAST 2023-1 Portfolio(3)

Static Pool Data through July 31, 2026

Month	Date	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	Number of Accounts 30+ Days Delinquent(1)	30+ Days Delinquent(1) ($)	30+ Days Delinquent % of Ending Balance(1)	Number of Accounts 60+ Days Delinquent(1)	60+ Days Delinquent(1) ($)	60+ Days Delinquent % of Ending Balance(1)	Cumulative Net Losses(2) ($)	Cumulative Net Losses % of Initial Pool Balance(2)	Prepayment Speed (1 month ABS)
0	April 2023		1,122,568,278
1	June 2023	1,122,568,278	1,023,393,359	91.17%	49	4,245,256	0.41%	10	748,476	0.07%	-	-	3.67%
2	July 2023	1,023,393,359	980,670,988	87.36%	60	5,329,215	0.54%	17	1,560,829	0.16%	-	-	2.05%
3	August 2023	980,670,988	934,983,874	83.29%	68	5,953,930	0.64%	12	1,401,738	0.15%	73,980	0.01%	2.25%
4	September 2023	934,983,874	896,630,856	79.87%	70	6,233,792	0.70%	22	1,879,950	0.21%	216,117	0.02%	1.89%
5	October 2023	896,630,856	856,526,303	76.30%	73	6,134,196	0.72%	17	1,545,854	0.18%	474,629	0.04%	2.03%
6	November 2023	856,526,303	819,632,286	73.01%	67	5,521,001	0.67%	21	1,937,828	0.24%	732,604	0.07%	1.89%
7	December 2023	819,632,286	786,721,153	70.08%	93	7,303,505	0.93%	24	1,994,368	0.25%	761,285	0.07%	1.70%
8	January 2024	786,721,153	753,158,354	67.09%	90	7,560,404	1.00%	28	2,176,372	0.29%	1,245,382	0.11%	1.76%
9	February 2024	753,158,354	722,100,508	64.33%	87	6,715,449	0.93%	21	1,776,953	0.25%	1,483,664	0.13%	1.64%
10	March 2024	722,100,508	691,176,838	61.57%	86	6,837,572	0.99%	24	1,965,848	0.28%	1,804,904	0.16%	1.62%
11	April 2024	691,176,838	656,927,701	58.52%	80	6,302,445	0.96%	23	1,790,136	0.27%	1,956,980	0.17%	1.84%
12	May 2024	656,927,701	624,283,966	55.61%	57	4,749,783	0.76%	19	1,838,557	0.29%	2,380,606	0.21%	1.80%
13	June 2024	624,283,966	597,069,701	53.19%	52	4,188,509	0.70%	14	1,101,289	0.18%	2,532,098	0.23%	1.52%
14	July 2024	597,069,701	567,678,284	50.57%	75	5,715,636	1.01%	20	1,745,846	0.31%	3,228,139	0.29%	1.72%
15	August 2024	567,678,284	541,665,123	48.25%	73	5,401,175	1.00%	18	1,408,255	0.26%	3,850,220	0.34%	1.45%
16	September 2024	541,665,123	517,992,664	46.14%	99	6,852,038	1.32%	27	1,876,294	0.36%	4,183,535	0.37%	1.42%
17	October 2024	517,992,664	492,407,148	43.86%	81	6,249,417	1.27%	28	1,944,756	0.39%	4,402,564	0.39%	1.56%
18	November 2024	492,407,148	469,726,552	41.84%	73	5,473,715	1.17%	23	1,811,763	0.39%	4,317,563	0.38%	1.49%
19	December 2024	469,726,552	446,778,740	39.80%	85	5,672,472	1.27%	23	1,753,997	0.39%	4,427,915	0.39%	1.55%
20	January 2025	446,778,740	423,041,154	37.69%	69	5,060,417	1.20%	28	1,697,704	0.40%	4,451,472	0.40%	1.63%
21	February 2025	423,041,154	401,867,568	35.80%	83	5,929,288	1.48%	23	1,748,955	0.44%	4,401,594	0.39%	1.48%
22	March 2025	401,867,568	379,249,885	33.78%	82	4,832,554	1.27%	23	1,585,645	0.42%	4,592,905	0.41%	1.64%
23	April 2025	379,249,885	358,152,681	31.90%	62	4,233,738	1.18%	19	1,468,175	0.41%	4,831,466	0.43%	1.46%
24	May 2025	358,152,681	338,254,394	30.13%	63	3,996,815	1.18%	18	1,394,519	0.41%	5,097,799	0.45%	1.52%
25	June 2025	338,254,394	320,661,553	28.56%	65	4,072,288	1.27%	17	1,230,459	0.38%	5,354,625	0.48%	1.36%
26	July 2025	320,661,553	301,240,921	26.83%	79	5,182,840	1.72%	24	1,607,914	0.53%	5,794,584	0.52%	1.52%
27	August 2025	301,240,921	282,920,441	25.20%	69	4,286,218	1.51%	15	828,085	0.29%	5,795,071	0.52%	1.53%
28	September 2025	282,920,441	266,203,892	23.71%	73	4,523,773	1.70%	24	1,641,673	0.62%	5,720,603	0.51%	1.44%
29	October 2025	266,203,892	250,605,511	22.32%	75	4,544,171	1.81%	24	1,862,561	0.74%	5,657,493	0.50%	1.37%
30	November 2025	250,605,511	237,432,333	21.15%	104	5,895,224	2.48%	27	1,570,144	0.66%	5,815,938	0.52%	1.21%
31	December 2025	237,432,333	222,762,064	19.84%	100	5,422,722	2.43%	32	1,610,661	0.72%	5,999,897	0.53%	1.36%
32	January 2026	222,762,064	209,066,794	18.62%	88	4,624,893	2.21%	36	1,757,808	0.84%	6,225,530	0.55%	1.39%
33	February 2026	209,066,794	196,346,933	17.49%	80	4,214,252	2.15%	31	1,731,718	0.88%	6,091,249	0.54%	1.30%
34	March 2026	196,346,933	181,685,476	16.18%	85	4,294,166	2.36%	31	1,784,847	0.98%	6,070,541	0.54%	1.51%
35	April 2026	181,685,476	168,410,101	15.00%	81	3,866,690	2.30%	25	1,287,891	0.76%	6,296,198	0.56%	1.48%
36	May 2026	168,410,101	157,075,311	13.99%	77	3,514,660	2.24%	26	1,255,460	0.80%	6,358,899	0.57%	1.29%
37	June 2026	157,075,311	146,388,978	13.04%	67	2,880,948	1.97%	26	1,172,051	0.80%	6,161,626	0.55%	1.27%
38	July 2026	146,388,978	135,802,886	12.10%	72	3,038,153	2.24%	25	989,776	0.73%	5,996,874	0.53%	1.27%

(1)	Delinquency statistics as of the end of the reported period.

(2)	Cumulative net losses since April 2023.

(3)	Data includes Porsche vehicles only.

PFAST 2023-1 Composition of the Receivables in the Pool
as of the Cut-off Date

Number of Receivables	14,404
Aggregate Outstanding Principal Balance	$1,138,167,171.15
Average	$79,017.44
Minimum	$7,838.25
Maximum	$299,197.66
Percentage New Vehicles	63.84%
Percentage CPO Vehicles	31.36%
Percentage Used Vehicles	4.79%
Percentage Porsche Vehicles	100.00%
Percentage Non-Porsche Vehicles	0.00%
APR
Weighted Average(1)	6.068%
Minimum	1.950%
Maximum	13.490%
Original Term to Maturity (Months)
Weighted Average(1)	69 months
Minimum	12 months
Maximum	84 months
Remaining Term to Maturity (Months)
Weighted Average(1)	60 months
Minimum	6 months
Maximum	84 months
FICO® Score(2)(3)
Weighted Average(1)	781
Minimum(3)	650
Maximum(3)	900
Weighted Average Loan-to-Value Ratio(1)(4)	97.04%

(1)	Weighted by outstanding principal balance as of the cut-off date.

(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(3)	FICO® scores are calculated as of the origination of the related receivables and exclude receivables of obligors for which no FICO® score was available as of the origination of the related receivable.

(4)	The loan-to-value ratio for new vehicles is calculated as the financed amount divided by the manufacturer’s suggested retail price (MSRP) at origination. The loan-to-value ratio for CPO and used vehicles is calculated as the financed amount divided by the selling price at origination.

Retail Deal Performance Charts

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the sponsor, the servicer or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Porsche Financial Auto Securitization Trust 2026-1

Issuing Entity

Class A-1 Notes	$200,000,000
Class A-2a Notes	$225,500,000
Class A-2b Notes	$100,000,000
Class A-3 Notes	$325,500,000
Class A-4 Notes	$60,000,000

Porsche Auto Funding LLC

Depositor

Porsche Funding Limited Partnership

Seller

Porsche Financial Services, Inc.

Sponsor, Originator and Servicer

PROSPECTUS

JOINT BOOKRUNNERS

Wells Fargo Securities	RBC Capital Markets	SOCIETE GENERALE	Truist Securities

Co-Managers

DZ Financial Markets	Scotiabank

Until December 22, 2026, which is ninety days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.